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Filed pursuant to Rule 424(b)(2)
Commission File No. 333-118722

P R O S P E C T U S  S U P P L E M E N T
(To prospectus dated January 14, 2005)

28,616,670 Shares

ACE Limited

Ordinary Shares
$45.58 per share

        We are offering 28,616,670 ordinary shares. We have granted the underwriters an option to purchase up to 4,292,500 additional ordinary shares.

        Our ordinary shares are listed on the New York Stock Exchange under the symbol "ACE." The last reported sale price of our ordinary shares on the New York Stock Exchange on October 3, 2005 was $45.58 per share.

        Investing in our ordinary shares involves risks. See "Risk Factors" beginning on page S-12.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$45.58	$1,304,347,819
Underwriting Discount	$1.0255	$29,346,395
Proceeds, before expenses to ACE	$44.5545	$1,275,001,424

        The underwriters expect to deliver the ordinary shares to purchasers on or about October 6, 2005.

Joint Book-Running Managers
Citigroup	Goldman, Sachs & Co.

Banc of America Securities LLC
Deutsche Bank Securities
JPMorgan
Wachovia Securities

The date of this prospectus supplement is October 3, 2005.

        No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made hereunder and thereunder, shall, under any circumstances, create any implication that there has been no change in the affairs of ACE Limited since the date of this prospectus supplement or the accompanying prospectus or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

        ACE Limited is prohibited from making any invitation to the public of the Cayman Islands to purchase the ordinary shares. Non-resident or exempted companies or other non-resident or exempted entities established in the Cayman Islands, however, may purchase the ordinary shares.

FORWARD-LOOKING STATEMENTS

        The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Any written or oral statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors (which are described in more detail elsewhere in this prospectus supplement and the accompanying prospectus and in our SEC filings that we have incorporated by reference) include but are not limited to:

  •
  losses arising out of Hurricanes Katrina and Rita and the flooding in New Orleans which could be affected by:

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  the number of insureds and ceding companies affected by the hurricane,

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  the amount and timing of losses actually incurred and reported by insureds,

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  the preliminary nature of reports and estimates of loss to date,

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  communication and access issues,

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  the impact of these losses on our reinsurers,

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  the cost of building materials and labor,

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  the amount and timing of reinsurance recoverables actually received,

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  lawsuits seeking to compel insurers to pay damages caused by flooding, and

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  complex coverage and regulatory issues such as whether losses occurred from storm surge or flooding;

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  actions that rating agencies may take from time to time, such as changes in our claims-paying, financial strength or credit ratings or placing these ratings on credit watch negative or the equivalent, which recently occurred in the aftermath of Hurricane Katrina and the New Orleans flood;

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  global political conditions, the occurrence of any terrorist attacks, including any nuclear, biological or chemical events, or the outbreak and effects of war, and possible business disruption or economic contraction that may result from such events;

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  the ability to collect reinsurance recoverables, credit developments of reinsurers, and any delays with respect thereto and changes in the cost, quality or availability of reinsurance;

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  the occurrence of catastrophic events or other insured or reinsured events with a frequency or severity exceeding our estimates;

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  actual loss experience from insured or reinsured events and the timing of claim payments;

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  the uncertainties of the loss-reserving and claims-settlement processes, including the difficulties associated with assessing environmental damage and asbestos-related latent injuries, the impact of aggregate-policy-coverage limits, and the impact of bankruptcy protection sought by various asbestos producers and other related businesses and the timing of loss payments;

  •
  judicial decisions and rulings, new theories of liability, and legal tactics;

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  the effects of public company bankruptcies and/or accounting restatements, as well as disclosures by and investigations of public companies relating to possible accounting irregularities, and other corporate governance issues, including the effects of such events on:

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  the capital markets;

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    the markets for directors and officers and errors and omissions insurance; and

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    claims and litigation arising out of such disclosures or practices by other companies;

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  uncertainties relating to governmental, legislative and regulatory policies, developments, investigations and treaties, which, among other things, could subject us to insurance regulation or taxation in additional jurisdictions or affect our current operations;

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  the actual amount of new and renewal business, market acceptance of our products, and risks associated with the introduction of new products and services and entering new markets, including regulatory constraints on exit strategies;

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  the competitive environment in which we operate, including trends in pricing or in policy terms and conditions, which may differ from our projections and changes in market conditions that could render our business strategies ineffective or obsolete;

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  developments in global financial markets, including changes in interest rates, stock markets and other financial markets, and foreign currency exchange rate fluctuations, which could affect our statement of operations, investment portfolio and financing plans;

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  the potential impact from government-mandated insurance coverage for acts of terrorism;

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  the availability of borrowings and letters of credit under our credit facilities;

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  changes in the distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers;

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  material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements;

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  the effects of investigations into market practices in the U.S. property and casualty industry;

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  changing rates of inflation and other economic conditions;

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  the amount of dividends received from subsidiaries;

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  loss of the services of any of our executive officers without suitable replacements being recruited in a reasonable time frame;

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  the ability of technology to perform as anticipated; and

  •
  management's response to these factors.

        The words "believe", "anticipate", "estimate", "project", "should", "plan", "expect", "intend", "hope", "will likely result" or "will continue", and variations thereof and similar expressions, identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information about ACE Limited and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the ordinary shares. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference prior to deciding whether to purchase ordinary shares. Unless the context otherwise requires, the terms "ACE," "we," "our," "the group" and "us" and other similar terms mean ACE Limited and its subsidiaries.

ACE Limited

General

        ACE Limited is the Bermuda-based holding company of the ACE Group of Companies incorporated with limited liability under the Cayman Islands Companies Law. We created our business office in Bermuda in 1985 when we initially incorporated the Company and we continue to maintain our business office in Bermuda. Through our various operating subsidiaries, we provide a broad range of insurance and reinsurance products to insureds worldwide through operations in the U.S. and over 50 other countries. As of June 30, 2005, we had total assets of approximately $58.1 billion and shareholders' equity of approximately $10.5 billion.

        We operate through four business segments:

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    Insurance—North American;

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    Insurance—Overseas General;

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    Global Reinsurance; and

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    Financial Services.

Strategy

        Our long-term business strategy focuses on achieving underwriting profits and providing value to our clients and shareholders through the utilization of our substantial capital base in the insurance and reinsurance markets. As part of this strategy, we have made a number of acquisitions and have entered into strategic alliances that diversify our operations, both geographically and by product type. Each completed transaction filled a particular niche and added additional expertise and market access to the group. In addition, we continue to review, and adjust where appropriate, our portfolio of products. As a result, we have evolved from a highly specialized corporate insurer focusing on excess liability and directors and officers liability ("D&O") to a widely diversified global insurance and reinsurance operation servicing clients in every major insurance market in the world.

Our Operating Segments

  Insurance—North American

        The Insurance—North American segment comprises our property and casualty ("P&C") operations in the U.S., Canada and Bermuda. This segment includes the operations of ACE USA (including ACE Canada), ACE Westchester Specialty and ACE Bermuda. ACE USA comprises the U.S. and Canadian operations of ACE INA.

        ACE USA operates through several insurance companies using a network of offices throughout the U.S. and Canada and provides a broad range of P&C insurance and reinsurance products to a diverse group of commercial and non-commercial enterprises and consumers. These products include excess liability, excess property, workers' compensation, general liability, automobile liability, professional lines, aerospace, accident and health ("A&H") coverages as well as claim and risk management products and services.

        The operations of ACE USA also include run-off operations, which include Brandywine Holdings Corporation, or Brandywine, Commercial Insurance Services, or CIS, residual market workers' compensation business, pools and syndicates not attributable to a single business group, the run-off of open market facilities and the run-off results of various other smaller exited lines of business. Run-off operations do not actively sell insurance products, but are responsible for the management of existing policies and related claims. ACE Westchester Specialty and Brandywine contain substantially all of ACE INA's asbestos, environmental and latent injury ("A&E") exposures. Brandywine also contains various run-off insurance and reinsurance businesses. During the first quarter of 2005, we agreed to sell three of our run-off reinsurance units—ACE American Reinsurance Company, Brandywine Reinsurance Co. (UK) Ltd. and Brandywine Reinsurance Company S.A.-N.V. to Randall & Quilter Investment Holdings Limited, an international insurance firm. The sale, which is subject to approval by the Pennsylvania Insurance Department and the U.K. Financial Services Authority, is expected to close by year-end 2005.

        ACE Westchester Specialty is our U.S.-based wholesale focused excess and surplus ("E&S") property and casualty operation. ACE Bermuda provides commercial insurance products to a global client base, covering risks that are generally low in frequency and high in severity. Generally, this operation retains significant insurance risk on the contracts that it writes (up to $90 million per risk after reinsurance).

  Insurance—Overseas General

        The Insurance—Overseas General segment consists of ACE International, which comprises our network of indigenous insurance operations, and the insurance operations of ACE Global Markets. This segment has four regions of operations: ACE Asia Pacific, ACE Far East, ACE Latin America and the ACE European Group, which comprises ACE Europe and ACE Global Markets branded business. The Insurance—Overseas General segment writes a variety of insurance products including property, casualty, professional lines (D&O and errors & omisssions), marine, energy, aviation, political risk, consumer-oriented products and A&H—principally being supplemental accident. ACE International provides insurance coverage on a worldwide basis. ACE Global Markets comprises our insurance operations within ACE European Group Limited and at Lloyd's via Syndicate 2488. ACE provides funds at Lloyd's to support underwriting by Syndicate 2488. Syndicate 2488 is managed by ACE Underwriting Agencies Limited and was one of the largest syndicates trading at Lloyd's for the 2004 year, with an underwriting capacity of £550 million. ACE European Group Limited underwrites U.K. and Continental Europe insurance and reinsurance business and at December 31, 2004, held cross-border permissions in 27 European Economic Area countries and was also eligible to underwrite E&S business in 40 U.S. states.

  Global Reinsurance

        The Global Reinsurance segment comprises ACE Tempest Re Bermuda, ACE Tempest Re USA, and ACE Tempest Re Europe. Global Reinsurance markets its reinsurance products worldwide under the ACE Tempest Re brand name and provides a broad range of coverages to a diverse range of primary P&C companies. ACE Tempest Re Bermuda principally provides property catastrophe reinsurance globally to insurers of commercial and personal property. ACE Tempest Re USA acts as an underwriting agency on behalf of three of our U.S. companies and focuses on writing property per risk and casualty reinsurance, including marine, general aviation, surety and facultative, principally on a treaty basis, with a weighting toward casualty. ACE Tempest Re Europe offers clients coverage through four divisions; Lloyd's Syndicate 2488 and ACE European Group Limited in London, ACE European Markets Reinsurance Limited in Dublin and a division in Bermuda writing aviation business on behalf of London. The London and Dublin divisions write all lines of traditional and specialty property, casualty, marine, aviation, and medical malpractice but are oriented to specialty and short-tail products. The Global Reinsurance segment also includes ACE Tempest Life Re which is a niche player in the life reinsurance market and principally provides reinsurance coverage to other life insurance companies focusing on guarantees included in certain annuity products (fixed and variable).

  Financial Services

        The Financial Services segment consists of our financial solutions business and our proportionate share of the earnings of Assured Guaranty Ltd, our former financial guaranty subsidiary, 65% of the stock of which we sold in April 2004. The financial solutions business is primarily conducted through ACE Financial Solutions ("AFS") and ACE Financial Solutions International ("AFSI"). AFS was established in April 2000 as an operating division of ACE USA, with employees based in Philadelphia and New York. AFS consists of three lines of business: structured products, retroactive contracts in the form of loss portfolio transfers ("LPTs") and principal finance. The structured life and A&H lines of business were discontinued in December 2002. AFSI started in 1995 as a line of business within ACE Bermuda. Based in Bermuda, AFSI offers structured products and LPTs.

Recent Developments

Hurricanes Katrina and Rita

        On August 29, 2005, Hurricane Katrina, a Category 4 storm, struck the Gulf Coast of the United States. The hurricane and the subsequent flooding caused by the failure of the levee system in New Orleans have produced significant losses. Due to the size and complexity of the storm and flooding, total covered losses for the insurance industry remain hard to predict, and estimates continue to increase. However, industry sources have estimated that the losses arising out of Hurricane Katrina and the New Orleans flood will result in the largest insured loss in history.

        ACE's preliminary estimates indicate that total net losses related to Hurricane Katrina and the New Orleans flood for the entire ACE Group of Companies will be approximately $550 million after tax. These losses will materially negatively impact our third quarter and full year 2005 financial results. On September 24, 2005, Hurricane Rita, a Category 3 hurricane, struck the Gulf Coast of the United States. Hurricane Rita has produced numerous losses, though significantly less than the losses attributable to Hurricane Katrina and the New Orleans flood. ACE's preliminary estimates indicate that total net losses related to Hurricane Rita for the entire ACE Group of Companies will be approximately $100 million to $150 million after tax. These estimates were based on ground-up reviews, which, with respect to Hurricane Rita, are still underway, of a substantial majority of our in-force direct policies that we believe are affected and information, which, with respect to Hurricane Rita, is still being received and evaluated, from our insureds and cedents and internal modeling with respect to our in-force reinsurance policies that we believe are affected. Actual losses may vary materially from these estimates as a result of, among other things, the receipt of additional information from insureds or brokers, the attribution of losses to coverages that for the purpose of our estimates we assumed would not be exposed and inflation in repair costs due to the limited availability of labor and materials.

        In the aftermath of Hurricane Katrina and the New Orleans flood, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") placed us and our insurance subsidiaries, as well as a significant number of other insurance companies, on credit watch negative or the equivalent. See "Risk Factors—Risks Related to Hurricanes Katrina and Rita and the New Orleans Flood."

Business-Practice Related Investigations and Litigation

        As previously disclosed, ACE, its subsidiaries and affiliates have received numerous subpoenas, interrogatories and civil investigative demands in connection with the pending investigations of insurance industry practices. These inquiries have been issued by a number of attorneys general, state departments of insurance, and state and federal regulatory authorities, including the New York Attorney General (the "NYAG"), the Pennsylvania Department of Insurance, the Securities and Exchange Commission and the United States Attorney for the Southern District of New York. These inquiries seek information concerning underwriting practices and non-traditional or loss mitigation insurance products. These inquiries began in June 2004 and ACE continues to receive additional requests for information and subpoenas. ACE is cooperating and will continue to cooperate with such inquiries. We cannot assure you that we will not receive any additional requests for information or subpoenas or what action, if any, any of these governmental agencies will take as a result of these investigations.

        ACE has been conducting its own internal investigations that encompassed the subjects raised by the NYAG, the other state attorneys general and the SEC. These investigations have operated under the direction of the Audit Committee of the Board of Directors. As a result of its internal investigations, ACE has terminated three employees, one of whom has pleaded guilty to a misdemeanor, and has suspended two other employees. ACE's internal investigations pertaining to underwriting practices and non-traditional or loss mitigation insurance products are essentially complete and have not identified any instances of inappropriate conduct by current senior management of ACE or by members of the Board of Directors.

        Numerous lawsuits, including putative class actions lawsuits, have been filed by policyholders and securityholders. These actions are more fully described in our Quarterly Report on Form 10-Q for the six months ended June 30, 2005, which is incorporated by reference in this prospectus supplement. All of these suits seek compensatory damages without specifying an amount. As a result, ACE cannot at this time estimate its potential costs related to these legal matters and accordingly no liability for compensatory damages has been established in ACE's consolidated financial statements. As of June 30, 2005, ACE has paid or accrued over $44 million for legal related fees since the investigation began.

        As previously reported, in January 2005, the Connecticut Attorney General (the "CTAG") filed a civil suit against a subsidiary of ACE in Connecticut state court under the Connecticut Unfair Trade Practices Act. The CTAG's suit alleged that an ACE subsidiary made an unauthorized and undisclosed payment to a broker who placed a portfolio of state workers' compensation cases with ACE and sought restitution to the state and payment of punitive damages. ACE has previously disclosed that it believes that it did not violate any law or duty to the state and had filed a motion to dismiss the action. On September 22, 2005, ACE resolved the lawsuit and agreed to pay $40,000 to the CTAG. ACE denied wrongdoing in the lawsuit and did not admit liability in settling the lawsuit. ACE settled the lawsuit in order to resolve this matter and to avoid further litigation. ACE expects to continue to administer its contract with the state and continue with its business of handling workers compensation claims for Connecticut.

        For additional information, See 'Risk Factors—Risks Relating to the Company—Current legal and regulatory activities relating to insurance brokers and agents, contingent commissions and certain finite-risk insurance products could affect our business, results of operations and financial condition.'

The Offering

Ordinary shares offered	28,616,670 shares
Ordinary shares to be outstanding after the offering	316,690,109 shares
Use of proceeds
The net proceeds from the sale of the ordinary shares offered hereby (after deducting estimated expenses of the offering) are estimated to be approximately $1,274 million ($1,465 million if the underwriters' option to purchase additional ordinary shares is exercised in full). The proceeds from the offering will be used to expand our net underwriting capacity, either through internal growth and/or through acquisitions of lines of business or companies and for general corporate purposes. Pending application of the proceeds, we will invest the proceeds in marketable securities.
NYSE symbol	ACE

        The number of ordinary shares that will be outstanding after this offering is based on the number of ordinary shares outstanding as of June 30, 2005. This number excludes the following:

  •
  15,478,846 ordinary shares subject to options outstanding as of June 30, 2005;

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  12,947,006 ordinary shares available for future grants under our share plans as of June 30, 2005; and

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  4,292,500 ordinary shares that may be purchased by the underwriters pursuant to an option granted by us.

        This prospectus supplement relates only to the offering of ordinary shares and no other securities.

Summary Consolidated Financial and Other Data

        The following table sets forth summary consolidated financial and other data of ACE. The audited financial data have been derived from our audited financial statements. The interim financial data have been derived from our unaudited financial statements and include, in the opinion of our management, all adjustments consisting only of normal recurring accruals necessary for a fair presentation of the financial data. The results for the six-month periods do not necessarily indicate the results to be expected for the full year. You should read the following information in conjunction with our financial statements and notes thereto and the other financial and statistical information that we include or incorporate by reference in this prospectus supplement and the accompanying prospectus.

        We have restated our financial statements for the years ended December 31, 2004, 2003, 2002, 2001, and 2000, each of the quarters in the years 2003 and 2004, and the quarter ended March 31, 2005. The primary purpose of the restatement is to correct the accounting treatment for eight finite risk transactions. We have also included in the restatement correction of certain unrelated errors, previously identified but considered to be immaterial. The cumulative impact of the restatement through the first quarter of 2005 is an increase of shareholders' equity of $4 million. The cumulative effect of the restatement for certain finite contracts as of the first quarter of 2005 is to increase shareholders' equity by approximately $16 million. The cumulative effect of the other unrelated corrections is to decrease shareholders' equity by approximately $12 million. For additional information see Note 15 to our consolidated financial statements included in our Quarterly Report on Form 10-Q for the six months ended June 30, 2005 and Note 3 to our consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2004 incorporated by reference herein for a discussion of the restatement and a reconciliation of previously reported amounts to the restated amounts. All amounts included herein for the prior periods have been adjusted to reflect the restatement.

	For the six months ended June 30,		For the year ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	(in thousands of U.S. dollars, except share, per share data and selected data)
	(Restated)
	(unaudited)
Operations data:
Net premiums earned	$5,798,734	$5,370,293	$11,110,206	$9,727,062	$6,904,638	$6,038,567	$4,538,875
Net investment income	589,528	485,780	1,013,331	900,542	812,094	802,519	781,141
Net realized gains (losses)	17,541	99,308	197,096	265,511	(489,089)	(58,359)	(38,961)
Losses and loss expenses	3,633,295	3,254,754	7,693,434	6,167,278	4,973,938	4,723,849	2,979,281
Life and annuity benefits	71,509	86,122	172,113	181,077	158,118	401,229	—
Policy acquisition costs and administrative expenses	1,468,714	1,383,803	2,829,964	2,539,639	1,878,380	1,613,647	1,396,808
Interest expense	85,146	90,671	182,984	177,425	193,494	199,182	221,450
Other (income) expense	(11,498)	15,701	3,009	34,066	35,373	9,752	4,532
Income tax expense (benefit)	254,000	253,051	286,443	310,707	(111,542)	(88,554)	80,841
Amortization of goodwill	—	—	—	—	—	81,771	81,020

Income (loss) before cumulative effect	904,637	871,279	1,152,686	1,482,923	99,882	(158,149)	517,123
Cumulative effect of adopting a new accounting standard (net of income tax)	—	—	—	—	—	(22,670)	—

Net income (loss)	904,637	871,279	1,152,686	1,482,923	99,882	(180,819)	517,123
Dividends on preferred shares	22,425	22,548	(44,972)	(26,236)	—	—	—
Dividends on mezzanine equity	—	—	—	(9,773)	(25,662)	(25,594)	(18,391)

Net income (loss) available to holders of ordinary shares	$882,212	$848,731	$1,107,714	$1,446,914	$74,220	$(206,413)	$498,732

Diluted earnings (loss) per share before cumulative effect of adopting a new accounting standard(1)	$3.06	$2.98	$3.88	$5.25	$0.27	$(0.88)	$2.19

Diluted earnings (loss) per share(1)	$3.06	$2.98	$3.88	$5.25	$0.27	$(0.78)	$2.19

Balance sheet data (at end of period):
Total investments	$28,771,370	$24,018,343	$26,925,361	$22,555,285	$17,554,519	$15,197,039	$13,063,581
Cash	650,528	660,534	497,896	558,944	660,649	668,675	605,363
Total assets	58,123,687	53,483,204	56,182,977	49,317,406	43,874,147	37,186,014	31,836,679
Net unpaid losses and loss expenses	18,601,485	15,266,701	17,517,293	14,674,242	11,987,842	10,617,062	9,703,483
Net future policy benefits for life and annuity contracts	503,700	490,027	493,734	477,169	433,418	377,395	—
Long-term debt	1,849,087	1,848,767	1,848,927	1,349,202	1,748,937	1,349,473	1,424,228
Trust preferred securities	412,373	487,373	412,373	475,000	475,000	875,000	875,000
Total liabilities	47,623,757	44,267,390	46,337,585	40,494,308	37,291,635	30,863,082	26,165,904
Mezzanine equity	—	—	—	—	311,050	311,050	311,050
Shareholders' equity	10,499,930	9,215,814	9,845,392	8,823,098	6,271,462	6,011,882	5,359,725
Diluted book value per share	$34.29	$30.44	$32.51	$29.42	$23.74	$23.26	$22.86
Selected data:
Loss and loss expense ratio(2)	63.9%	61.8%	70.6%	64.6%	73.7%	83.9%	65.6%
Underwriting and administrative expense ratio(3)	25.6%	26.0%	25.8%	26.4%	27.5%	28.5%	30.8%

Combined ratio(4)	89.5%	87.8%	96.4%	91.0%	101.2%	112.4%	96.4%

Net loss reserves to capital and surplus ratio(5)	181.9%	171.0%	182.9%	171.7%	198.1%	182.9%	181.0%
Weighted average shares outstanding—diluted	288,172,519	285,037,944	285,485,472	275,655,969	269,870,023	233,799,588	227,418,430
Cash dividends per share	$0.44	$0.40	$0.82	$0.74	$0.66	$0.58	$0.50

(1)
Diluted earnings (loss) per share is calculated by dividing net income (loss) available to holders of ordinary shares by weighted average shares outstanding—diluted.

(2)
The loss and loss expense ratio is calculated by dividing the losses and loss expenses by net premiums earned excluding life reinsurance premiums. Net premiums earned for life reinsurance were $114,785 and $105,455 for the six months ended June 30, 2005 and 2004, respectively, $220,068, $183,953, $158,277, $0 and $0 for the years ended December 31, 2004, 2003, 2002, 2001 and 2000, respectively.

(3)
The underwriting and administrative expense ratio is calculated by dividing the policy acquisition costs and administrative expenses excluding life reinsurance by net premiums earned excluding life reinsurance premiums.

(4)
The combined ratio is the sum of the loss and loss expense ratio and the underwriting and administrative expense ratio.

(5)
The net loss reserves to capital and surplus ratio is calculated by dividing the sum of the net unpaid losses and loss expenses and net future policy benefits for life and annuity contracts by shareholders' equity.

RISK FACTORS

        Factors that could have a material impact on our results of operations or financial condition are outlined below. Additional risks not presently known to us or that we currently deem immaterial may also impair our business or results of operations. Any of the risks described below could result in a significant or material adverse effect on our results of operations or financial condition.

Risks Related to Hurricanes Katrina and Rita and the New Orleans Flood

Uncertainty related to estimated losses related to Hurricanes Katrina and Rita and the New Orleans flood may further impact our financial results.

        On August 29, 2005, Hurricane Katrina, a Category 4 storm, struck the Gulf Coast of the United States. The hurricane and the subsequent flooding caused by the failure of the levee system in New Orleans have produced significant losses. Due to the size and complexity of the storm and flooding, total covered losses for the insurance industry remain hard to predict, and estimates continue to increase. However, industry sources have estimated that the losses arising out of Hurricane Katrina and the New Orleans flood will result in the largest insured loss in history.

        ACE's preliminary estimates indicate that total net losses related to Hurricane Katrina and the New Orleans flood for the entire ACE Group of Companies will be approximately $550 million after tax. These losses will materially negatively impact our third quarter and full year 2005 financial results. On September 24, 2005, Hurricane Rita, a Category 3 hurricane, struck the Gulf Coast of the United States. Hurricane Rita has produced numerous losses, though significantly less than the losses attributable to Hurricane Katrina and the New Orleans flood. ACE's preliminary estimates indicate that total net losses related to Hurricane Rita for the entire ACE Group of Companies will be approximately $100 million to $150 million after tax. These estimates were based on ground-up reviews, which, with respect to Hurricane Rita, are still underway, of a substantial majority of our in-force direct policies that we believe are affected and information, which, with respect to Hurricane Rita, is still being received and evaluated, from our insureds and cedents and internal modeling with respect to our in-force reinsurance policies that we believe are affected. Actual losses may vary materially from these estimates as a result of, among other things, the receipt of additional information from insureds or brokers, the attribution of losses to coverages that for the purpose of our estimates we assumed would not be exposed and inflation in repair costs due to the limited availability of labor and materials. In addition, our initial Hurricane Katrina and Hurricane Rita loss estimates are subject to a high level of uncertainty due to extremely complex and unique causation and coverage issues associated with the events, including the attribution of losses to wind or flood damage or other perils, extremely limited claims data received to date, potential legal and regulatory developments related to potential losses, as well as inflation in repair costs due to the limited availability of labor and materials due in part to the size and proximity in time and distance of the two hurricanes. We expect that these issues may become subject to litigation by state attorneys general and private parties and will not be resolved for a considerable period of time. As a result, both industry wide insured losses and our losses from Hurricanes Katrina and Rita may ultimately be materially greater or lesser than our initial estimated losses and any additional losses could have a further material adverse impact on our financial results.

A decline in our ratings could affect our standing among brokers and customers and cause our premiums and earnings to decrease.

        Ratings have become an increasingly important factor in establishing the competitive position of insurance and reinsurance companies. Standard & Poor's maintains a letter scale rating system ranging from "AAA" (Extremely Strong) to "R" (under regulatory supervision). A.M. Best maintains a letter scale rating system ranging from "A++" (Superior) to "F" (in liquidation). Moody's Investors Service maintains a letter scale rating system ranging from "Aaa" (Exceptional) to "NP" (not prime). Our primary insurance subsidiaries have been rated "A+" (Strong) by Standard & Poor's, which is the fifth highest of 21 rating levels, "A+"(Superior) by A.M. Best, which is the second highest of 15 rating levels and "A2"(Good) or "A3"(Good) by Moody's Investors Service, which are the sixth and seventh, respectively, highest of 21 ratings. The objective of these rating systems is to provide an opinion of an insurer's financial strength and ability to meet ongoing obligations to its policyholders. Our ratings reflect the rating agencies' opinions of our financial strength, are not evaluations directed to investors in our securities and are not recommendations to buy, sell or hold our securities.

        In the aftermath of Hurricane Katrina and the New Orleans flood, Standard & Poor's placed us and our insurance subsidiaries, as well as a significant number of other insurance companies, on credit watch negative or the equivalent. If our ratings are reduced from their current levels by one or more of these agencies, our competitive position in the insurance industry could suffer and it would be more difficult for us to market our products. A downgrade, therefore, could result in a substantial loss of business as insureds, ceding companies and brokers move to other insurers and reinsurers with higher ratings. We cannot give any assurance regarding whether or to what extent any of the rating agencies may downgrade our ratings.

Risks Related to the Company

Our financial condition could be adversely affected by the occurrence of natural and man-made disasters.

        We have substantial exposure to losses resulting from natural disasters, man-made catastrophes and other catastrophic events. Catastrophes can be caused by various events, including hurricanes, earthquakes, hailstorms, explosions, severe winter weather, fires, war, acts of terrorism, political instability and other natural or man-made disasters. The incidence and severity of catastrophes are inherently unpredictable and our losses from catastrophes could be substantial. The occurrence of claims from catastrophic events is likely to result in substantial volatility in our results of operations or financial condition for any fiscal quarter or year. Increases in the values and concentrations of insured property may increase the severity of these occurrences in the future. Although we attempt to manage our exposure to such events, a single catastrophic event could affect multiple geographic zones or the frequency or severity of catastrophic events could exceed our estimates. As a result, the occurrence of one or more catastrophic events could have a material adverse effect on our results of operations or financial condition and our ability to write new business. So far in 2005, three major hurricanes have made landfall in the United States and have caused substantial damage. The Atlantic hurricane season typically lasts until November 30. Consequently, we may incur substantial additional losses should another hurricane strike the United States this year. We cannot predict whether any such hurricanes will occur or what their impact would be.

If actual claims exceed our loss reserves, our financial results could be significantly adversely affected.

        Our results of operations and financial condition depend upon our ability to assess accurately the potential losses associated with the risks that we insure and reinsure. We establish reserves for unpaid losses and loss expenses, which are estimates of future payments of reported and unreported claims for losses and related expenses, with respect to insured events that have occurred. The process of establishing reserves for P&C claims can be complex and is subject to considerable variability as it requires the use of informed estimates and judgments. These estimates and judgments are based on numerous factors, and may be revised as additional experience and other data become available and are reviewed, as new or improved methodologies are developed or as current laws change.

        We have actuarial staff in each of our operating segments who track insurance reserves and regularly evaluate the levels of loss reserves, taking into consideration factors that may impact the ultimate loss reserves. Any such revisions could result in future changes in estimates of losses or reinsurance recoverable and would be reflected in our results of operations in the period in which the estimates are changed. Losses and loss expenses are charged to income as incurred. The reserve for unpaid losses and loss expenses represents the estimated ultimate losses and loss expenses less paid losses and loss expenses, and comprises case reserves and incurred but not reported loss reserves ("IBNR"). During the loss settlement period, which can be many years in duration, additional facts regarding individual claims and trends often will become known. As these become apparent, case reserves may be adjusted by allocation from IBNR without any change in the overall reserve. In addition, application of statistical and actuarial methods may require the adjustment of the overall reserves upward or downward from time to time. Accordingly, the ultimate settlement of losses may be significantly greater than or less than reported loss and loss expense reserves.

        Included in our liabilities for losses and loss expenses are liabilities for A&E. These claims are principally related to claims arising from remediation costs associated with hazardous waste sites and bodily-injury claims related to exposure to asbestos products and environmental hazards. The estimation of these liabilities is subject to many complex variables, including the recent legal environment, including specific settlements that may be used as precedents to settle future claims; assumptions regarding multiple recoveries by claimants against various defendants; the ability of a claimant to bring a claim in a state in which they have no residency or exposure; the ability of a policyholder to claim the right to non-products coverage; whether high-level excess policies have the potential to be accessed given the policyholder's claim trends and liability situation; payments to unimpaired claimants and the potential liability of peripheral defendants.

        As of December 31, 2004, we had $4,952 million of gross reserves, $984 million net of reinsurance, related to A&E exposures. In 2004, we increased our net reserve for asbestos, environmental and other run-off claims by $465 million. The net additions comprised A&E reserve increases of $554 million including the provision for bad debts of $95 million and favorable prior period development of $89 million in other run-off reserves. In 2002, the prior period development included $516 million related to A&E. For further information regarding our A&E reserves, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Asbestos and Environmental and Other Run-off Liabilities" in our Annual Report on Form 10-K/A for the year ended December 31, 2004.

        If our loss reserves are determined to be inadequate, we will be required to increase loss reserves at the time of such determination and our net income will be reduced. If the increase in loss reserves is large enough, we could incur an operating loss and a reduction of our capital.

The effects of emerging claim and coverage issues on our business are uncertain.

        As industry practices and legal, judicial, social and other environmental conditions change, unexpected and unintended issues related to claims and coverage may emerge. These issues may adversely affect our business by either extending coverage beyond our underwriting intent or by increasing the number or size of claims. In some instances, these changes may not become apparent until some time after we have issued insurance or reinsurance contracts that are affected by the changes. As a result, the full extent of liability under our insurance or reinsurance contracts may not be known for many years after a contract is issued.

The failure of any of the loss limitation methods we employ could have a material adverse effect on our results of operations or financial condition.

        We seek to mitigate our loss exposure by writing a number of our insurance and reinsurance contracts on an excess of loss basis. Excess of loss insurance and reinsurance indemnifies the insured against losses in excess of a specified amount. In addition, we limit program size for each client and purchase reinsurance for our own account. In the case of proportional reinsurance treaties, we seek per occurrence limitations or loss and loss expense ratio caps to limit the impact of losses from any one event. In proportional reinsurance, the reinsurer shares a proportional part of the premiums and losses of the reinsured. We cannot be sure that any of these loss limitation methods will be effective. We also seek to limit our loss exposure by geographic diversification. Geographic zone limitations involve significant underwriting judgments, including the determination of the area of the zones and the inclusion of a particular policy within a particular zone's limits. Various provisions of our policies, such as limitations or exclusions from coverage or choice of forum negotiated to limit our risks, may not be enforceable in the manner we intend. As a result of these risks, one or more catastrophic or other events could result in claims that substantially exceed our expectations, which could have a material adverse effect on our results of operations or financial condition.

We may be unable to purchase reinsurance, and if we successfully purchase reinsurance, we are subject to the possibility of uncollectability.

        We purchase reinsurance for our own account in order to mitigate the volatility of losses upon our financial condition. In retrocessional reinsurance, a reinsurer cedes to another reinsurer all or part of the reinsurance that was originally assumed. A reinsurer's insolvency, or inability or refusal to make payments under the terms of its reinsurance agreement with us, could have a material adverse effect on us because we remain liable to the insured.

        From time to time, market conditions have limited, and in some cases have prevented, insurers and reinsurers from obtaining the types and amounts of reinsurance that they consider adequate for their business needs. Accordingly, we may not be able to obtain our desired amounts of reinsurance or retrocessional reinsurance. In addition, even if we are able to obtain such reinsurance or retrocessional reinsurance, we may not be able to negotiate terms that we deem appropriate or acceptable or obtain such reinsurance or retrocessional reinsurance from entities with satisfactory creditworthiness.

        When we purchase reinsurance or retrocessional reinsurance for our own account, the insolvency, inability or reluctance of any of our reinsurers to make timely payments to us under the terms of our reinsurance agreements could have a material adverse effect on us. At June 30, 2005 we had $14.5 billion of reinsurance recoverables, net of reserves for uncollectible recoverables.

        Our subsidiary, Brandywine Holdings Corporation ("Brandywine"), was formed in 1996 (prior to our acquisition of CIGNA Corporation's property and casualty businesses, including Brandywine) in connection with the restructuring of INA Financial Corporation and its subsidiaries. As part of the restructuring, Insurance Company of North America ("INA") was divided into two separate corporations: an active insurance company that retained the INA name and continued to write P&C business and an inactive run-off company, now called Century Indemnity Company ("Century"). The asbestos exposures of substantially all of CIGNA's P&C companies, now our subsidiaries, were either allocated to Century (as a result of the restructuring) or reinsured to subsidiaries of Brandywine, primarily Century. Certain of our subsidiaries are primarily liable for A&E and other exposures that they have reinsured to Century. Accordingly, if Century were to become insolvent and we were to lose control of Century, some or all of the recoverables due to our other subsidiaries from Century could become uncollectible, yet those subsidiaries would continue to be responsible to pay claims to their insureds or reinsureds. Under such circumstances, we would recognize a loss in our consolidated statement of operations. As of December 31, 2004, the aggregate reinsurance balances ceded by our active subsidiaries to Century were $1.58 billion. At December 31, 2004, Century's carried reserves (including reserves ceded by the active ACE companies to Century) were $5.1 billion. The liabilities ceded to Century by its affiliates have in turn been ceded by Century to National Indemnity Company ("NICO"), a third party reinsurer, and, as of December 31, 2004, approximately $2 billion of cover remained on a paid basis. As a result, any economic exposure there may be to adverse developments in the future is substantially less than the nominal value of the reinsurance recoverables. Should Century's loss reserves experience adverse development in the future and should Century be placed into rehabilitation or liquidation, the reinsurance recoverables due to Century's affiliates would be payable only after the payment in full of all administrative expenses and direct policy liabilities. Thus, the intercompany reinsurance recoverables would be at risk to the extent of the shortage of assets remaining to pay these recoverables. As of December 31, 2004, reserves ceded by Century to our active subsidiaries and other amounts owed to Century by our active subsidiaries were $930 million in the aggregate. While we believe the intercompany reinsurance recoverables from Century are not impaired at this time, we cannot assure you that adverse development with respect to Century's loss reserves will not result in Century's insolvency which could result in our recognizing a loss to the extent of any uncollectible reinsurance from Century. For further information regarding our reinsurance exposure to Century, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Asbestos and Environmental and Other Run-off Liabilities" in our Annual Report on Form 10-K/A for the year ended December 31, 2004.

We could be adversely affected by the loss of one or more key executives or by an inability to attract and retain qualified personnel.

        Our success depends on our ability to retain the services of our existing key executives and to attract and retain additional qualified personnel in the future. The loss of the services of any of our key executives or the inability to hire and retain other highly qualified personnel in the future could adversely affect our ability to conduct our business. We do not maintain key man life insurance policies with respect to our employees.

        Many of our senior executives working in Bermuda, including our President and Chief Executive Officer, our Chief Financial Officer, our Chief Accounting Officer and our General Counsel, are not Bermudian. Under Bermuda law, non-Bermudians (other than spouses of Bermudians and holders of permanent resident's certificates) may not engage in any gainful occupation in Bermuda without an appropriate governmental work permit. Our success may depend in part on the continued services of key employees in Bermuda. A work permit may be granted or renewed upon showing that, after proper public advertisement, no Bermudian (or spouse of a Bermudian or holder of a permanent resident's certificate) is available who meets the minimum standards reasonably required by the employer. The Bermuda government's policy places a six-year term limit on individuals with work permits, subject to certain exemptions for key employees. A work permit is issued with an expiry date (up to five years) and no assurances can be given that any work permit will be issued or, if issued, renewed upon the expiration of the relevant term.

Since we depend on a few brokers for a large portion of our revenues, loss of business provided by any one of them could adversely affect us.

        We market our insurance and reinsurance worldwide primarily through insurance and reinsurance brokers. Marsh, Inc. and its affiliates and Aon Corporation and its affiliates provided approximately 19% and 14%, respectively, of our gross premiums written in the year ended December 31, 2004. We believe these brokers also have, or may in the future acquire, ownership interests in insurance and reinsurance companies that may compete with us, and these brokers may favor their own insurers or reinsurers over other companies. Loss of all or a substantial portion of the business provided by one or more of these brokers could have a material adverse effect on our business.

Our reliance on brokers subjects us to their credit risk.

        In accordance with industry practice, we generally pay amounts owed on claims under our insurance and reinsurance contracts to brokers, and these brokers, in turn, pay these amounts over to the clients that have purchased insurance or reinsurance from us. Although the law is unsettled and depends upon the facts and circumstances of the particular case, in some jurisdictions, if a broker fails to make such a payment, we might remain liable to the insured or ceding insurer for the deficiency. Conversely, in certain jurisdictions, when the insured or ceding insurer pays premiums for these policies to brokers for payment over to us, these premiums might be considered to have been paid and the insured or ceding insurer will no longer be liable to us for those amounts, whether or not we have actually received the premiums from the broker. Consequently, we assume a degree of credit risk associated with brokers with whom we transact business. However, due to the unsettled and fact-specific nature of the law, we are unable to quantify our exposure to this risk. To date, we have not experienced any material losses related to these credit risks.

Our investment performance may affect our financial results and ability to conduct business.

        Our funds are invested by several professional investment advisory management firms under the direction of our management team in accordance with detailed investment guidelines set by us. Although our investment policies stress diversification of risks, conservation of principal and liquidity, our investments are subject to market-wide risks and fluctuations, as well as to risks inherent in particular securities. In particular, the volatility of our claims may force us to liquidate securities, which may cause us to incur capital losses. If we do not structure our investment portfolio so that it is appropriately matched with our insurance and reinsurance liabilities, we may be forced to liquidate investments prior to maturity at a significant loss to cover the liabilities. Investment losses could significantly decrease our asset base, thereby affecting our ability to conduct business.

We may be adversely affected by interest rate changes.

        Our operating results are affected, in part, by the performance of our investment portfolio. Our investment portfolio contains interest rate sensitive-instruments, such as bonds, which may be adversely affected by changes in interest rates. Changes in interest rates could also have an adverse effect on our investment income and results of operations. For example, if interest rates decline, funds reinvested will earn less than expected.

        Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Although we take measures to manage the risks of investing in a changing interest rate environment, we may not be able to mitigate interest rate sensitivity effectively. Our mitigation efforts include maintaining a high quality portfolio with a relatively short duration to reduce the effect of interest rate changes on book value. Despite our mitigation efforts, a significant increase in interest rates could have a material adverse effect on our book value.

We may require additional capital in the future, which may not be available or may only be available on unfavorable terms.

        Our future capital requirements depend on many factors, including our ability to write new business successfully and to establish premium rates and reserves at levels sufficient to cover losses. We may need to raise additional funds through financings or curtail our growth and reduce our assets. Any equity or debt financing, if available at all, may be on terms that are not favorable to us. In the case of equity financings, dilution to our shareholders could result, and in any case such securities may have rights, preferences and privileges that are senior to those of our ordinary shares. If we cannot obtain adequate capital on favorable terms or at all, our business, operating results and financial condition could be adversely affected.

Our operating results may be adversely affected by currency fluctuations.

        Our functional currency is the U.S. dollar. Many of our non-U.S. companies maintain both assets and liabilities in local currencies. Therefore, foreign exchange rate risk is generally limited to net assets denominated in those foreign currencies. Foreign exchange rate risk is reviewed as part of our risk management process. Locally required capital levels are invested in home currencies in order to satisfy regulatory requirements, and to support local insurance operations regardless of currency fluctuations. The principal currencies creating foreign exchange risk for us are the British pound sterling, the euro and the Canadian dollar. For the year ended December 31, 2004, 15.8% of the fair value of our total net assets were denominated in foreign currencies. We may, from time to time, experience losses resulting from fluctuations in the values of these non-U.S. currencies, which could adversely affect our operating results.

        While we utilize derivative instruments such as futures, options and foreign currency forward contracts to, among other things, manage our foreign currency exposure, it is possible that these instruments will not effectively mitigate all or a substantial portion of our foreign exchange rate risk.

The regulatory regimes under which we operate, and potential changes thereto, could have a material adverse effect on our business.

        Our insurance and reinsurance subsidiaries operate in over 50 countries around the world as well as all 50 states of the United States. Our operations in each of these jurisdictions are subject to varying degrees of regulation and supervision. The laws and regulations of the jurisdictions in which our insurance and reinsurance subsidiaries are domiciled require, among other things, that these subsidiaries maintain minimum levels of statutory capital, surplus and liquidity, meet solvency standards, submit to periodic examinations of their financial condition and restrict payments of dividends and reductions of capital. These statutes, regulations and policies may also restrict the ability of these subsidiaries to write insurance and reinsurance policies, to make certain investments and to distribute funds. The purpose of U.S. state insurance laws and regulations is to protect U.S. insureds and U.S. ceding insurance companies, not our shareholders. In recent years, the U.S. insurance regulatory framework has come under increased federal scrutiny, and some state legislators have considered or enacted laws that may alter or increase state regulation of insurance and reinsurance companies and holding companies. Moreover, the National Association of Insurance Commissioners ("NAIC"), which is an association of the insurance commissioners of all 50 states and the District of Columbia, and state insurance regulators regularly reexamine existing laws and regulations.

        We may not be able to comply fully with, or obtain appropriate exemptions from, these statutes, regulations and policies. Failure to comply with or to obtain appropriate authorizations and/or exemptions under any applicable laws could result in restrictions on our ability to do business or undertake activities that are regulated in one or more of the jurisdictions in which we operate and could subject us to fines and other sanctions. In addition, changes in the laws or regulations to which our insurance and reinsurance subsidiaries are subject could have a material adverse effect on our business.

Current legal and regulatory activities relating to insurance brokers and agents, contingent commissions and certain finite-risk insurance products could affect our business, results of operations and financial condition.

        ACE, its subsidiaries and affiliates have received numerous subpoenas, interrogatories, and civil investigative demands in connection with the pending investigations of insurance industry practices. These inquiries have been issued by a number of attorneys general, state departments of insurance, and state and federal regulatory authorities, including the NYAG, the Pennsylvania Department of Insurance, the Securities and Exchange Commission and the United States Attorney for the Southern District of New York. These inquiries seek information concerning underwriting practices and non-traditional or loss mitigation insurance products. These inquiries began in June 2004 and ACE continues to receive additional requests for information and subpoenas. ACE is cooperating and will continue to cooperate with such inquiries. We cannot assure you that we will not receive any additional requests for information or subpoenas or what action, if any, any of these governmental agencies will take as a result of these investigations. Additionally, at this time, we are unable to predict the potential effects, if any, that these investigations may have upon the insurance and reinsurance markets and industry business practices or what, if any, changes may be made to laws and regulations regarding the industry and financial reporting. Any of the foregoing could adversely affect our business, results of operations and financial condition.

        ACE has been conducting its own internal investigations that encompass the subjects raised by the NYAG, the other state attorneys general and the SEC. These investigations have operated under the direction of the Audit Committee of the Board of Directors. As a result of its internal investigations, ACE has terminated three employees, one of whom has pleaded guilty to a misdemeanor, and has suspended two other employees. ACE's internal investigations pertaining to underwriting practices and non-traditional or loss mitigation insurance products are essentially complete and have not identified any instances of inappropriate conduct by current senior management of ACE or by members of the Board of Directors.

        Numerous lawsuits, including putative class actions lawsuits, have been filed by policyholders and securityholders. These actions are more fully described in our Quarterly Report on Form 10-Q for the six months ended June 30, 2005, which is incorporated by reference in this prospectus supplement. All of these suits seek compensatory damages without specifying an amount. As a result, ACE cannot at this time estimate its potential costs related to these legal matters and accordingly no liability for compensatory damages has been established in ACE's consolidated financial statements. As of June 30, 2005, ACE has paid or accrued over $44 million for legal-related fees since the investigation began.

Events may result in political, regulatory and industry initiatives, which could adversely affect our business.

        The supply of property catastrophe reinsurance coverage decreased due to the withdrawal of capacity and substantial reductions in capital resulting from, among other things, the September 11th terrorist attacks. This tightening of supply resulted in government intervention in the insurance and reinsurance markets in relation to terrorism coverage both in the U.S. and through industry initiatives in other countries. The Terrorism Risk Insurance Act of 2002 was enacted to ensure the availability of insurance coverage for certain types of terrorist acts in the U.S. This law established a federal assistance program that will continue through the end of 2005 to help the commercial insurers and reinsurers in the property and casualty insurance industry cover claims pertaining to future terrorism-related losses and regulates the terms of insurance relating to terrorism coverage. Although there has been limited take-up from commercial policyholders to date, there remains an uncertainty of the future of terrorism coverage should the U.S. government discontinue the program after December 31, 2005.

        This government intervention and the possibility of future interventions have created uncertainty in the insurance and reinsurance markets about the definition of terrorist acts and the extent to which future coverages will extend to terrorist acts. Government regulators are generally concerned with the protection of policyholders to the exclusion of other constituencies, including shareholders of insurers and reinsurers. While we cannot predict the exact nature, timing or scope of possible governmental initiatives, such proposals could adversely affect our business by:

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  providing insurance and reinsurance capacity in markets and to consumers that we target;

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  requiring our participation in industry pools and guaranty associations;

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  expanding the scope of coverage under existing policies following Hurricanes Katrina and Rita and the New Orleans flood;

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  regulating the terms of insurance and reinsurance policies; or

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  disproportionately benefiting the companies of one country over those of another.

        The insurance industry is also affected by political, judicial and legal developments that may create new and expanded theories of liability. Such changes may result in delays or cancellations of products and services by insurers and reinsurers, which could adversely affect our business.

Our ability to pay dividends and to make payments on indebtedness may be constrained by our holding company structure.

        ACE Limited is a holding company and does not have any significant operations or assets other than its ownership of the shares of its operating insurance and reinsurance subsidiaries. Dividends and other permitted distributions from our insurance subsidiaries are our primary source of funds to meet ongoing cash requirements, including any future debt service payments and other expenses, and to pay dividends to our shareholders. Some of our insurance subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends. The inability of our insurance subsidiaries to pay dividends in an amount sufficient to enable us to meet our cash requirements at the holding company level could have a material adverse effect on our operations and our ability to pay dividends to our shareholders.

ACE Limited is a Cayman Islands company with headquarters in Bermuda; it may be difficult for you to enforce judgments against it or its directors and executive officers.

        ACE Limited is incorporated pursuant to the laws of the Cayman Islands and our principal executive offices are in Bermuda. In addition, certain of our directors and officers reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located in jurisdictions outside the United States. As such, it may be difficult or impossible to effect service of process within the United States upon those persons or to recover against us or them on judgments of U.S. courts, including judgments predicated upon civil liability provisions of the U.S. federal securities laws. However, investors may serve ACE with process in the United States with respect to actions against it arising out of or in connection with violations of U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus supplement by serving ACE INA Holdings, its United States agent irrevocably appointed for that purpose.

        ACE has been advised by Maples and Calder, its Cayman Islands counsel, that there is doubt as to whether the courts of the Cayman Islands would enforce:

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  judgments of U.S. courts based upon the civil liability provisions of the U.S. Federal securities laws obtained in actions against ACE or its directors and officers, as well as experts named in this prospectus, who reside outside the United States; or

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  original actions brought in the Cayman Islands against these persons or ACE predicated solely upon U.S. Federal securities laws.

        ACE has also been advised by Maples and Calder that there is no treaty in effect between the United States and the Cayman Islands providing for this enforcement, and there are grounds upon which Cayman Islands courts may not enforce judgments of United States courts. Some remedies available under the laws of United States jurisdictions, including some remedies available under the U.S. Federal securities laws, would not be allowed in Cayman Islands courts as contrary to that nation's public policy.

Risks Related to Our Industry

Competition in the insurance industry could reduce our margins.

        The insurance and reinsurance industry is highly competitive. We compete on an international and regional basis with major U.S., Bermuda, European and other international insurers and reinsurers and with underwriting syndicates, some of which have greater financial, marketing and management resources than we do. We also compete with new companies that continue to be formed to enter the insurance and reinsurance markets. In addition, capital market participants have recently created alternative products that are intended to compete with reinsurance products. Increased competition could result in fewer submissions, lower premium rates and less favorable policy terms and conditions, which could reduce our margins.

The insurance and reinsurance business is historically cyclical, and we expect to experience periods with excess underwriting capacity and unfavorable premium rates.

        The insurance and reinsurance business historically has been a cyclical industry characterized by periods of intense price competition due to excessive underwriting capacity as well as periods when shortages of capacity permitted favorable premium levels. An increase in premium levels is often offset by an increasing supply of insurance and reinsurance capacity, either by capital provided by new entrants or by the commitment of additional capital by existing insurers or reinsurers, which may cause prices to decrease. Any of these factors could lead to a significant reduction in premium rates, less favorable policy terms and fewer submissions for our underwriting services. In addition to these considerations, changes in the frequency and severity of losses suffered by insureds and insurers may affect the cycles of the insurance and reinsurance business significantly.

Risks Related to Our Ordinary Shares

Future sales of ordinary shares may affect their market price and the future exercise of options and warrants will result in immediate and substantial dilution.

        We cannot predict what effect, if any, future sales of our ordinary shares, or the availability of ordinary shares for future sale, will have on the market price of our ordinary shares. Sales of substantial amounts of our ordinary shares in the public market following any public offering, or the perception that such sales could occur, could adversely affect the market price of our ordinary shares and may make it more difficult for you to sell your ordinary shares at a time and price which you deem appropriate. See "Description of ACE Capital Stock—Ordinary Shares" in the accompanying prospectus for further information regarding circumstances under which additional ordinary shares may be sold.

There are provisions in our charter documents that may reduce or increase the voting rights of our ordinary shares.

        Our articles of association generally provide that shareholders have one vote for each ordinary share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. However, the voting rights exercisable by a shareholder may be limited so that certain persons or groups are not deemed to hold 10% or more of the voting power conferred by our ordinary shares. Under these provisions, some shareholders may have the right to exercise their voting rights limited to less than one vote per share. Moreover, these provisions could have the effect of reducing the voting power of some shareholders who would not otherwise be subject to the limitation by virtue of their direct share ownership. In addition, our board of directors may limit a shareholder's exercise of voting rights where it deems it necessary to do so to avoid adverse tax, legal or regulatory consequences. See "Description of ACE Capital Stock—Ordinary Shares" in the accompanying prospectus.

        We also have the authority under our articles of association to request information from any shareholder for the purpose of determining whether a shareholder's voting rights are to be limited pursuant to our articles of association. If a shareholder fails to respond to our request for information or submits incomplete or inaccurate information in response to a request by us, we may, in our sole discretion, eliminate the shareholder's voting rights.

There are provisions in our articles of association which may restrict the ability to transfer ordinary shares and which may require shareholders to sell their ordinary shares.

        Our board of directors may decline to register a transfer of any ordinary shares under some circumstances, including if they have reason to believe that any non-de minimis adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any of our shareholders may occur as a result of such transfer. Our articles of association also provide that if our board of directors determines that share ownership by a person may result in non-de minimis adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any of our shareholders, then we have the option, but not the obligation, to require that shareholder to sell to us or to third parties to whom we assign the repurchase right for fair market value the minimum number of ordinary shares held by such person which is necessary to eliminate the non-de minimis adverse tax, legal or regulatory consequences. See "Description of ACE Capital Stock—Transfer of Shares" in the accompanying prospectus.

Applicable insurance laws may make it difficult to effect a change of control of our company.

        Before a person can acquire control of a U.S. insurance company, prior written approval must be obtained from the insurance commissioner of the state where the domestic insurer is domiciled. Prior to granting approval of an application to acquire control of a domestic insurer, the state insurance commissioner will consider such factors as the financial strength of the applicant, the integrity and management of the applicant's board of directors and executive officers, the acquiror's plans for the future operations of the domestic insurer and any anti-competitive results that may arise from the consummation of the acquisition of control. Generally, state statutes provide that control over a domestic insurer is presumed to exist if any person, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing, 10% or more of the voting securities of the domestic insurer. Because a person acquiring 10% or more of our ordinary shares would indirectly control the same percentage of the stock of our U.S. insurance subsidiaries, the insurance change of control laws of various U.S. jurisdictions would likely apply to such a transaction.

        While our articles of association limit the voting power of any shareholder to less than 10%, there can be no assurance that the applicable regulatory body would agree that a shareholder who owned 10% or more of our ordinary shares did not, because of the limitation on the voting power of such shares, control the applicable insurance subsidiary.

        These laws may discourage potential acquisition proposals and may delay, deter or prevent a change of control of the Company, including transactions that some or all of our shareholders might consider to be desirable.

U.S. persons who own our ordinary shares may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation.

        The Companies Law (2004 Revision), of the Cayman Islands which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. These differences include the manner in which directors must disclose transactions in which they have an interest, the rights of shareholders to bring class action and derivative lawsuits and the scope of indemnification available to directors and officers.

Anti-takeover provisions in our charter documents could impede an attempt to replace our directors or to effect a change of control, which could diminish the value of our ordinary shares.

        Our articles of association contain provisions that may make it more difficult for shareholders to replace directors and could delay or prevent a change of control that a shareholder might consider favorable. These provisions include a staggered board of directors, limitations on the ability of shareholders to remove directors other than for cause, limitations on voting rights and restrictions on transfer of our ordinary shares. These provisions may prevent a shareholder from receiving the benefit from any premium over the market price of our ordinary shares offered by a bidder in a potential takeover. Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our ordinary shares if they are viewed as discouraging takeover attempts in the future. See "Description of ACE Capital Stock—Anti-Takeover Effects of our Articles" in the accompanying prospectus.

Risks Related to Taxation

We may become subject to taxes in Bermuda after March 28, 2016, which may have a material adverse effect on our results of operations and your investment.

        The Bermuda Minister of Finance, under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, as amended, has given each of ACE Limited and its Bermuda insurance subsidiaries a written assurance that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to those companies or any of their respective operations, shares, debentures or other obligations until March 28, 2016, except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda. Given the limited duration of the Minister of Finance's assurance, we cannot be certain that we will not be subject to any Bermuda tax after March 28, 2016.

Our Bermuda-based subsidiaries may become subject to U.S. tax that may have a material adverse effect on our results of operations and your investment.

        ACE Limited, ACE Bermuda Insurance Ltd., ACE Tempest Reinsurance Ltd. and our other Bermuda-based insurance subsidiaries operate in a manner so that none of these companies should be subject to U.S. tax (other than U.S. excise tax on insurance and reinsurance premium income attributable to insuring or reinsuring U.S. risks and U.S. withholding tax on some types of U.S. source investment income), because none of these companies should be treated as engaged in a trade or business within the United States. However, because there is considerable uncertainty as to the activities that constitute being engaged in a trade or business within the United States, we cannot be certain that the U.S. Internal Revenue Service (the "IRS") will not contend successfully that any of ACE Limited or its Bermuda-based subsidiaries is/are engaged in a trade or business in the United States. If ACE Limited or any of its Bermuda-based subsidiaries were considered to be engaged in a trade or business in the United States, such entity could be subject to U.S. corporate income and additional branch profits taxes on the portion of its earnings effectively connected to such U.S. business, in which case its results of operations and your investment could be materially adversely affected.

If you acquire 10% or more of ACE Limited's shares, you may be subject to taxation under the "controlled foreign corporation" (the "CFC") rules.

        Under certain circumstances, a "10% U.S. Shareholder" (as defined in "Certain Tax Consequences—United States Taxation of Holders of Our Shares") of a foreign corporation that is a CFC (as defined in "Certain Tax Consequences—United States Taxation of Holders of Our Shares") for an uninterrupted period of 30 days or more during a taxable year must include in gross income for U.S. federal income tax purposes such "10% U.S. Shareholder's" pro rata share of the CFC's "subpart F income," even if the subpart F income is not distributed to such 10% U.S. Shareholder if such 10% U.S. Shareholder owns (directly or indirectly through foreign entities) any of our shares on the last day of our taxable year. "Subpart F income" of a foreign insurance corporation typically includes foreign personal holding company income (such as interest, dividends and other types of passive income), as well as insurance and reinsurance income (including underwriting and investment income) attributable to the insurance of risks situated outside the CFC's country of incorporation.

        We believe that because of the dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. Person or U.S. Partnership (each as defined in "Certain Tax Consequences—United States Taxation of Holders of Our Shares") who acquires shares of ACE Limited directly or indirectly through one or more foreign entities should be required to include our "subpart F income" in income under the CFC rules of the Internal Revenue

Code of 1986, as amended (the "Code"). See "Description of ACE Capital Stock" in the accompanying prospectus which describes these provisions. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge, in which case your investment could be materially adversely affected. See "Certain Tax Consequences—United States Taxation of Holders of Our Shares—Classification of ACE Limited or Its Non-U.S. Subsidiaries as Controlled Foreign Corporations."

U.S. Persons who hold shares may be subject to U.S. federal income taxation at ordinary income rates on their proportionate share of our "related party insurance income" ("RPII").

        If the RPII of any of our non-U.S. insurance subsidiaries (each a "Non-U.S. Insurance Subsidiary") excluding those Non-U.S. Insurance Subsidiaries that are CFCs were to equal or exceed 20% of that company's gross insurance income in any taxable year and direct or indirect insureds (and persons related to those insureds) own directly or indirectly through entities 20% or more of the voting power or value of ACE Limited, then a U.S. Person who owns any shares of ACE Limited (directly or indirectly through foreign entities) on the last day of the taxable year would be required to include in its income for U.S. federal income tax purposes such person's pro rata share of such company's RPII for the entire taxable year, determined as if such RPII were distributed proportionately only to U.S. Persons at that date regardless of whether such income is distributed. In addition, any RPII that is includible in the income of a U.S. tax-exempt organization may be treated as unrelated business taxable income. We believe that the gross RPII of each Non-U.S. Insurance Subsidiary did not in prior years of operation and is not expected in the foreseeable future to equal or exceed 20% of each such company's gross insurance income, and we do not expect the direct or indirect insureds of each Non-U.S. Insurance Subsidiary (and persons related to such insureds) to directly or indirectly own 20% or more of either the voting power or value of our shares, but we cannot be certain that this will be the case because some of the factors which determine the extent of RPII may be beyond our control. If these thresholds are met or exceeded, and if you are an affected U.S. Person, your investment could be materially adversely affected. See "Certain Tax Consequences—United States Taxation of Holders of Our Shares—The RPII CFC Provisions."

U.S. Persons who hold shares will be subject to adverse tax consequences if we are considered to be a Passive Foreign Investment Company ("PFIC") for U.S. federal income tax purposes.

        If ACE Limited is considered a PFIC for U.S. federal income tax purposes, a U.S. Person who owns any shares of ACE Limited will be subject to adverse tax consequences, including subjecting the investor to a greater tax liability than might otherwise apply and subjecting the investor to tax on amounts in advance of when tax would otherwise be imposed, in which case your investment could be materially adversely affected. In addition, if ACE Limited were considered a PFIC, upon the death of any U.S. individual owning shares, such individual's heirs or estate would not be entitled to a "step-up" in the basis of the shares which might otherwise be available under U.S. federal income tax laws. We believe that we are not, have not been, and currently do not expect to become, a PFIC for U.S. federal income tax purposes. We cannot assure you, however, that we will not be deemed a PFIC by the IRS. If we were considered a PFIC, it could have material adverse tax consequences for an investor that is subject to U.S. federal income taxation. There are currently no regulations regarding the application of the PFIC provisions to an insurance company. New regulations or pronouncements interpreting or clarifying these rules may be forthcoming. We cannot predict what impact, if any, such guidance would have on an investor that is subject to U.S. federal income taxation. See "Certain Tax Consequences—United States Taxation of Holders of Our Shares—Passive Foreign Investment Companies."

U.S. tax-exempt organizations who own our shares may recognize unrelated business taxable income.

        A U.S. tax-exempt organization may recognize unrelated business taxable income if a portion of our insurance income is allocated to the organization, which generally would be the case if either we are a CFC and the tax-exempt shareholder is a 10% U.S. Shareholder or there is RPII, certain exceptions do not apply and the tax-exempt organization, directly or indirectly through foreign entities, owns any shares of ACE Limited. Although we do not believe that any U.S. Persons or U.S. Partnerships should be allocated such insurance income, we cannot be certain that this will be the case. See "Certain Tax Consequences—United States Taxation of Holders of Our Shares—Classification of ACE Limited or Its Non-U.S. Subsidiaries as Controlled Foreign Corporations" and "Certain Tax Consequences—United States Taxation of Holders of Our Shares—The RPII CFC Provisions." Potential U.S. tax-exempt investors are advised to consult their tax advisors.

Changes in U.S. federal income tax law could materially adversely affect an investment in our shares.

        Legislation is periodically introduced in the U.S. Congress intended to eliminate some perceived tax advantages of companies (including insurance companies) that have legal domiciles outside the United States but have certain U.S. connections. While there are no currently pending legislative proposals which, if enacted, would have a material adverse effect on us or our shareholders, it is possible that legislative proposals could emerge in the future that could have an adverse impact on us or our shareholders.

The Organization for Economic Cooperation and Development and the European Union are considering measures that might encourage countries to increase our taxes.

        A number of multinational organizations, including the European Union, the Organization for Economic Cooperation and Development, also referred to in this prospectus as OECD, the Financial Action Task Force and the Financial Stability Forum, also referred to in this prospectus as FSF, have, in recent years, identified some countries as not participating in adequate information exchange, engaging in harmful tax practices or not maintaining adequate controls to prevent corruption, such as money laundering activities. Recommendations to limit such harmful practices are under consideration by these organizations, and a report published on November 27, 2001 by the OECD at the behest of FSF titled "Behind the Corporate Veil: Using Corporate Entities for Illicit Purposes," contains an extensive discussion of specific recommendations. The OECD has threatened non-member jurisdictions that do not agree to cooperate with the OECD with punitive sanctions by OECD member countries, though specific sanctions have yet to be adopted by OECD member countries. It is as yet unclear what these sanctions will be, who will adopt them and when or if they will be imposed. An April 18, 2002 report, updated as of June 2004, Bermuda was not listed as an uncooperative tax haven jurisdiction by the OECD because it previously committed to eliminate harmful tax practices and to embrace international tax standards for transparency, exchange of information, and the elimination of regimes for financial and other services that attract businesses with no substantial domestic activity. We cannot assure you, however, that the action taken by Bermuda would be sufficient to preclude all effects of the measures or sanctions described above, which, if ultimately adopted, could adversely affect Bermuda companies such as us.

USE OF PROCEEDS

        The net proceeds from the sale of the ordinary shares offered hereby (after deducting estimated expenses of the offering) are estimated to be approximately $1,274 million ($1,465 million if the underwriters' option to purchase additional ordinary shares is exercised in full). The proceeds from the offering will be used to expand our net underwriting capacity, either through internal growth and/or through acquisitions of lines of business or companies, and for general corporate purposes.

        Pending the use of the net proceeds for the purposes described above, we plan to invest such proceeds in short-term investment grade marketable securities or money market obligations.

CAPITALIZATION

        The following table sets forth, as of June 30, 2005, our consolidated short-term debt and capitalization on an actual basis and as adjusted to give effect to the offering of the ordinary shares and the application of the net proceeds as described under "Use of Proceeds." You should read this table in conjunction with our consolidated financial statements and the notes thereto which are incorporated by reference.

	At June 30, 2005
	Actual	As Adjusted
	(in millions of U.S.$, except share and per share amounts)
	(unaudited)
Total short-term debt(1)	$147	$147

Long-term debt:
Subsidiary debt:
ACE INA Notes due 2006	$300	$300
ACE US Holdings Senior Notes due 2008	250	250
ACE INA Subordinated Notes due 2009	200	200
ACE INA Notes due 2014	499	499
ACE INA Debentures due 2029	100	100
Subsidiary Trust Preferred Securities:
ACE INA Trust Preferred Securities due 2029	103	103
ACE INA Capital Securities due 2030	309	309
ACE Limited Debt:
Senior Notes due 2007	500	500

Total long-term debt	2,261	2,261

Shareholders' equity
Preferred Shares ($1.00 par value, 2,300,000 shares authorized, issued and outstanding)	2	2
Ordinary Shares ($0.041666667 par value, 500,000,000 shares authorized; 288,073,439 shares issued and outstanding)	12	13
Additional paid-in capital	5,029	6,302
Unearned stock grant compensation	(101)	(101)
Retained earnings	5,005	5,005
Deferred compensation obligation	12	12
Accumulated other comprehensive income	552	552
Ordinary Shares issued to employee trust	(12)	(12)

Total shareholders' equity	10,499	11,773

Total capitalization	$12,760	$14,034

(1)
Represents securities repurchase agreements.

PRICE RANGE OF OUR ORDINARY SHARES AND DIVIDENDS

        Our ordinary shares are listed for trading on the NYSE under the symbol "ACE." The following table sets forth on a per share basis the high and low closing prices for consolidated trading in our ordinary shares as reported on the NYSE and dividends for the quarters indicated.

	Ordinary Shares
	High	Low	Dividends
2003
First Quarter	$31.97	$23.75	$0.17
Second Quarter	37.00	29.35	0.19
Third Quarter	34.98	31.50	0.19
Fourth Quarter	41.42	33.57	0.19
2004
First Quarter	45.25	41.15	0.19
Second Quarter	45.74	39.66	0.21
Third Quarter	42.64	37.52	0.21
Fourth Quarter	42.75	33.15	0.21
2005
First Quarter	47.25	41.27	0.21
Second Quarter	45.90	38.70	0.23
Third Quarter	47.31	43.48	0.23
Fourth Quarter (through October 3, 2005)	45.58	45.58	—

        The closing price of our ordinary shares on the NYSE on October 3, 2005 was $45.58.

        As of September 21, 2005, there were 2,029 holders of record of our ordinary shares. This number excludes beneficial owners of ordinary shares held in "street name".

CERTAIN TAX CONSEQUENCES

United States Taxation

        The following summary sets forth the material U.S. federal income tax considerations related to the taxation of ACE and to the purchase, ownership and disposition of ordinary shares. Unless otherwise stated, this summary deals only with holders that are U.S. Persons (as defined below) who purchase their ordinary shares in this offering and who hold their ordinary shares as capital assets within the meaning of section 1221 of the United States Internal Revenue Code of 1986, as amended (the "Code"). The following discussion is only a discussion of the material U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder's specific circumstances. For example, if a partnership holds our ordinary shares, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the ordinary shares, you should consult your tax advisors. In addition, the following summary does not address the U.S. federal income tax consequences that may be relevant to special classes of shareholders, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers in securities, tax exempt organizations, expatriates, persons who are considered with respect to any of us as "United States shareholders" for purposes of the CFC rules of the Code (generally, a U.S. Person or a U.S. Partnership each, as defined below, who owns or is deemed to own 10% or more of the total combined voting power of all classes of ACE Limited or the stock of any of our non-U.S. subsidiaries entitled to vote), or persons who hold the ordinary shares as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the regulations promulgated thereunder and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States.

        United States Taxation of ACE Limited and Subsidiaries.

        A foreign corporation that is engaged in the conduct of a U.S. trade or business will be subject to U.S. tax as described below, unless entitled to the benefits of an applicable tax treaty. Whether business is being conducted in the United States is an inherently factual determination. Because the Code, regulations and court decisions fail to identify definitively activities that constitute being engaged in a trade or business in the United States, we cannot be certain that the IRS will not contend successfully that ACE Limited and/or its non-U.S. subsidiaries are or will be engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to U.S. income tax at regular corporate rates, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of an applicable tax treaty, as discussed below. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a foreign corporation is generally entitled to deductions and credits only if it timely files a U.S. federal income tax return. ACE Limited and certain of its non-U.S. subsidiaries may file protective U.S. federal income tax returns on a timely basis in order to preserve the right to claim income tax deductions and credits if it is ever determined that any of them are subject to U.S. federal income tax. The highest marginal federal income tax rate currently is 35% of a corporation's effectively connected income and the additional "branch profits" tax is imposed on a foreign corporation's effectively connected earnings and profits (i.e., generally effectively connected income less federal income taxes) at a 30% rate, although this rate may be reduced by treaty. The Bermuda Treaty, defined below, does not reduce this tax rate.

        If ACE Bermuda Insurance Company ("ACE Bermuda") or any of the Insurance Subsidiaries, as defined below, organized under the laws of Bermuda (collectively with ACE Bermuda, the "Bermuda Insurance Subsidiaries") are entitled to the benefits under the income tax treaty between Bermuda and the United States (the "Bermuda Treaty"), each such Bermuda Insurance Subsidiary would not be subject to U.S. income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. No regulations interpreting the Bermuda Treaty have been issued. Each Bermuda Insurance Subsidiary intends to conduct its activities so that it does not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result.

        An insurance enterprise resident in Bermuda generally will be entitled to the benefits of the Bermuda Treaty if (1) more than 50% of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Bermuda or U.S. citizens and (2) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of either the United States or Bermuda nor are U.S. citizens. We cannot be certain whether the Bermuda Insurance Subsidiaries are currently eligible for Bermuda treaty benefits or will be eligible in the future due to legal uncertainties regarding the application of the Bermuda Treaty to the Bermuda Insurance Subsidiaries as well as to uncertainties regarding the residency and citizenship of ACE Limited's shareholders. We have conducted and intend to conduct substantially all of our non-U.S. operations outside the United States and to limit the U.S. contacts of ACE Limited and its non-U.S. subsidiaries so that they should not be engaged in a trade or business in the United States except with regard to our Lloyds' business, which is governed by a negotiated closing agreement between the IRS and Lloyds, under which certain of our income is subject to US tax, resulting in the UK tax on that same income being offset by UK foreign tax relief."

        Foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If a Bermuda Insurance Subsidiary is considered to be engaged in the conduct of an insurance business in the United States and is not entitled to the benefits of the Bermuda Treaty in general, the Code could subject a significant portion of the Bermuda Insurance Subsidiaries' investment income to U.S. income tax. In addition, while the Bermuda Treaty clearly applies to premium income, it is uncertain whether the Bermuda Treaty applies to other income such as investment income. If a Bermuda Insurance Subsidiary is considered engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the Bermuda Treaty in general, but the Bermuda Treaty is interpreted not to apply to investment income, a significant portion of the Bermuda Insurance Subsidiaries' investment income could be subject to U.S. income tax.

        Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax imposed by withholding on the gross amount of certain "fixed or determinable annual or periodic gains, profits and income" derived from sources within the United States (such as dividends and certain interest on investments), subject to exemption under the Code or reduction by applicable treaties. The Bermuda Treaty does not reduce the U.S. withholding rate on U.S. sourced investment income.

        The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. Generally, the rate of tax applicable to premiums paid to ACE Bermuda and ACE's other non-U.S. subsidiaries engaged in the insurance business (collectively, with ACE Bermuda, the "Insurance Subsidiaries") is 4% for casualty insurance premiums and 1% for reinsurance premiums although in certain cases these excise taxes are eliminated by application of relevant tax treaties. The Bermuda Treaty does not reduce this tax rate.

        ACE's U.S. subsidiaries will be subject to taxation in the United States at regular corporate rates. In addition, dividends paid by ACE's U.S. subsidiaries to ACE Limited would be subject to a 30% withholding tax.

  United States Taxation of Holders of Our Shares.

        For purposes of this discussion, the term "U.S. Person" means: (i) a citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, created or organized in or under the laws of the United States, or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes or (v) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

        Taxation of Dividends.    Subject to the discussions below relating to the potential application of the CFC, RPII and PFIC rules, cash distributions, if any, made with respect to the ordinary shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of ACE Limited (as computed using U.S. tax principles). Certain dividends paid to individual shareholders before 2009 are eligible for reduced rates of tax. We expect dividends paid by us on our ordinary shares will be eligible for the reduced rate because our ordinary shares are listed on the NYSE. Note that legislation has periodically been introduced in the U.S. Congress intending to limit the availability of this preferential dividend tax rate where dividends are paid by corporations resident in foreign jurisdictions deemed to be "tax-haven" jurisdictions for this purpose. Dividends paid by ACE Limited to corporate shareholders will not be eligible for the dividends received deduction. To the extent such distributions exceed ACE Limited's earnings and profits, they will be treated first as a return of the shareholder's basis in the ordinary shares to the extent thereof, and then as gain from the sale of a capital asset.

        Classification of ACE Limited or its Non-U.S. Subsidiaries as Controlled Foreign Corporations.     Each 10% U.S. Shareholder (as defined below) of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the CFC, directly or indirectly through foreign entities, on the last day of the CFC's taxable year, must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's "subpart F income," even if the subpart F income is not distributed. A foreign corporation is considered a CFC if 10% U.S. Shareholders own (directly, indirectly through foreign entities or by attribution by application of the constructive ownership rules of section 958(b) of the Code (i.e., "constructively")) more than 50% of the total combined voting power of all classes of voting stock of such foreign corporation, or more than 50% of the total value of all stock of such corporation on any day during the taxable year of such corporation. For purposes of taking into account insurance income, a CFC also includes a foreign insurance company in which more than 25% of the total combined voting power of all classes of stock, or more than 25% of the total value of the stock, is owned by 10% U.S. Shareholders, on any day during the taxable year of such corporation. A "10% U.S. Shareholder" is a U.S. Person or a partnership organized under the laws of the United States (a "U.S. Partnership"), who owns (directly, indirectly through foreign entities or constructively) at least 10% of the total combined voting power of all classes of stock entitled to vote of the foreign corporation. We believe that because of the dispersion of our share ownership, provisions in our organizational documents that limit voting power (these provisions are described in "Description of ACE Capital Stock—Ordinary Shares—Voting Rights" in the accompanying prospectus) and other factors, no U.S. Person or U.S. Partnership that owns shares of ACE Limited directly or indirectly through one or more foreign entities should be treated as owning (directly, indirectly through foreign entities, or constructively), 10% or more of the total voting power of all classes of shares of ACE Limited or any of its non-U.S. subsidiaries. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge.

        The RPII CFC Provisions.    The following discussion generally is applicable only if the RPII of any of the Insurance Subsidiaries, excluding Insurance Companies that are CFC's, determined on a gross basis, is 20% or more of that Insurance Subsidiary's gross insurance income for the taxable year and the 20% Ownership Exception (as defined below) is not met. The following discussion generally would not apply for any taxable year in which each such Insurance Subsidiary's gross RPII falls below the 20% threshold or the 20% Ownership Exception is met. Although we cannot be certain, ACE believes that the gross RPII of each Insurance Subsidiary as a percentage of its gross insurance income was in prior years of operations and will be for the foreseeable future below the 20% threshold for each tax year.

        RPII is any "insurance income" (as defined below) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a "RPII shareholder" (as defined below) or a "related person" (as defined below) to such RPII shareholder. In general, and subject to certain limitations, "insurance income" is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract which would be taxed under the portions of the Code relating to insurance companies if the income were the income of a domestic insurance company. For purposes of inclusion of the RPII of each Insurance Subsidiary in the income of direct or indirect RPII shareholders, unless an exception applies, the term "RPII shareholder" means any U.S. Person or U.S. Partnership that owns (directly or indirectly through foreign entities) any amount of ACE Limited's ordinary shares. Generally, the term "related person" for this purpose means someone who controls or is controlled by the RPII shareholder or someone who is controlled by the same person or persons which control the RPII shareholder. Control is measured by either more than 50% in value or more than 50% in voting power of stock applying certain constructive ownership principles. A corporation's pension plan is ordinarily not a "related person" with respect to the corporation unless the pension plan owns, directly or indirectly through the application of certain constructive ownership rules, more than 50% measured by vote or value, of the stock of the corporation. Each Insurance Subsidiary will be treated as a CFC under the RPII provisions if RPII shareholders are treated as owning (directly, indirectly through foreign entities or constructively) 25% or more of the shares of ACE Limited by vote or value.

        RPII Exceptions—The special RPII rules do not apply if (i) direct and indirect insureds and persons related to such insureds, whether or not U.S. Persons or U.S. Partnerships, are treated as owning (directly or indirectly) less than 20% of the voting power and less than 20% of the value of the stock of ACE Limited (the "20% Ownership Exception"), (ii) RPII, determined on a gross basis, is less than 20% of an Insurance Subsidiary's gross insurance income for the taxable year (the "20% Gross Income Exception"), (iii) an Insurance Subsidiary elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business, and to waive all treaty benefits with respect to RPII and meet certain other requirements or (iv) an Insurance Subsidiary elects to be treated as a U.S. corporation and waive all treaty benefits and meet certain other requirements. Where none of these exceptions applies, each U.S. Person or U.S. Partnership owning or treated as owning any shares in ACE Limited (and therefore, indirectly, in an Insurance Subsidiary) on the last day of ACE Limited's taxable year will be required to include in its gross income for U.S. federal income tax purposes its share of the RPII for the portion of the taxable year during which an Insurance Subsidiary was a CFC under the RPII provisions, determined as if all such RPII were distributed proportionately only to such U.S. Persons or U.S. Partnerships at that date, but limited by each such U.S. Person or U.S. Partnership's share of an Insurance Subsidiary's current-year earnings and profits as reduced by the U.S. Person or U.S. Partnership's share, if any, of certain prior-year deficits in earnings and profits. Each Insurance Subsidiary intends to operate in a manner that is intended to ensure that it qualifies for the 20% Gross Income Exception. Although we believe that the gross RPII of each Insurance Subsidiary has not in the past equaled or exceeded 20% of its gross insurance income, and do not expect it to do so in the foreseeable future, it is possible that we will not be successful in qualifying under this exception.

        Computation of RPII—In order to determine how much RPII each Insurance Subsidiary has earned in each taxable year, each Insurance Subsidiary may obtain and rely upon information from their insureds and reinsureds to determine whether any of the insureds, reinsureds or persons related thereto own (directly or indirectly through foreign entities) shares of ACE Limited and are U.S. Persons or U.S. Partnerships. ACE Limited may not be able to determine whether any of the underlying direct or indirect insureds to which each Insurance Subsidiary provides insurance or reinsurance are shareholders or related persons to such shareholders. Consequently, ACE may not be able to determine accurately the gross amount of RPII earned by an Insurance Subsidiary in a given taxable year. For any taxable year in which an Insurance Subsidiary does not meet the 20% Gross Income Exception or the 20% Ownership Exception, ACE Limited may also seek information from its shareholders as to whether beneficial owners of ordinary shares at the end of the year are U.S. Persons or U.S. Partnerships so that the RPII may be determined and apportioned among such persons; to the extent ACE is unable to determine whether a beneficial owner of ordinary shares is a U.S. Person or U.S. Partnership, ACE may assume that such owner is not a U.S. Person or U.S. Partnership, thereby increasing the per share RPII amount for all known RPII shareholders.

        If, as expected, gross RPII is less than 20% of gross insurance income, RPII shareholders will not be required to include RPII in their taxable income. The amount of RPII includable in the income of a RPII shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

        Apportionment of RPII to U.S. Holders—Every RPII shareholder who owns ordinary shares on the last day of any taxable year of ACE Limited in which an Insurance Subsidiary does not meet the 20% Gross Income Exception or the 20% Ownership Exception should expect that for such year it will be required to include in gross income its share of that Insurance Subsidiary's RPII for the portion of the taxable year during which that Insurance Subsidiary was a CFC under the RPII provisions, whether or not distributed, even though it may not have owned the shares throughout such period. A RPII shareholder who owns ordinary shares during such taxable year but not on the last day of the taxable year is not required to include in gross income any part of that Insurance Subsidiary's RPII.

        Basis Adjustments—A RPII shareholder's tax basis in its ordinary shares will be increased by the amount of any RPII that the shareholder includes in income. The RPII shareholder may exclude from income the amount of any distributions by ACE Limited out of previously taxed RPII income. The RPII shareholder's tax basis in its ordinary shares will be reduced by the amount of such distributions that are excluded from income.

        Uncertainty as to Application of RPII—The RPII provisions have never been interpreted by the courts or the Treasury Department in final regulations, and regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of the RPII rules by the IRS, the courts or otherwise, might have retroactive effect. These provisions include the grant of authority to the Treasury Department to prescribe "such regulations as may be necessary to carry out the purpose of this subsection including... regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise." Accordingly, the meaning of the RPII provisions and the application thereof to ACE is uncertain. In addition, we cannot be certain that the amount of RPII or the amounts of the RPII inclusions for any particular RPII shareholder, if any, will not be subject to adjustment based upon subsequent IRS examination. Any prospective investor considering an investment in ordinary shares should consult his tax advisor as to the effects of these uncertainties.

        Tax-Exempt Shareholders.    Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income. Prospective investors that are tax exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the Code. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII Shareholder also must file IRS Form 5471 in the circumstances described below in "—Information Reporting and Backup Withholding."

        Dispositions of Ordinary Shares.    Subject to the discussions below relating to the potential application of the Code section 1248 and PFIC rules, holders of ordinary shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of ordinary shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets. If the holding period for these ordinary shares exceeds one year, any gain will be subject to tax at a current maximum marginal tax rate of 15% for individuals and 35% for corporations. Moreover, gain, if any, generally will be U.S. source gain and generally will constitute "passive income" for foreign tax credit limitation purposes.

        Code section 1248 provides that if a U.S. Person or U.S. Partnership sells or exchanges stock in a foreign corporation and such person owned, directly, indirectly through certain foreign entities or constructively, 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC's earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). We believe that, because of the anticipated dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. shareholder of ACE Limited should be treated as owning (directly, indirectly through foreign entities or constructively) 10% of more of the total voting power of ACE Limited; to the extent this is the case, this application of Code Section 1248 under the regular CFC rules should not apply to dispositions of our ordinary shares. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge. A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs. In the event this is determined necessary, ACE will provide a completed IRS Form 5471 or the relevant information necessary to complete the Form. Code section 1248 also applies to the sale or exchange of shares in a foreign corporation if the foreign corporation would be treated as a CFC for RPII purposes regardless of whether the shareholder is a 10% U.S. Shareholder or whether the 20% Gross Income Exception or the 20% Ownership Exception applies. Existing proposed regulations do not address whether Code section 1248 would apply if a foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC and that would be taxed as an insurance company if it were a domestic corporation. We believe, however, that this application of Code section 1248 under the RPII rules should not apply to dispositions of ordinary shares because ACE Limited will not be directly engaged in the insurance business. We cannot be certain, however, that the IRS will not interpret the proposed regulations in a contrary manner or that the Treasury Department will not amend the proposed regulations to provide that these rules will apply to dispositions of ordinary shares. Prospective investors should consult their tax advisors regarding the effects of these rules on a disposition of ordinary shares.

        Passive Foreign Investment Companies.    In general, a foreign corporation will be a PFIC during a given year if (i) 75% or more of its gross income constitutes "passive income" or (ii) 50% or more of its assets produce passive income.

        If ACE Limited were characterized as a PFIC during a given year, U.S. Persons holding ordinary shares would be subject to a penalty tax at the time of the sale at a gain of, or receipt of an "excess distribution" with respect to, their shares, unless such persons made a "qualified electing fund election" or "mark-to-market" election. It is uncertain that ACE Limited would be able to provide its shareholders with the information necessary for a U.S. Person to make these elections. In general, a shareholder receives an "excess distribution" if the amount of the distribution is more than 125% of the average distribution with respect to the shares during the three preceding taxable years (or shorter period during which the taxpayer held the shares). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taken in equal portion at the highest applicable tax rate on ordinary income throughout the shareholder's period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period. In addition, a distribution paid by ACE Limited to U.S. shareholders that is characterized as a dividend and is not characterized as an excess distribution would not be eligible for a reduced rate of tax with respect to dividends paid before 2009.

        For the above purposes, passive income generally includes interest, dividends, annuities and other investment income. The PFIC rules provide that income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business... is not treated as passive income." This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. The PFIC provisions also contain a look-through rule under which a foreign corporation shall be treated as if it "received directly its proportionate share of the income" and as if it "held its proportionate share of the assets" of any other corporation in which it owns at least 25% of the value of the stock.

        We expect that for purposes of the PFIC rules, each of the Insurance Subsidiaries will be predominantly engaged in an insurance business and is unlikely to have financial reserves in excess of the reasonable needs of its insurance business in each year of operations. Accordingly, none of the income or assets of the Insurance Subsidiaries should be treated as passive. Further, we expect that the passive income and assets (other than the stock of any indirect ACE subsidiary) of any other ACE subsidiary will be de minimis in each year of operations with respect to the overall income and assets of ACE. Under the look-through rule, ACE Limited should be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of its direct and indirect subsidiaries for purposes of the 75% test and the 50% test. As a result, we believe that ACE Limited was not and should not be treated as a PFIC. We cannot be certain, however, as there are currently no regulations regarding the application of the PFIC provisions to an insurance company and new regulations or pronouncements interpreting or clarifying these rules may be forthcoming, that the IRS will not challenge this position and that a court will not sustain such challenge. Prospective investors should consult their tax advisor as to the effects of the PFIC rules.

        Foreign tax credit.    For U.S. Persons and U.S. Partnerships that own ordinary shares, only a portion of the current income inclusions, if any, under the CFC, RPII and PFIC rules and of dividends paid by us (including any gain from the sale of ordinary shares that is treated as a dividend under section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder's U.S. foreign tax credit limitations. It is also likely that substantially all of the "subpart F income," RPII and dividends that are foreign source income will constitute either "passive" or "financial services" income for foreign tax credit limitation purposes. Thus, it may not be possible for most shareholders to utilize excess foreign tax credits to reduce U.S. tax on such income. Note that for tax years beginning after December 31, 2006, financial services income will no longer constitute a separate "basket" for foreign tax credit limitation purposes. For tax years beginning after December 31, 2006, financial services income will be treated as either general category income or passive category income for this purpose. Prospective investors should consult their tax advisor as to the effects of foreign tax credit limitations in their particular circumstances.

        Information Reporting and Backup Withholding.    Under certain circumstances, U.S. Persons and U.S. Partnerships owning stock in a foreign corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required by (i) a person who is treated as a RPII shareholder, (ii) a 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned the stock on the last day of that year and (iii) under certain circumstances, a U.S. Person who acquires stock in a foreign corporation and as a result thereof owns 10% or more of the voting power or value of such foreign corporation, whether or not such foreign corporation is a CFC. For any taxable year in which ACE determines that gross RPII constitutes 20% or more of or an Insurance Subsidiary's gross insurance income and the 20% Ownership Exception does not apply, ACE Limited will provide to all U.S. Persons and U.S. Partnerships registered as shareholders of its ordinary shares a completed IRS Form 5471 or the relevant information necessary to complete the form. Failure to file IRS Form 5471 may result in penalties.

        Information returns may be filed with the IRS in connection with distributions on the ordinary shares and the proceeds from a sale or other disposition of the ordinary shares unless the holder of the ordinary shares establishes an exemption from the information reporting rules. A holder of ordinary shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder is not a corporation or non-U.S. Person or fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Person will be allowed as a credit against the U.S. Person's U.S. federal income tax liability and may entitle the U.S. Person to a refund, provided that the required information is furnished to the IRS.

        Proposed U.S. Tax Legislation.    Legislation has been periodically introduced in the U.S. Congress intended to eliminate certain perceived tax advantages of companies (including insurance companies) that have legal domiciles outside the United States but have certain U.S. connections. Other legislation would provide additional limits on the deductibility of interest by foreign owned U.S. corporations. It is possible that legislative proposals could emerge in the future that could have an adverse impact on us or our shareholders.

        Additionally, the U.S. federal income tax laws and interpretations regarding whether a company is engaged in a trade or business within the United States or is a PFIC, or whether U.S. Persons or U.S. Partnerships would be required to include in their gross income the "subpart F income" or the RPII of a CFC, are subject to change, possibly on a retroactive basis. There are currently no regulations regarding the application of the PFIC rules to insurance companies and the regulations regarding RPII are still in proposed form. New regulations or pronouncements interpreting or clarifying such rules may be forthcoming. We cannot be certain if, when or in what form such regulations or pronouncements may be provided and whether such guidance will have a retroactive effect.

Cayman Islands Taxation

        Currently, there is no Cayman Islands withholding tax on the payment of dividends by ACE Limited.

Bermuda Taxation

        Currently, there is no Bermuda withholding tax on the payment of dividends by ACE Limited.

UNDERWRITING

        Citigroup Global Markets Inc. and Goldman, Sachs & Co. are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of ordinary shares set forth opposite the underwriter's name.

Underwriter	Number of Ordinary Shares
Citigroup Global Markets Inc.	7,143,985
Goldman, Sachs & Co.	12,622,240
Banc of America Securities LLC	1,318,890
Deutsche Bank Securities Inc.	1,318,890
J.P. Morgan Securities Inc.	1,318,890
Wachovia Capital Markets, LLC	1,318,890
ABN AMRO Rothschild LLC	604,490
Calyon Securities (USA) Inc.	604,490
HSBC Securities (USA) Inc.	604,490
Lazard Capital Markets LLC	604,490
ING Financial Markets LLC	165,275
BNP Paribas Securities Corp.	165,275
Barclays Capital Inc.	165,275
Comerica Securities, Inc.	165,275
Keybanc Capital Markets, A Division of McDonald Investments Inc.	165,275
NatCity Investments, Inc.	165,275
RBC Capital Markets Corporation	165,275

Total	28,616,670

        The underwriting agreement provides that the obligations of the underwriters to purchase the ordinary shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the ordinary shares (other than those covered by the option described below) if they purchase any of the ordinary shares.

        The underwriters propose to offer some of the ordinary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the ordinary shares to dealers at the public offering price less a concession not to exceed $.64 per share. The underwriters may allow, and dealers may re-allow, a concession not to exceed $.10 per share on sales to other dealers. If all of the ordinary shares are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 4,292,500 additional ordinary shares at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter's initial purchase commitment.

        We and our executive officers have agreed that, for a period of 60 days from the date of this prospectus supplement, we and they will not, without the prior written consent of the representatives, dispose of or hedge any of our ordinary shares or any securities convertible into or exchangeable for our ordinary shares. The representatives, in their sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. The representatives have released 5,000 ordinary shares from the foregoing restrictions which may be sold pursuant to a pre-existing Rule 10b5-1 plan of one of ACE's executive officers.

        The ordinary shares are listed on the New York Stock Exchange under the symbol "ACE."

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional ordinary shares.

	Paid by ACE
	No Exercise	Exercise
Per ordinary share	$1.0255	$1.0255
Total	$29,346,395	$33,748,354

        In connection with the offering, Goldman, Sachs & Co., on behalf of the underwriters, may purchase and sell ordinary shares in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of ordinary shares in excess of the number of ordinary shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of ordinary shares made in an amount up to the number of ordinary shares represented by the underwriters' option to purchase additional ordinary shares. In determining the source of ordinary shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase ordinary shares through the option to purchase additional ordinary shares. Transactions to close out the covered syndicate short position involve either purchases of the ordinary shares in the open market after the distribution has been completed or the exercise of the option to purchase additional ordinary shares. The underwriters may also make "naked" short sales of ordinary shares in excess of the option to purchase additional ordinary shares. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of ordinary shares in the open market while the offering is in progress.

        The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Goldman, Sachs & Co. repurchases ordinary shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

        Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the ordinary shares. They may also cause the price of the ordinary shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We estimate that the total expenses of this offering will be $1,000,000.

        The underwriters have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they will receive customary fees and expenses.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        Each of the underwriters has represented and agreed that:

    (a)    it has not made or will not make an offer of ordinary shares to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) ("FSMA") except to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA);

    (b)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to ACE; and

    (c)    it has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the ordinary shares in, from or otherwise involving the United Kingdom.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of ordinary shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of ordinary shares to the public in that Relevant Member State at any time.

    (a)    to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

    (b)    to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

    (c)    in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of ordinary shares to the public" in relation to any ordinary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        The ordinary shares may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell ordinary shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the shares may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the ordinary shares to the public in Singapore.

        The ordinary shares have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any ordinary shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        Lazard Capital Markets LLC has entered into an agreement with Mitsubishi UFJ Securities (USA), Inc. ("MUS (USA)") pursuant to which MUS (USA) provides certain advisory and/or other services to Lazard Capital Markets LLC, including in respect of this offering. In return for this provision of such services by MUS (USA) to Lazard Capital Markets LLC, Lazard Capital Markets LLC will pay to MUS (USA) a mutually agreed upon fee.

LEGAL MATTERS

        The validity of the ordinary shares will be passed upon for ACE by Maples and Calder, George Town, Grand Cayman, Cayman Islands, British West Indies. Certain legal matters relating to U.S. law will be passed upon for ACE by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois. Certain legal matters with respect to Bermuda law will be passed upon for ACE by Conyers Dill & Pearman, Hamilton, Bermuda. Certain legal matters relating to the offering will be passed upon for the underwriters by LeBoeuf, Lamb, Greene & MacRae LLP, New York, New York. Mayer, Brown, Rowe & Maw LLP and LeBoeuf, Lamb, Greene & MacRae LLP will rely on the opinion of Maples and Calder with respect to Cayman Islands law and the opinion of Conyers Dill & Pearman with respect to Bermuda law. LeBoeuf, Lamb, Greene & MacRae, LLP has in the past performed, and continues to perform, services for us.

PROSPECTUS

$1,500,000,000

ACE Limited

Ordinary Shares, Preferred Shares, Depositary Shares, Debt Securities,

Warrants to Purchase Ordinary Shares,

Warrants to Purchase Preferred Shares,

Warrants to Purchase Debt Securities, Stock Purchase Contracts and

Stock Purchase Units

ACE INA Holdings Inc.

Debt Securities

Fully and Unconditionally Guaranteed by

ACE Limited

ACE Capital Trust III

ACE Capital Trust IV

Preferred Securities

Guaranteed to the Extent Provided in this Prospectus by

ACE Limited

        ACE, ACE INA or the applicable ACE Trust will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

        ACE's ordinary shares are traded on the New York Stock Exchange under the symbol "ACE."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is January 14, 2005.

About This Prospectus	3
ACE Limited	3
ACE INA	4
The ACE Trusts	4
Use of Proceeds	5
Ratio of Earnings to Fixed Charges and Preferred Share Dividends of ACE	5
General Description of the Offered Securities	6
Description of ACE Capital Stock	7
Description of the Depositary Shares	21
Description of ACE Debt Securities	23
Description of ACE INA Debt Securities and ACE Guarantee	35
Description of the Warrants to Purchase Ordinary Shares or Preferred Shares	52
Description of the Warrants to Purchase Debt Securities	54
Description of Preferred Securities	55
Description of Preferred Securities Guarantees	66
Description of Stock Purchase Contracts and Stock Purchase Units	71
Plan of Distribution	72
Legal Opinions	74
Experts	74
Enforcement of Civil Liabilities Under United States Federal Securities Laws	75
Where You Can Find More Information	76

        You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. None of ACE, ACE INA or either ACE Trust has authorized anyone else to provide you with different information. ACE, ACE INA and the ACE Trusts are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. ACE's business, financial condition, results of operations and prospects may have changed since that date.

        Except as expressly provided in an underwriting agreement, no offered securities may be offered or sold in the Cayman Islands or Bermuda, although offers may be made to persons in Bermuda from outside Bermuda. Offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where these offers have been delivered outside of Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered securities.

        In this prospectus, references to "dollars" and "$" are to United States currency, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that ACE, ACE INA and the ACE Trusts filed with the Securities and Exchange Commission utilizing a "shelf" registration process, relating to the ordinary shares, preferred shares, depositary shares, debt securities, debt securities guarantee, warrants, stock purchase contracts, stock purchase units, preferred securities and preferred securities guarantees described in this prospectus. Under this shelf process, any or all of ACE, ACE INA and the ACE Trusts may sell the securities described in this prospectus in one or more offerings up to an aggregate initial offering price by all of ACE, ACE INA and the ACE Trusts of $1,500,000,000. This prospectus provides you with a general description of the securities ACE, ACE INA or an ACE Trust may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding ACE, ACE INA, the ACE Trusts and the offered securities, please refer to the registration statement. Each time ACE, ACE INA or an ACE Trust sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

ACE LIMITED

        ACE Limited is the Bermuda-based holding company of the ACE Group of Companies, incorporated with limited liability under the Cayman Islands Companies Law. ACE opened its business office in Bermuda in 1985 when it was initially incorporated and continues to maintain its business office in Bermuda. Through its various operating subsidiaries, ACE provides a broad range of insurance and reinsurance products to insureds worldwide through operations in the United States and almost 50 other countries. At September 30, 2004, ACE had total assets of approximately $54.45 billion and shareholders' equity of approximately $9.48 billion. ACE derives its revenue principally from premiums, fees and investment income.

        ACE operates through four business segments:

  •
  Insurance—North American;

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  Insurance—Overseas General;

  •
  Global Reinsurance; and

  •
  Financial Services.

        ACE was incorporated in August 1985. ACE's principal executive offices are located at ACE Global Headquarters, 17 Woodbourne Avenue, Hamilton, HM 08, Bermuda, and its telephone number is (441) 295-5200.

ACE INA

        ACE INA is an indirect subsidiary of ACE that was formed in December 1998 to acquire and hold the international and domestic property and casualty businesses that ACE acquired from CIGNA Corporation in 1999. ACE INA is a U.S. holding company and has no direct operations. ACE INA's principal asset is the capital stock of its insurance subsidiaries.

        The principal executive offices of ACE INA are located at Two Liberty Place, 1601 Chestnut Street, Philadelphia, Pennsylvania 19103, and its telephone number is (215) 640-1000.

THE ACE TRUSTS

        ACE Capital Trust III is a statutory trust created under Delaware law pursuant to (1) a trust agreement executed by ACE, as original sponsor of the ACE Trust, and the ACE trustees for the ACE Capital Trust III and (2) the filing of a certificate of trust with the Delaware Secretary of State on May 19, 1999. On August 5, 1999, ACE assigned its rights and obligations as sponsor of ACE Capital Trust III to ACE INA. ACE Capital Trust IV is a statutory trust created under Delaware law pursuant to (1) a trust agreement executed by ACE INA, as sponsor of the ACE Capital Trust IV, and the ACE trustees for the ACE Trust and (2) the filing of a certificate of trust with the Delaware Secretary of State on May 14, 2002. Each trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. Each restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Each ACE Trust exists for the exclusive purposes of:

  •
  issuing and selling the preferred securities and common securities that represent undivided beneficial interests in the assets of the ACE Trust,

  •
  using the gross proceeds from the sale of the preferred securities and common securities to acquire a particular series of ACE INA subordinated debt securities, and

  •
  engaging in only those other activities necessary, convenient or incidental to the issuance and sale of the preferred securities and common securities and purchase of the ACE INA subordinated debt securities.

        ACE INA will directly or indirectly own all of the common securities of each ACE Trust. The common securities of an ACE Trust will rank equally, and payments will be made thereon pro rata, with the preferred securities of that ACE Trust. However, if an event of default under the restated trust agreement resulting from an event of default under the ACE INA subordinated debt securities held by the ACE Trust has occurred and is continuing, the rights of the holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, ACE INA will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to at least 3% of the total capital of each ACE Trust. Each of the ACE Trusts is a legally separate entity, and the assets of one are not available to satisfy the obligations of the other.

        The following is true for each ACE Trust unless otherwise disclosed in the related prospectus supplement:

  •
  each ACE Trust has a term of approximately 55 years but may dissolve earlier;

  •
  each ACE Trust's business and affairs will be conducted by the trustees, referred to collectively as the ACE trustees, appointed by ACE INA, as the holder of all of the common securities;

  •
  ACE INA, as the holder of the common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the ACE trustees;

  •
  the duties and obligations of the ACE trustees will be governed by the restated trust agreement of the ACE Trust;

  •
  two of the ACE trustees, referred to as the administrative trustees, of each ACE Trust will be persons who are employees or officers of or affiliated with ACE INA;

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  one ACE trustee of each ACE Trust will be a financial institution that is not affiliated with ACE INA and has a minimum amount of combined capital and surplus of not less than $50,000,000, and is referred to as the property trustee. The property trustee shall act as both the property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act;

  •
  one ACE trustee of each ACE Trust, which may be the property trustee if it otherwise meets the requirements of applicable law, will have its principal place of business or reside in the State of Delaware and is referred to as the Delaware trustee;

  •
  ACE will pay all fees and expenses related to each ACE Trust and the offering of the preferred securities and common securities.

        The office of the Delaware trustee for each ACE Trust in the State of Delaware is located at c/o Bank One Delaware, Inc., Three Christina Centre, 201 North Walnut Street, Wilmington, Delaware 19801. The principal executive offices for each of the ACE Trusts are located at c/o ACE INA Holdings Inc., Two Liberty Place, 1601 Chestnut Street, Philadelphia, Pennsylvania 19103. The telephone number of each of the ACE Trusts is (215) 640-1000.

USE OF PROCEEDS

        Unless otherwise disclosed in the applicable prospectus supplement, ACE and ACE INA intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include repayment of indebtedness, expansion of our net underwriting capacity and acquisitions. Each ACE Trust will invest all proceeds received from the sale of its preferred securities and common securities in a particular series of subordinated debt securities of ACE INA. ACE INA will use these funds for general corporate purposes, which may include repayment of indebtedness, expansion of our net underwriting capacity and acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS OF ACE

        For purposes of computing the following ratios, earnings consist of net income before income tax expense, excluding interest costs capitalized, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs, including interest costs capitalized, plus one-third of minimum rental payments under operating leases, which are estimated by management to be the interest factor of these rentals.

	Nine Months Ended September 30,		Fiscal Year Ended December 31,
	2004		2003		2002	2001	2000		1999
Ratio of Earnings to Fixed Charges	8.3	x	9.2	x	(1)	(2)	3.6	x	4.1	x
Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends	6.9	x	7.9	x	(1)	(2)	3.4	x	4.1	x

(1)
Earnings for the year ended December 31, 2002 were insufficient to cover fixed charges by $39 million and combined fixed charges and preferred share dividends by $65 million.

(2)
Earnings for the year ended December 31, 2001 were insufficient to cover fixed charges by $237 million and combined fixed charges and preferred share dividends by $263 million.

        The ACE Trusts had no operations during the periods set forth above.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

        ACE may, from time to time, offer under this prospectus, separately or together:

  •
  ordinary shares,

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  preferred shares, which may be represented by depositary shares as described below,

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  unsecured senior or subordinated debt securities,

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  warrants to purchase ordinary shares,

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  warrants to purchase preferred shares,

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  warrants to purchase debt securities of ACE,

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  stock purchase contracts to purchase ordinary shares, and

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  stock purchase units, each representing ownership of a stock purchase contract and, as security for the holder's obligation to purchase ordinary shares under the stock purchase contract, any of:

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  debt securities of ACE INA, fully and unconditionally guaranteed by ACE;

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  debt obligations of third parties, including U.S. Treasury securities; or

  •
  preferred securities of an ACE Trust.

        ACE INA may from time to time offer unsecured senior or subordinated debt securities, which will be fully and unconditionally guaranteed by ACE.

        Each of ACE Capital Trust III and ACE Capital Trust IV may offer preferred securities representing undivided beneficial interests in their respective assets, which will be fully and unconditionally guaranteed to the extent described in this prospectus by ACE.

        The aggregate initial offering price of the securities offered by ACE, ACE INA and the ACE Trusts will not exceed $1,500,000,000.

DESCRIPTION OF ACE CAPITAL STOCK

        The following is a summary of the material provisions of ACE's memorandum of association and articles of association. You should refer to ACE's memorandum and articles for complete information regarding their provisions, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

        ACE's authorized share capital consists of two classes of shares:

  •
  500,000,000 ordinary shares, par value $0.041666667 per share, of which 284,112,866 ordinary shares were issued and outstanding as of September 30, 2004; and

  •
  20,000,000 other shares, 2,300,000 shares of which were issued and outstanding as of September 30, 2004, as 7.80% cumulative redeemable preferred shares, series C.

Ordinary Shares

        Our ordinary shares are listed on the New York Stock Exchange under the symbol "ACE." Our ordinary shares currently issued and outstanding are fully paid and nonassessable, which means that our ordinary shares are paid for in full at the time they are issued, and, once our ordinary shares are paid for in full, there is no further liability for further assessment or taxation. Any of our ordinary shares offered by a prospectus supplement will also be fully paid and nonassessable once they are issued to the purchaser in exchange for the full purchase price.

        There are no provisions of Cayman Islands law or our memorandum or articles which impose any limitation on the rights of our shareholders to hold or vote ordinary shares by reason of their not being residents of the Cayman Islands.

Dividend Rights

        After all dividends on our preferred shares have been paid or declared and set apart for payment, holders of our ordinary shares are entitled to receive dividends as may be declared from time to time by our board of directors in its discretion, out of funds legally available for the payment of dividends.

Liquidation

        In the event of our dissolution, liquidation or winding, whether voluntary or involuntary, we will first pay or set aside for payment to the holders of any outstanding shares ranking senior to our ordinary shares, the full amounts to which they are entitled. After these payments have been paid or set aside, the holder of our then outstanding ordinary shares, will be entitled to receive, pro rata, according to the number of ordinary shares registered in their names, any of our remaining assets which remain available for distribution. However, if, at the time of our dissolution, liquidation or winding up, you have any outstanding debts, liabilities or engagements to or with us, whether presently payable or not, either alone or jointly with any other person, whether a shareholder or not, including, without limitation, any liability associated with the unpaid purchase price of our ordinary shares, the liquidator appointed to oversee our liquidation will deduct the aggregate amount of these debts, liabilities and engagements from the amount payable in respect of your ordinary shares. The liquidator will then apply this amount to any of your debts, liabilities or engagements to or with ACE, whether presently payable or not. The liquidator may distribute to you, in kind, the remaining assets of ACE or may sell, transfer or otherwise dispose of all or any part of our remaining assets to any other corporation, trust or entity and receive payment for our remaining assets in cash, shares or obligations of the other corporation, trust or entity or any combination of these. The liquidator may also sell all or part of the consideration received for the sale of our remaining assets and distribute this consideration or any balance or proceeds of this consideration to you.

Voting Rights

        Our articles provide that the quorum required for a general meeting of shareholders is not less than six shareholders present in person or by proxy holding at least 50% of the issued and outstanding shares entitled to vote at the meeting, and a quorum for considering a special resolution is 66 2/3% of the issued and outstanding shares entitled to vote at the meeting. Generally, we may, from time to time by special resolution:

  •
  alter or amend our memorandum or articles;

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  voluntarily liquidate, dissolve or wind-up our affairs;

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  increase our share capital;

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  consolidate and divide all or any of our share capital;

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  subdivide the whole or any part of our share capital;

  •
  reduce our share capital, any capital redemption reserve fund or any share premium account; or

  •
  change our name or alter our objects.

        Each holder of our ordinary shares is entitled to one vote per share on all matters submitted to a vote of shareholders at any meeting, subject to the 10% voting limitation described below. All matters, including the election of directors, voted upon at any duly held shareholders' meeting will be carried by a majority of the votes cast at the meeting by shareholders represented in person or by proxy. However, the following actions, among others, require the approval of at least 66 2/3% of the outstanding voting shares, voting together as a single class:

  •
  the approval of a merger, consolidation or amalgamation;

  •
  the sale, lease or exchange of all or substantially all of our assets, in addition to any regulatory or court approvals, and

  •
  the amendment of specific provisions of our articles.

        In addition, at least 66 2/3% of the votes cast by shareholders represented in person or by proxy at a duly convened meeting is required to approve a special resolution.

        Our articles provide that, generally, extraordinary general meetings of ACE's shareholders may be called only by directors or at the request in writing of shareholders owning at least 25% of the outstanding shares generally entitled to vote.

        Each ordinary share has one vote. However, if and so long as, the controlled shares of any person constitute 10% or more of the issued ordinary shares, the voting rights with respect to these controlled shares will be limited, in the aggregate, to a voting power of approximately 10%, pursuant to a formula specified in our articles. The term controlled shares generally means all shares of ACE directly, indirectly, constructively or beneficially owned by any person, including any shares owned by a group of persons.

        Our ordinary shares have noncumulative voting rights, which means that the holders of a majority of our ordinary shares may elect all of our directors, and, in this event, the holders of the remaining shares will not be able to elect any directors. Our board is presently divided into three classes, two of which have five directors and one of which has six directors, which we refer to as a classified board. At present, each class is elected for a three-year term, with the result that shareholders will not vote for the election of a majority of directors in any single year. Directors may be removed without cause only by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares generally entitled to vote, voting together as a single class, cast at a meeting of shareholders. Directors may be removed with cause by the affirmative vote of the holders of a majority of the votes cast at a meeting of shareholders.

        Our classified board could prevent a party who acquires control of a majority of the outstanding voting power from obtaining control of our board until the second annual shareholders meeting following the date the acquiror obtains the controlling share interest. This could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of ACE and could increase the likelihood that incumbent directors will retain their positions.

Preemptive Rights

        No holder of ordinary shares, solely by reason of holding our ordinary shares, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series nor to any security convertible into ordinary shares.

Other Classes or Series of Shares

        Our articles generally authorize the directors to create and issue one or more other classes or series of shares and to determine the rights and preferences of each class or series. Among other rights, for each class or series, the directors may determine:

  •
  the number of shares and the designation of the class or series;

  •
  the voting powers, full or limited, if any, of the shares;

  •
  the dividend rights of the shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares, as well as any limitations, restrictions or conditions on the payment of dividends;

  •
  the relative amounts, and the relative rights or priority, if any, of payment in respect of shares, which you will be entitled to receive upon any liquidation, dissolution or winding up of ACE;

  •
  the terms and conditions, including the price or prices, which may vary under different conditions and at different redemption dates, if any, upon which all or any part of the shares may be redeemed, as well as any limitations, restrictions or conditions on redemption of the shares;

  •
  the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares;

  •
  the terms, if any, upon which the shares will be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by ACE;

  •
  the restrictions, limitations and conditions, if any, upon the issuance of indebtedness of ACE so long as any shares are outstanding; and

  •
  any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law or our articles.

Preferred Shares

        Our articles provide that the directors may, from time to time, create and issue other classes or series of preferred shares setting forth the rights and preferences of each class or series in a certificate of designation, which certificate of designations we would incorporate by reference into this prospectus. Our preferred shares will be fully paid and nonassessable once they are issued in exchange for payment of their full purchase price. The particular rights and preferences of the preferred shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preferred shares, will be described in the applicable prospectus supplement.

        The following is a summary of the material terms of our preferred shares and you should refer to our memorandum, articles and the applicable certificate of designations for complete information regarding the terms of any class or series of preferred shares described in a prospectus supplement.

        The applicable prospectus supplement will specify the terms of the class or series of preferred shares, including:

  •
  the number of shares to be issued and sold and the distinctive designation of the class or series;

  •
  the voting powers, full or limited, if any;

  •
  the dividend rights, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends, as well as any limitations, restrictions or conditions on the payment of dividends;

  •
  the relative amounts, and the relative rights or priority, if any, of payment in respect of preferred shares, which the holders of the preferred shares will be entitled to receive upon any liquidation, dissolution or winding up of ACE;

  •
  the terms and conditions, including the price or prices, which may vary under different conditions and at different redemption dates, if any, upon which all or any part of the preferred shares may be redeemed, as well as any limitations, restrictions or conditions on redemption;

  •
  the terms, if any, of any purchase, retirement or sinking fund;

  •
  the terms, if any, upon which the preferred shares will be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by ACE;

  •
  the restrictions, limitations and conditions, if any, upon the issuance of indebtedness of ACE so long as any preferred shares are outstanding; and

  •
  any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law, our memorandum or articles.

Dividends

        You, as a holders of preferred shares, will be entitled to receive dividends at the rate set by the board, payable on specified dates each year for the respective dividend periods ending on those dates, when and as declared by the board. Dividends will accrue on each preferred share from the first day of the dividend period in which the share is issued or from any other date as the board may fix for this purpose. All dividends on preferred shares will be cumulative, which means that if we do not pay, or declare and set apart funds for payment of, the dividend, or any part of the dividend, on the issued and outstanding preferred shares for any dividend period, we must later pay in full, or declare and set apart for payment, the deficiency in the dividend on the preferred shares, without interest, before we may pay, or declare and set apart for payment, any dividend on the ordinary shares. You will not be entitled to participate in any other or additional earnings or profits of ACE, except for premiums, if any, which may be payable in case of redemption or liquidation, dissolution or winding up of ACE.

        At any time when any accrued dividends for any prior dividend period are delinquent, we will expressly declare any dividend paid upon the preferred shares to be in whole or partial payment of the accrued dividends beginning with the earliest dividend period for which dividends are then wholly or partly delinquent. This express designation of whole or partial payments will be communicated to each shareholder to whom payment is made.

        We will not pay dividends upon any shares of any class or series of preferred shares for a current dividend period unless we have paid, or declared and set apart for payment, all dividends required to be paid to the holders of each other class or series of preferred shares for all past dividend periods of the other class or series. If we pay any dividends on any of the preferred shares with respect to any past dividend period at any time when we are paying, or declaring and setting apart for payment, less than the total dividends then accumulated and payable for all past dividend periods on all of the preferred shares then outstanding, then we will pay the dividends on each class or series of preferred shares in the proportions that the dividends then accumulated and payable on each class or series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preferred shares.

Liquidation, Dissolution or Winding Up

        If we liquidate, dissolve or wind up our business, whether voluntarily or involuntarily, we will pay you a sum out of our assets equal to the liquidation preference for the class or series of preferred shares you own plus all accrued but unpaid dividends on your preferred shares, whether or not earned or declared. We will make these payments to you before any of our assets will be paid or distributed to holders of our ordinary shares. If our assets are insufficient to pay the full amounts to which you and the holders of all of the classes or series of our preferred shares then outstanding may be entitled, you will share ratably in our assets in proportion to the amounts which would be payable with respect to each class or series if all amounts payable on each class or series of preferred shares were paid in full. The consolidation or merger of ACE with or into any other corporation, or a sale of all or any part of its assets, will not be deemed a liquidation, dissolution or winding up of ACE within the meaning of this paragraph.

Redemption

        Except as otherwise set forth in the applicable prospectus supplement, the following redemption provisions will apply to each class or series of preferred shares.

        Prior to redeeming any preferred shares, we will deposit adequate funds for the redemption in trust for your account with a bank or trust company that has an office in the United States, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000. After we deposit these funds in trust, or have stated our intent to deposit these funds in a redemption notice, and you are given the name and address of the bank or trust company, then, from and after the mailing of the notice and the making of the deposit, your shares will no longer be deemed to be outstanding for any purpose whatsoever and your rights in or with respect to ACE pursuant to these preferred shares will cease and terminate, except for your rights:

  •
  to transfer your shares prior to the date fixed for redemption,

  •
  to receive the redemption price of your shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed, and

  •
  to exercise privileges of conversion, if any, not previously expired on or before the close of business on the fifth day preceding the date fixed for redemption.

        Six years after the redemption date, any moneys we deposit in trust which remain unclaimed and not converted will be paid to us upon our request, after which repayment you can no longer look to the bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for these moneys. In addition, after this six-year period, your right to receive this payment may be forfeited as provided under Cayman Islands law. Any portion of the moneys we deposit in respect of your preferred shares called for redemption that are converted into ordinary shares will be repaid to us upon our request.

        In case of the redemption of only a part of a class or series of preferred shares, we will designate by lot, in a manner as determined by the board, the shares to be redeemed or will effect the redemption pro rata.

Conversion Rights

        Except as otherwise provided in the applicable prospectus supplement, the following conversion provisions will apply to each class or series of preferred shares that is convertible into ordinary shares.

        All ordinary shares issued upon conversion will be fully paid and nonassessable and will be free of all taxes, liens and charges with respect to their issue, except taxes, if any, payable by reason of issuance of the ordinary shares in a name other than your name.

        The number of ordinary shares issuable upon conversion of a particular class or series of preferred shares will be the quotient obtained by dividing the aggregate conversion value of the shares of the class or series surrendered for conversion by the conversion price per share of ordinary shares then in effect for the class or series. We will not be required, however, upon any conversion to issue any fractional share of ordinary shares, but instead we will pay you a sum in cash equal to the value of the fractional share based on the last reported sale price per ordinary share on the NYSE at the date of determination. Preferred shares will be deemed to have been converted as of the close of business on the date of receipt at the office of the transfer agent of the certificates, duly endorsed, together with written notice of your election to convert the shares.

        The basic conversion price per ordinary share for a class or series of preferred shares, as fixed by the board, will be subject to adjustment from time to time as follows.

        If we:

  •
  pay a dividend or make a distribution to all holders of outstanding ordinary shares as a class in ordinary shares,

  •
  subdivide or split the outstanding ordinary shares into a larger number of shares or

  •
  combine the outstanding ordinary shares into a smaller number of shares,

then we will retroactively adjust your basic conversion price so that your convertible preferred shares will be entitled to receive, upon conversion, the number of ordinary shares which you would have owned and been entitled to receive after the happening of any of the events described above had your shares been converted immediately prior to the happening of that event.

        If we issue to all holders of ordinary shares as a class any rights or warrants enabling them to subscribe for or purchase ordinary shares at a price per share less than the current market price per ordinary share at the record date for determination of shareholders entitled to receive these rights or warrants, then we will retroactively adjust your basic conversion price by multiplying your basic conversion price by a fraction. The fraction's numerator will be the sum of the number of ordinary shares outstanding at the record date plus the number of ordinary shares which the aggregate exercise price, before deduction of underwriting discounts or commissions and our other expenses in connection with the issue, of the total number of shares offered for subscription or purchase would purchase at the current market price per share. The fraction's denominator will be the sum of the number of ordinary shares outstanding at the record date plus the number of additional ordinary shares offered for subscription or purchase.

        If we distribute to all holders of ordinary shares as a class evidences of indebtedness or assets, other than cash dividends, then we will retroactively adjust your basic conversion price by multiplying your basic conversion price by a fraction. The fraction's numerator will be the difference between the current market price per ordinary share at the record date for determination of shareholders entitled to receive the distribution and the fair value, as determined by the board, of the portion of the evidences of indebtedness or assets, other than cash dividends, so distributed applicable to one ordinary share. The fraction's denominator will be the current market price per ordinary share, which will be deemed to be the average of the high and low sales prices of the ordinary shares as reported in the New York Stock Exchange—Composite Transactions, or other principal market quotation as may then be applicable to the ordinary shares, for each of the 30 consecutive trading days commencing 45 trading days before that date.

        Any adjustments described above will become effective retroactively immediately after the applicable record date, or, in the case of a subdivision, split or combination, immediately after the effective date, and these adjustments will be made successively whenever any event described occurs.

        We will not adjust the basic conversion price if the amount of the adjustment would be less than 50 cents. However, any adjustments, which, by reason of the preceding sentence, we do not make, will be carried forward and taken into account in any subsequent adjustment. In addition, we will make any adjustment required for purposes of making the computations described above not later than the earlier of three years after the effective date describe above for the adjustment and the date as of which the adjustment would result in an increase or decrease of at least 3% in the aggregate number of ordinary shares issued and outstanding on the first date on which an event occurred which required the making of the computation. We will make all calculations to the nearest cent or to the nearest 1/100th of a share, as the case may be.

        In the case of any capital reorganization or reclassification of ordinary shares, or if we consolidate with or merge into, or sell or dispose of all or substantially all of our property and assets to, any other corporation, we will make proper provisions as part of the terms of the capital reorganization, reclassification, consolidation, merger or sale that any preferred shares at the time outstanding will be convertible into the number of shares of stock or other securities or property to which a holder of the number of ordinary shares deliverable upon conversion of the preferred shares would have been entitled upon the capital reorganization, reclassification, consolidation or merger.

        We will not make any dividend adjustment with respect to any preferred shares or ordinary shares in connection with any conversion.

        Whenever we issue additional ordinary shares requiring a change in the conversion price as described above, and whenever any other event occurs which results in a change in your existing conversion rights, we will file with our transfer agent or agents a statement signed by our Chairman, President and Chief Executive Officer, or by any of our Executive Officers, specifically describing the issue of additional ordinary shares or the other event, including, in the case of a capital reorganization, reclassification, consolidation or merger, the terms of the capital reorganization, reclassification, consolidation or merger. The statement will also contain the actual conversion prices or basis of conversion as changed by the issue or event and the change, if any, in the securities issuable upon conversion. Whenever we issue any rights or warrants to all holders of our ordinary shares as a class enabling them to subscribe for or purchase ordinary shares, we will also file in like manner a statement describing the same and the consideration we will receive. These statements will be open to your inspection.

        We will at all times authorize, and will at all times reserve and set aside, a sufficient number of ordinary shares for the conversion of all shares of all then outstanding classes or series of preferred shares which are then convertible into ordinary shares.

Reissuance of Shares

        If we retire any preferred shares by purchase or redemption, through conversion, or through the operation of any sinking fund or redemption or purchase account, these shares will have the status of authorized but unissued preferred shares. We may reissue these shares as part of the same class or series or may reclassify and reissue them in the same manner as any other authorized and unissued preferred shares.

Voting Rights

        Except as set forth below, generally, you, as a holder of preferred shares, will have no voting rights.

        Whenever dividends payable on your shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preferred shares, you will have the exclusive and special right, voting separately as a class, to elect two of our directors, and we will increase the number of directors constituting the board to the extent necessary to effectuate this right. Whenever this right has vested, it may be exercised initially either at an extraordinary meeting of the holders of the preferred shares or at any annual meeting of shareholders and, after its initial exercise, at annual meetings of shareholders. This special voting right will continue until all dividends accumulated on the preferred shares have been paid in full, at which time this right will terminate, subject to revesting in the event of each and every subsequent default in payment of dividends in an aggregate amount equivalent to six full quarterly dividends.

        At any time when this special voting right has vested, we will, upon the written request of the holders of record of at least 10% of the preferred shares then outstanding addressed to the Secretary of ACE, call an extraordinary meeting of the holders of the preferred shares for the purpose of electing directors. This extraordinary meeting will be held at the earliest practicable date in a place we designate or, if there be no designation, at our principal offices in Hamilton, Bermuda. If we do not call this meeting within 20 days after the Secretary of ACE has been personally served with the proper request, or within 30 days after mailing the same within the United States by registered or certified mail addressed to the Secretary of ACE at our principal office, then the holders of record of at least 10% of the preferred shares then outstanding may designate in writing one of their number to call the meeting at our expense, and this meeting may be called by this designated person upon the notice required for annual meetings of shareholders and will be held in Hamilton, Bermuda. This designated person will have access to our stock books for the purpose of causing meetings of shareholders to be called. However, we do not have to, and will not, call an extraordinary meeting during the period within 90 days immediately preceding the date fixed for the next annual meeting of shareholders.

        At any annual or extraordinary meeting at which the holders of the preferred shares have this special voting right, the presence, in person or by proxy, of the holders of 33 1/3% of the preferred shares will be required to constitute a quorum for the election of any director. At any meeting or adjournment of the meeting, the absence of a quorum will not prevent the election of directors other than those to be elected pursuant to this special voting right, and the absence of a quorum for the election of other directors will not prevent the election of the directors to be elected pursuant to this special voting right. In addition, in the absence of either or both types of quorum, a majority of the holders present in person or by proxy of any class or series of stock for which a quorum is lacking may adjourn the meeting for the election of directors which they are entitled to elect, from time to time, until a quorum shall be present, without notice other than announcement at the meeting.

        During any period during which the holders of preferred shares have the special voting right, only a vote of a majority, even if that be only a single director, of the remaining directors previously elected by the holders of the class or series of stock which elected the directors whose offices have become vacant may fill any board vacancy. During this period, the directors elected pursuant to the special voting right shall continue in office until the next succeeding annual meeting or until their successors, if any, are elected by these holders and qualify or, unless required by applicable law to continue in office for a longer period, until termination of the special voting right, if earlier. If and to the extent permitted by applicable law, immediately upon any termination of the special voting right, the term of office of the directors then in office elected pursuant to the special voting right will terminate.

        Whether or not our business is being wound up, your rights may only be varied with either the written consent of the holders of three-fourths of the issued shares of your class or series of preferred shares or the sanction of a special resolution approved by at least 66 2/3% of the votes cast by the holders of the shares of your class or series of preferred shares at a duly convened meeting where at least one-third of the issued shares of that class or series are represented, either in person or by proxy. Your rights will not be deemed to be varied by the creation or issue of any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to or equally with your class or series of preferred shares with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up. You are not entitled to vote on any amalgamation, consolidation, merger or statutory share exchange, except to the extent that this type of a transaction would vary your rights, in which case any variation is subject to the approval process described above. You are not entitled to vote on any sale of all or substantially all of our assets.

        On any item on which the you are entitled to vote, you will be entitled to one vote for each preferred share held.

Restrictions in Event of Default in Dividends on Preferred Shares

        If, at any time, we have failed to pay dividends or amounts payable with respect to any obligations to retire preferred shares in full, after that time and until dividends or these amounts, including all accrued and unpaid dividends for all past quarterly dividend periods on the preferred shares outstanding, shall have been declared and set apart in trust for payment or paid, we may not:

  •
  redeem less than all of the outstanding preferred shares without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preferred shares given in person or by proxy, either in writing or by resolution adopted at an extraordinary meeting called for the purpose, at which the holders of the preferred shares shall vote separately as a class, regardless of class or series;

  •
  purchase any preferred shares except in accordance with a purchase offer made in writing to all holders of preferred shares of all classes or series upon terms as the board, in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, determines, which determination shall be final and conclusive, will result in fair and equitable treatment among the respective classes or series. However, we may use shares previously acquired and then held by it as treasury stock to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any class or series. In addition, nothing will prevent us from completing the purchase or redemption of preferred shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to the failure; and

  •
  we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any shares of any other class of our stock ranking junior to the preferred shares as to dividends and upon liquidation.

Preemptive Rights

        No holder of preferred shares, solely by reason of holding the preferred shares, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series nor to any security convertible into shares.

7.80% Cumulative Redeemable Preferred Shares, Series C

        In May 2003, we issued 2,300,000 shares of our 7.80% Cumulative Redeemable Preferred Shares, Series C, which we refer to as the ACE Series C Preferred Shares. The ACE Series C Preferred Shares are represented by depository shares, with each depository share representing 1/10 of an ACE Series C Preferred Share. The ACE Series C Preferred Shares rank senior to all ordinary shares now outstanding or that we may issue in the future, as to payment of dividends and distribution of assets upon our dissolution, liquidation or winding up.

Dividends

        Dividends on the ACE Series C Preferred Shares are cumulative and are payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year. We will only pay dividends on the ACE Series C Preferred Shares if our board of directors or an authorized committee of our board declares those dividends payable and ACE has funds legally available to pay those dividends.

        Dividends on the ACE Series C Preferred Shares are fixed at a rate per year of 7.80% of the liquidation preference of $250 per preferred share (or $19.50 per preferred share).

Optional Redemption

        On and after May 30, 2008, we may redeem the ACE Series C Preferred Shares, in whole at any time or in part from time to time at a redemption price of $250 per ACE Series C Preferred Share, plus accrued and unpaid dividends, if any, to the date of redemption. We may not redeem the ACE Series C Preferred Shares before May 30, 2008, except as described in the next paragraph and except that we may redeem the ACE Series C Preferred Shares before that date at a redemption price of $260 per ACE Series C Preferred Share, plus accrued and unpaid dividends, if any, to the date of redemption, if we

  •
  submit a proposal to our ordinary shareholders concerning an amalgamation, merger or other similar transaction involving ACE that requires; or

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  submit any proposal for any other matter that, as a result of any change in Cayman Islands law after May 7, 2003 (whether by enactment or official interpretation), requires, in either case, a vote of the holders of our ACE Series C Preferred Shares, voting separately as a single class (alone or with one or more class or series of other preferred shares).

        We also will have the option to redeem the ACE Series C Preferred Shares, at any time in whole or in part from time to time, at a redemption price of $250 per Preferred Share, plus accrued and unpaid dividends, if any, to the date of redemption, if there is a change in tax law that would require us or any successor corporation to pay any additional or "gross up" amounts with respect to the ACE Series C Preferred Shares.

Voting Rights

        The holders of the ACE Series C Preferred Shares are not entitled to any voting rights, except as required by applicable law and as described above under "Description of ACE Capital Stock—Preferred Shares—Voting Rights". Holders of ACE Series C Preferred Shares are also entitled to vote separately as a class with respect to certain court approved schemes of arrangement or reconstruction in which we will not be the surviving entity.

Liquidation Rights

        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of ACE Series C Preferred Shares will be entitled to receive out of our assets available for distribution to shareholders—before any distribution of assets is made on our ordinary shares or any other class or series of our stock ranking junior to the ACE Series C Preferred Shares—a liquidating distribution in the amount of $250 per share, plus an amount equal to the sum of all accumulated and unpaid dividends, whether or not earned or declared, for the then-current dividend period and all prior dividend periods.

        In the event our assets available for distribution to the holders of ACE Series C Preferred Shares upon any liquidation, dissolution or winding up, whether voluntary or involuntary, are insufficient to pay in full all amounts to which the holders are entitled, no distribution will be made on any other stock ranking equally with the ACE Series C Preferred Shares unless a pro rata distribution is made on the ACE Series C Preferred Shares, with the amount allocable to each series determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and distributions to the shares of each series being made on a pro rata basis.

Transfer Agent

        Our registrar and transfer agent for our ordinary shares and preferred shares is Mellon Investor Services.

Transfer of Shares

        Our articles contain various provisions affecting the transferability of our shares. Under our articles, the board has absolute discretion to decline to register any transfer of shares for any reason, including its determination that the transfer would result in a person having controlled shares that constitute 10% or more of any class or series of ACE's issued shares and that a registration statement under the Securities Act with respect to the shares has not been filed. However, the board has waived its right to decline to register any transfer of shares which have been traded in the public market, including any ordinary and preferred shares offered by a prospectus supplement or which were outstanding immediately prior to ACE's initial public offering.

        Maples and Calder, our Cayman Islands counsel, has advised us that, while the precise form of the restrictions on transfers contained in our articles is untested, as a matter of general principle, restrictions on transfers of shares are enforceable under Cayman Islands law and are not uncommon. You will be deemed to own your shares for dividend, voting and reporting purposes until a transfer of the shares has been registered on our stock transfer records.

        The restrictions on voting and ownership of more than 10% of any class or series of our issued shares described above, as well as the provisions discussed below under "Anti-Takeover Effects of Articles of Association" and "Shareholder Rights Plan," may have the effect of discouraging an attempt to obtain control of ACE.

        Our articles also provide that the board may suspend the registration of transfer for any periods as the board may determine, but shall not suspend the registration of transfer for more than 45 days in any year.

Lloyd's Related Requirements

        Under Lloyd's regulations, any person who, along with any associates, beneficially holds 10% or more of the votes or economic interest in ACE, or who controls decisions by our board, is a "controller" of any ACE subsidiary that is either a Lloyd's corporate member or Lloyd's managing agent. Lloyd's imposes an absolute prohibition on any company being a controller of a Lloyd's corporate member or Lloyd's managing agent without first notifying Lloyd's and receiving its consent. However, if a person breaches the 20%, 33%, 50% or majority controller thresholds, the Lloyd's corporate member or Lloyd's managing agent must do all that lies within its powers to comply with

Lloyd's requirements, which means that notice was given to the Council of Lloyd's regarding the breach of the ownership percentage and that the Council did not object. Lloyd's requires each controller to execute and deliver a declaration and undertaking to Lloyd's with representations concerning, among other things, the absence of criminal activities, censure, insolvency, civil liabilities and government investigations. Lloyd's also requires each controller to submit to the jurisdiction of the English courts. Any person that becomes the owner of 10% (or subsequently 20%, 33%, 50% or a majority) of our ordinary shares would have to deliver this declaration and undertaking to Lloyd's, unless he received an exemption from Lloyd's. The decision to grant an exemption is completely within Lloyd's discretion.

        In addition, under English law, if any person who is "connected with" a Lloyd's broker holds, or subsequently becomes the holder of, more than 5% of our ordinary shares, that Lloyd's broker risks losing its Lloyd's license. For these purposes, a person is "connected with" a Lloyd's broker if:

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  that person is the subsidiary or holding company of a corporate Lloyd's broker or a subsidiary of a holding company;

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  that person is a director of that Lloyd's broker;

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  that person is a related company that controls or is controlled by a Lloyd's broker or any related company, which is determined by a test based on having either one-third voting rights or control of the board; or

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  any person who is a partner in, or who controls or is controlled by, that Lloyd's broker or any company which is controlled by a partner in that Lloyd's broker or any related company of any partner or any director of any controlled or related company, if the Lloyd's broker is a partnership.

Lien on Shares

        Our articles provide that we will have a first lien on all of our outstanding shares for all debts, liabilities or engagements to or with us, whether presently payable or not, except for shares which the board declares exempt. This lien extends to the payment of dividends or other money payable in respect of any ordinary shares or preferred shares subject to the lien. In addition, our directors may deduct from any dividend payable to you all sums of money presently payable by you to us on any account. However, the board has exempted the ordinary and preferred shares offered by any prospectus supplement from these provisions.

Anti-Takeover Effects of our Articles

        Our articles contain provisions that make it more difficult for an entity to acquire control of ACE by means of a tender offer, open market purchase, proxy fight or otherwise. These provisions, as well as the shareholder rights plan described under "Shareholder Rights Plan" below, are designed to encourage persons seeking to acquire control of ACE to negotiate with our directors. We believe that, as a general rule, your interests would be best served if any change in control results from negotiations with our directors, who would negotiate based upon careful consideration of the proposed terms, including the price, the form of consideration and the anticipated tax effects of the transaction. However, these provisions could have the effect of discouraging a prospective acquiror from making a tender offer or otherwise attempting to obtain control of ACE, which could deprive you of opportunities to realize takeover premiums for your shares or could depress the market price of your shares.

No Shareholder Action by Written Consent

        Our articles provide that shareholders must take any action required or permitted to be taken by them at a annual general or extraordinary general meeting of its shareholders and may not be taken by written consent or otherwise. The affirmative vote of the holders of at least 66 2/3% of the outstanding shares is required to amend or repeal, or adopt any provision inconsistent with, this provision of our articles.

Availability of Shares of Capital Stock for Future Issuances

        Our directors may issue shares without further action by shareholders, including by issuing warrants or rights to acquire shares to discourage or defeat unsolicited stock accumulation programs and acquisition proposals and by issuing shares in a private placement or public offering to dilute or deter stock ownership of persons seeking to obtain control of ACE. This could be enable the directors to make it more difficult for someone to effect a change in control of ACE.

Shareholder Proposals

        Our articles provide that if you desire to submit a proposal for consideration at either an annual or extraordinary general meeting, or to nominate persons for election as directors, you must submit written notice of your intent to make the proposal or nomination to ACE's Secretary at our principal executive offices. This notice must be received not later than 60 days prior to the anniversary date of the immediately preceding annual general meeting or, with respect to an extraordinary general meeting, the close of business on the tenth day following the date on which the notice is first sent or given to shareholders. This notice must describe the proposal or nomination in sufficient detail and must set forth the following information:

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  your name and address;

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  a representation that you are a holder of record of shares of ACE entitled to vote at the meeting and you intend to appear in person or by proxy at the meeting to present the proposal or nomination;

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  the class and number of shares of ACE that are beneficially owned by you; and

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  the reasons for conducting the proposed business at the meeting and any material interest of yours in the business.

        In addition, a notice with regard to a nomination of any person for election as a director must also contain:

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  the name and address of any person to be nominated;

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  a description of all arrangements or understandings between you and each nominee and any other person or persons;

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  any other information regarding the nominee as would be required to be included in a proxy statement; and

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  the consent of each nominee to serve as a director of ACE, if so elected.

        The presiding officer of the annual general meeting or extraordinary general meeting will, if the facts warrant, refuse to acknowledge a proposal or nomination not properly made.

        This advance notice for shareholders' proposals provision may have the effect of precluding a contest for the election of directors or the introduction of a shareholder proposal and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal. The affirmative vote of the holders of at least 66 2/3% of the outstanding shares will be required to amend or repeal, or adopt any provision inconsistent with, this provision.

Shareholder Rights Plan

        On May 7, 1999, our board declared a dividend of one preference share purchase right for each outstanding ordinary share to shareholders of record at the close of business on June 1, 1999. Generally, each right, entitles the holder to purchase from us one one-thousandth of a series A junior participating preference share at an exercise price of $150, subject to antidilution adjustments. Because of the nature of the preference shares' dividend, liquidation and voting rights, the value of the one one-thousandth of a preference share should approximate the value of one ordinary share.

        These purchase rights generally will only be exercisable:

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  10 days following a public announcement that a person or a group of affiliated or associated persons has acquired, or obtained the right to acquire, 15% or more of our outstanding ordinary shares; or

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  15 business days following the commencement of, or the announcement of an intention to make, a tender or exchange offer for 15% or more of our outstanding ordinary shares.

        Generally, if any person or group acquires, or obtains the right to acquire, 15% or more of our outstanding ordinary shares, each right, except for rights held by this person or group, will entitle its holder to purchase ordinary shares having a value equal to two times the exercise price of the right. If ACE is acquired in a merger, amalgamation or other business combination transaction, or if 50% or more of ACE's assets or earnings power is sold, then proper provision will be made so that each holder of a right, except for a person or group acquiring, or obtaining the right to acquire, 15% or more of our outstanding ordinary shares, will be entitled to receive common stock of the acquiring or surviving company having a value equal to two times the exercise price of the right.

        In addition, our board has the option, at any time after any person or group acquires, or obtains the right to acquire, 15% or more of our outstanding ordinary shares, but before they acquires 50% or more of our outstanding ordinary shares, to exchange each right, except for rights held by this person or group, for one ordinary share. Further, at any time prior to the time that any person or group acquires, or obtains the right to acquire, 15% or more of our outstanding ordinary shares, our board may redeem the rights in whole, but not in part, at a price of $0.01 per right. These rights will expire on June 1, 2009 if they have not been previously exercised, exchanged or redeemed.

DESCRIPTION OF THE DEPOSITARY SHARES

General

        We may offer depositary shares, each representing a specified fraction of a share of a particular series of preferred shares. Depositary receipts evidencing depositary shares will be issued to those persons purchasing the fractional shares of the related preferred shares.

        The shares of any class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among ACE, a depositary selected by ACE and the holders of the depositary receipts, whom we refer to in this section as owners. Subject to the terms of the deposit agreement, each owner will be entitled to all the rights and preferences of the preferred shares represented by the depositary share in proportion to the fraction of a preferred share represented by the depositary share, including dividend, voting, redemption and liquidation rights.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other distributions received on the related preferred shares to the owners in proportion to the number of depositary shares owned. In the event of a distribution other than in cash, the depositary will distribute property received by it to the owners, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the owners.

Withdrawal of Shares

        Upon surrender of the depositary receipts, unless the related depositary shares have previously been called for redemption, the owner is entitled to delivery of the number of whole shares of the related preferred shares and any money or other property represented by his depositary shares. Holders of the whole preferred shares will not be entitled to exchange the preferred shares for depositary shares. If the delivered depositary receipts evidence a number of depositary shares in excess of the number of whole preferred shares to be withdrawn, the depositary will deliver to the owner a new depositary receipt evidencing this excess number at the same time. In no event will fractional preferred shares be delivered upon surrender of depositary receipts.

Redemption of Depositary Shares

        Whenever we redeem preferred shares held by the depositary, the depositary will redeem the number of depositary shares representing the related preferred shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per preferred share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary or us.

Voting the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice to the record owners of the depositary shares. Each record owner on the record date, which will be the same as the record date for the preferred shares, may instruct the depositary how to exercise its voting rights pertaining to the preferred shares represented by the owner's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the preferred shares represented by these depositary shares in accordance with the instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote preferred shares if it does not receive specific instructions from the record owners.

Amendment and Termination of the Deposit Agreement

        Unless otherwise provided in the applicable prospectus supplement, the form of depositary receipt and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the owners will not be effective unless it has been approved by the owners representing at least a majority, or, in the case of amendments affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3% of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only:

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  if all outstanding depositary shares have been redeemed;

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  if there has been a final distribution on the preferred shares in connection with any liquidation, dissolution or winding up of ACE and the distribution has been distributed to the owners; or

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  with the consent of owners representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of preferred shares and any redemption of the preferred shares. Owners will pay all other transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

        The depositary may refuse to transfer a depositary receipt or any withdrawal of preferred shares evidenced by the depositary receipts until all taxes and charges with respect to the receipts or preferred shares are paid by the owners.

Miscellaneous

        The depositary will forward all reports and communications which it receives from us and which we are required to furnish to the holders of the preferred shares.

        Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary's obligations will be limited to performance of the duties under the deposit agreement in a manner that does not constitute bad faith, and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary or preferred shares unless satisfactory indemnity is furnished.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 or be an affiliate of such bank or trust company.

DESCRIPTION OF ACE DEBT SECURITIES

        The following description of the ACE debt securities sets forth the material terms and provisions of the ACE debt securities. The ACE senior debt securities will be issued under an indenture, referred to in this prospectus as the ACE senior indenture, between us and J.P. Morgan Trust Company, National Association (as successor to The First National Bank of Chicago), as trustee, dated as of March 15, 2002, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The ACE subordinated debt securities will be issued under an indenture, referred to in this prospectus as the ACE subordinated indenture, between us and J.P. Morgan Trust Company, National Association, as trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The ACE senior indenture and the ACE subordinated indenture are sometimes referred to in this prospectus collectively as the ACE indentures and each individually as an ACE indenture. The specific terms applicable to a particular issuance of ACE debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

        The following is a summary of the material terms and provisions of the ACE indentures and the ACE debt securities. You should refer to the forms of the ACE indentures and the ACE debt securities for complete information regarding the terms and provisions of the ACE indentures and the ACE debt securities. The ACE indentures are substantially identical, except for the covenants of ACE and provisions relating to subordination.

General

        The ACE indentures do not limit the aggregate principal amount of ACE debt securities which we may issue. We may issue ACE debt securities under the ACE indentures from time to time in one or more series. The ACE indentures do not limit the amount of other indebtedness, or ACE debt securities other than secured indebtedness, which we or our subsidiaries may issue.

        Unless otherwise provided in a prospectus supplement, the ACE senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The ACE subordinated debt securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, which term includes ACE senior debt securities, as described below under "Subordination of ACE Subordinated Debt Securities."

        Because we are a holding company, our rights and the rights of our creditors, including you, as a holder of ACE debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that we are a creditor of the subsidiary. The right of our creditors, including you, to participate in the distribution of stock owned by us in some of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over these subsidiaries.

        Each prospectus supplement will describe the following terms of the offered ACE debt securities:

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  the title of the series;

  •
  any limit on the aggregate principal amount;

  •
  the principal payment dates;

  •
  the interest rates, if any, which rate may be zero if the ACE debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

  •
  the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

  •
  the interest payment dates and regular record dates;

  •
  whether and under what circumstances we will pay additional amounts because of taxes or governmental charges that might be imposed on holders of the ACE debt securities and, if so, whether and on what terms we will have the option to redeem the ACE debt securities in lieu of paying these additional amounts; whether and on what terms we will have the option to redeem the ACE debt securities in lieu of paying additional amounts in respect of Bermuda or Cayman Islands taxes, fees, duties, assessments or governmental charges that might be imposed on you and the terms of the option;

  •
  the place or places where the principal of, any premium or interest on or any additional amounts with respect to any ACE debt securities will be payable, where any of ACE debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any ACE debt securities may be surrendered for conversion or exchange;

  •
  whether any of the ACE debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

  •
  whether we will be obligated to redeem or purchase any of the ACE debt securities pursuant to any sinking fund or analogous provision or at your option, and, if so, the dates or prices and the other terms on which the ACE debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of the ACE debt securities so redeemed or purchased;

  •
  if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any ACE debt securities to be issued in registered form will be issuable and, if other than denominations of $5,000, the denominations in which any ACE debt securities to be issued in bearer form will be issuable;

  •
  whether the ACE debt securities will be convertible into ordinary shares and/or exchangeable for other securities, whether or not issued by us and, if so, the terms and conditions upon which the ACE debt securities will be convertible or exchangeable;

  •
  if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the ACE debt securities that will be payable upon declaration of acceleration of the maturity of the ACE debt securities;

  •
  if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on the ACE debt securities will be paid;

  •
  whether the principal of, any premium or interest on or any additional amounts on the ACE debt securities will be payable, at our or your election, in a currency other than that in which the ACE debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

  •
  any index, formula or other method used to determine the amount of principal of, any premium or interest on or any additional amounts on the ACE debt securities;

  •
  whether the ACE debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

  •
  whether the ACE debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

  •
  in the case of ACE subordinated debt securities, the relative degree, if any, to which the ACE subordinated debt securities will be senior to or be subordinated to other series of ACE subordinated debt securities or other indebtedness of ACE in right of payment, whether the other series of ACE subordinated debt securities or other indebtedness is outstanding or not;

  •
  any deletions from, modifications of or additions to the events of default or covenants of ACE;

  •
  whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to the ACE debt securities;

  •
  whether any of the ACE debt securities are to be issued upon the exercise of warrants and the time, manner and place for the ACE debt securities to be authenticated and delivered; and

  •
  any other terms of the ACE debt securities and any other deletions from or modifications or additions to the applicable ACE indenture. (Section 3.1)

        We will have the ability under the ACE indentures to "reopen" a previously issued series of ACE debt securities and issue additional ACE debt securities of that series or establish additional terms of that series. We are also permitted to issue ACE debt securities with the same terms as previously issued ACE debt securities.

        Unless otherwise set forth in the applicable prospectus supplement, principal of premium and interest on and additional amounts, if any, on the ACE debt securities will initially be payable at the corporate trust office of the trustee or any other office or agency designated by us. Interest on ACE debt securities issued in registered form:

  •
  may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and

  •
  will be payable on any interest payment date to the persons in whose names the ACE debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

        We will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, we are required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the ACE debt securities are payable.

        Unless otherwise set forth in the applicable prospectus supplement, you may present the ACE debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by ACE or the security registrar, or exchange for other ACE debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by us for this purposes, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. ACE is not required to:

  •
  issue, register the transfer of, or exchange ACE debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any ACE debt securities and ending at the close of business on the day of mailing; or

  •
  register the transfer of or exchange any ACE debt security selected for redemption, in whole or in part, except the unredeemed portion of any ACE debt security being redeemed in part. (Section 3.5)

        Unless otherwise set forth in the applicable prospectus supplement, we will only issue the ACE debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. (Section 3.2) If the ACE debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. Federal income tax considerations applicable to these securities, and to payment on and transfer and exchange of, these securities, will be described in the applicable prospectus supplement.

        The ACE debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. ACE debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount.

        U.S. Federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        If the purchase price, or the principal of, or any premium or interest on, or any additional amounts with respect to, any ACE debt securities is payable in, or if any ACE debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

        Unless otherwise set forth in the applicable prospectus supplement, other than as described below under "—Covenants Applicable to ACE Senior Debt Securities—Limitation on Liens on Stock of Designated Subsidiaries," the ACE indentures do not limit our ability to incur indebtedness or protect holders of the ACE debt securities in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of its outstanding indebtedness or otherwise affect its capital structure or credit rating.

Conversion and Exchange

        The terms, if any, on which ACE debt securities are convertible into or exchangeable for, either mandatorily, at our or your option, property or cash, ordinary shares, preferred shares or other securities, whether or not issued by us, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Global Securities

        The ACE debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global ACE debt security will be shown on, and transfers of the ACE debt securities will be effected only through, records maintained by the depositary and its participants as described below.

        The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Payment of Additional Amounts

        We will make all payments on the ACE debt securities without withholding of any present or future taxes or governmental charges of the Cayman Islands or Bermuda, each referred to as a taxing jurisdiction, unless we are required to do so by applicable law or regulation.

        If we are required to withhold amounts, we will, subject to the limitations described below, pay to you additional amounts so that every net payment made to you, after the withholding, will be the same amount provided for in the ACE debt security and the applicable ACE indenture.

        We will not be required to pay any additional amounts for:

  •
  any tax or governmental charge which would not have been imposed but for the fact that you:

  •
  were a resident of, or engaged in business or maintained a permanent establishment or were physically present in, the relevant taxing jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than the mere ownership of, or receipt of payment on, the ACE debt security,

  •
  presented the ACE debt security for payment in the relevant taxing jurisdiction, unless the ACE debt security could not have been presented for payment elsewhere, or

  •
  presented the ACE debt security for payment more than 30 days after the date on which the payment became due unless you would have been entitled to these additional amounts if you had presented the ACE debt security for payment within the 30-day period;

  •
  any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;

  •
  any tax or other governmental charge that is imposed or withheld because of your failure to comply with any reasonable request by us:

  •
  to provide information concerning your nationality, residence or identity or that of the beneficial owner; or

  •
  to make any claim or satisfy any information or reporting requirement, which in either case is required by the relevant taxing jurisdiction as a precondition to exemption from all or part of the tax or other governmental charge; or

  •
  any combination of the above items.

        In addition, we will not pay additional amounts if you are a fiduciary or partnership or other than the sole beneficial owner of the ACE debt security if the beneficiary or partner or settlor would not have been entitled to the additional amounts had it been the holder of the ACE debt security. (Section 10.4)

Covenants Applicable to ACE Senior Debt Securities

Limitation on Liens on Stock of Designated Subsidiaries

        Under the ACE senior indenture, we will covenant that, so long as any ACE senior debt securities are outstanding, we will not, nor will we permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary unless we concurrently provide that the ACE senior debt securities and, if we elect, any other indebtedness that is not subordinate to the ACE senior debt securities and with respect to which the governing instruments require, or pursuant to which we are obligated, to provide such security, will be secured equally with this indebtedness for at least the time period this other indebtedness is so secured. (Section 10.5 of the ACE senior indenture)

        The term "designated subsidiary" means any present or future consolidated subsidiary, the consolidated net worth of which constitutes at least 5% of our consolidated net worth. (Section 1.1 of the ACE senior indenture).

        For purposes of the ACE indentures, the term "indebtedness" means, with respect to any person:

  •
  the principal of and any premium and interest on:

  •
  indebtedness for money borrowed and

  •
  indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;

  •
  all capitalized lease obligations;

  •
  all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

  •
  all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations (other than the obligations described above), entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by the person of a demand for reimbursement following payment or a letter of credit;

  •
  all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;

  •
  all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and

  •
  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above. (Section 1.1)

Limitations on Disposition of Stock of Designated Subsidiaries

        The ACE senior indenture also provides that, so long as any ACE senior debt securities are outstanding and except in a transaction otherwise governed by the ACE indentures, we will not issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights, of any designated subsidiary. Similarly, we will not permit any designated subsidiary to issue, other than to us, these types of securities, warrants, rights or options, other than director's qualifying shares and preferred stock having no voting rights, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, we would own, directly or indirectly, less than 80% of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.

        However, we may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by our board or if required by law or regulation. We may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary, the shares of capital stock of which we own at least 80% or, subject to the provisions described under "—Consolidation, Amalgamation, Merger and Sale of Assets" below, sell, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by our board. (Section 10.6 of the ACE senior indenture)

Consolidation, Amalgamation, Merger and Sale of Assets

        Each ACE indenture provides that we may not:

  •
  consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, or

  •
  permit any person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us,

        unless,

  •
  the person is a corporation organized and existing under the laws of the United States of America, any state of the U.S., the District of Columbia, Bermuda, the Cayman Islands or any other country that, on March 15, 2002, was a member of the Organization for Economic Cooperation and Development;

  •
  the surviving entity expressly assumes the payment of all amounts on all of the ACE debt securities and the performance of our obligations under the ACE indenture and the ACE debt securities;

  •
  the surviving entity provides for conversion or exchange rights in accordance with the provisions of the ACE debt securities of any series that are convertible or exchangeable into ordinary shares or other securities; and

  •
  immediately after giving effect to the transaction and treating any indebtedness which becomes our an obligation as a result of the transaction as having been incurred by us at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing. (Section 8.1)

Events of Default

        Each of the following events will constitute an event of default under each ACE indenture:

  •
  default in the payment of any interest on, or any additional amounts payable with respect to, any ACE debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;

  •
  default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any ACE debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

  •
  default in the deposit of any sinking fund payment, when due;

  •
  default in the performance, or breach, of any covenant or warranty for the benefit of the holders of the ACE debt securities, and the continuance of this default or breach for a period of 60 days after we have received written notice from the holders;

  •
  if any event of default under a mortgage, indenture or instrument under which we issue, or by which we secure or evidence, any of indebtedness, including an event of default under any other series of ACE debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after ACE has received written notice;

  •
  we fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

  •
  our bankruptcy, insolvency or reorganization; and

  •
  any other event of default, which will be described in the applicable prospectus supplement. (Section 5.1)

        If an event of default with respect to the ACE debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding ACE debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in the ACE debt securities, of all outstanding ACE debt securities of the series to be immediately due and payable by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the ACE debt securities of the series may rescind and annul the declaration of acceleration. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in the ACE debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.2)

        Each ACE indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee will transmit notice of the default to each holder of the ACE debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any ACE debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determines in good faith that the withholding of the notice is in the best interest of the holders. (Section 6.2)

        If an event of default occurs and is continuing with respect to the ACE debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of ACE debt securities by all appropriate judicial proceedings. (Section 5.3) Each ACE indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the ACE indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. (Section 6.1) Subject to these indemnification provisions, the holders of a majority in principal amount of the outstanding ACE debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the ACE debt securities of the series. (Section 5.12)

Modification and Waiver

        ACE and the trustee may modify or amend either ACE indenture with the consent of the holders of not less than a majority in principal amount of the outstanding ACE debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:

  •
  change the stated maturity of the principal of, any premium or installment of interest on or any additional amounts with respect to any ACE debt security,

  •
  reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any ACE debt security,

  •
  change the obligation of ACE to pay additional amounts,

  •
  reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy,

  •
  change the redemption provisions or adversely affect the right of repayment at the option of any holder,

  •
  change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any ACE debt security is payable,

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any ACE debt security or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date,

  •
  reduce the percentage in principal amount of the outstanding ACE debt securities, the consent of whose holders is required in order to take specific actions,

  •
  reduce the requirements for quorum or voting by holders of ACE debt securities in specified circumstances,

  •
  modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of ACE debt securities, except to increase any percentage vote required or to provide that other provisions of the ACE indenture cannot be modified or waived without the consent of the holder of each ACE debt security affected by the modification,

  •
  make any change that adversely affects the right to convert or exchange any ACE debt security into or for ordinary shares of ACE or other securities, whether or not issued by ACE, cash or property in accordance with its terms,

  •
  modify any of the provisions of the ACE subordinated indenture relating to the subordination of the ACE subordinated debt securities in a manner adverse to holders of ACE subordinated debt securities, or

  •
  modify any of the above provisions. (Section 9.2)

        In addition, no supplemental indenture may, directly or indirectly, modify or eliminate the subordination provisions of the ACE subordinated indenture in any manner which might terminate or impair the subordination of the ACE subordinated debt securities of any series to senior indebtedness without the prior written consent of the holders of the senior indebtedness. (Section 9.7 of the ACE subordinated indenture)

        ACE and the trustee may modify or amend either ACE indenture and the ACE debt securities of any series without the consent of any holder in order to, among other things:

  •
  provide for a successor to ACE pursuant to a consolidation, amalgamation, merger or sale of assets;

  •
  add to the covenants of ACE for the benefit of the holders of all or any series of ACE debt securities or to surrender any right or power conferred upon ACE;

  •
  provide for a successor trustee with respect to the ACE debt securities of all or any series;

  •
  cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either ACE indenture which will not adversely affect the interests of the holders of ACE debt securities of any series;

  •
  change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of ACE debt securities;

  •
  add any additional events of default with respect to all or any series of ACE debt securities;

  •
  secure the ACE debt securities;

  •
  provide for conversion or exchange rights of the holders of any series of ACE debt securities; or

  •
  make any other change that does not materially adversely affect the interests of the holders of any ACE debt securities then outstanding. (Section 9.1)

        The holders of at least a majority in principal amount of the outstanding ACE debt securities of any series may, on behalf of the holders of all ACE debt securities of that series, waive compliance by ACE with specified covenants. (Section 10.8 of the ACE senior indenture; Section 10.6 of the ACE subordinated indenture) The holders of not less than a majority in principal amount of the outstanding ACE debt securities of any series may, on behalf of the holders of all ACE debt securities of that series, waive any past default and its consequences with respect to the ACE debt securities of that series, except a default:

  •
  in the payment of principal of, any premium or interest on or any additional amounts with respect to ACE debt securities of that series; or

  •
  in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding ACE debt security of any series affected. (Section 5.13)

        Under each ACE indenture, ACE must annually furnish the trustee annually a statement regarding its performance of specified obligations and any default in its performance under the applicable ACE indenture. ACE is also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform, or breach of, any covenant or warranty contained in the applicable ACE indenture or the ACE debt securities. (Section 10.9 of the ACE senior indenture; Section 10.7 of the ACE subordinated indenture)

Discharge, Defeasance and Covenant Defeasance

        We may discharge our payment obligations on the ACE debt securities, which we refer to as defeasance, or elect to be discharged from complying with the covenants in the ACE indentures, except for certain ministerial obligations, like registering transfers or exchanges of the ACE debt securities, which we refer to as covenant defeasance.

        Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of a cash amount or government obligations, or both, which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of, any premium and interest on and any additional amounts with respect to, the ACE debt securities on the scheduled due dates. (Section 4.2)

        We may only do this if, among other things:

  •
  the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable ACE indenture or any other material agreement or instrument to which ACE is a party or by which it is bound;

  •
  no event of default or event which with notice or lapse of time or both would become an event of default with respect to the ACE debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

  •
  we has delivered to the trustee an opinion of counsel to the effect that you will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the I.R.S. received by us, a revenue ruling published by the I.R.S. or a change in applicable U.S. Federal income tax law occurring after the date of the applicable ACE indenture. (Section 4.2)

Subordination of ACE Subordinated Debt Securities

        The ACE subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness. (Section 16.1 of the ACE subordinated indenture) Upon any payment or distribution of our assets, whether in cash, property or securities, to creditors upon our dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of ACE subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on or any additional amounts with respect to the ACE subordinated debt securities. This means that the holders of senior indebtedness will be entitled to receive any payment or distribution of any kind or character, including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of ACE being subordinated to the payment of ACE subordinated debt securities, which may be payable or deliverable in respect of the ACE subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding. (Section 16.3 of the ACE subordinated indenture)

        By reason of subordination, in the event of our liquidation or insolvency, holders of our senior indebtedness and holders of our other obligations that are not subordinated to senior indebtedness may recover more ratably than the holders of the ACE subordinated debt securities.

        Subject to the payment in full of all senior indebtedness, your rights, as a holder of the ACE subordinated debt securities, will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of our cash, property or securities applicable to the senior indebtedness until the principal of, any premium and interest on and any additional amounts with respect to the ACE senior debt securities have been paid in full. (Section 16.4 of the ACE subordinated indenture)

        No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the ACE subordinated debt securities of any series may be made:

  •
  if any senior indebtedness is not paid when due and any applicable grace period with respect to the default has ended and has not been cured or waived or ceased to exist, or

  •
  if the maturity of any senior indebtedness has been accelerated because of a default. (Section 16.2 of the ACE subordinated indenture)

        The ACE subordinated indenture does not limit or prohibit us from incurring additional senior indebtedness, which may include indebtedness that is senior to the ACE subordinated debt securities but subordinate to our other obligations. The ACE senior debt securities will constitute senior indebtedness with respect to the ACE subordinated debt securities.

        The term "senior indebtedness" means all indebtedness of ACE outstanding at any time, except:

  •
  the ACE subordinated debt securities of the series;

  •
  indebtedness as to which, by the terms of the instrument creating or evidencing the indebtedness, it is provided that the indebtedness is subordinated to or ranks equally with the ACE subordinated debt securities;

  •
  indebtedness to an affiliate;

  •
  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against ACE in a proceeding under federal or state bankruptcy laws; and

  •
  trade accounts payable.

        Senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness. (Sections 1.1 and 16.8 of the ACE subordinated indenture)

        The ACE subordinated indenture provides that these subordination provisions may be changed prior to issuance of the ACE subordinated debt securities. Any change would be described in the applicable prospectus supplement.

New York Law to Govern

        The ACE indentures and the ACE debt securities will be governed by, and construed in accordance with, the laws of the state of New York. (Section 1.13)

Information Concerning the Trustee

        We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with J.P. Morgan Trust Company, National Association and its affiliates in the ordinary course of business.

        Under each ACE indenture, J.P. Morgan Trust Company, National Association is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable ACE indenture and related matters. (Section 7.3)

DESCRIPTION OF ACE INA DEBT SECURITIES AND ACE GUARANTEE

        The following description of the ACE INA debt securities and the ACE guarantee sets forth the material terms and provisions of the ACE INA debt securities and the ACE guarantee to which any prospectus supplement may relate. The ACE INA senior debt securities are to be issued under an indenture, referred to in this prospectus as the ACE INA senior indenture, among ACE INA, ACE and J.P. Morgan Trust Company, National Association (as successor to The First National Bank of Chicago), as trustee, dated as of August 1, 1999, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The ACE INA subordinated debt securities are to be issued under an indenture, referred to in this prospectus as the ACE INA subordinated indenture, among ACE INA, ACE and J.P. Morgan Trust Company, National Association (as successor to The First National Bank of Chicago), as trustee, dated December 1, 1999, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The ACE INA senior indenture and the ACE INA subordinated indenture are sometimes referred to herein collectively as the ACE INA indentures and each individually as an ACE INA indenture. The specific terms applicable to a particular issuance of ACE INA debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

        The following is a summary of the material terms and provisions of the ACE INA indentures, the ACE INA debt securities and the ACE guarantee. You should refer to the ACE INA indentures and the ACE INA debt securities for complete information regarding the terms and provisions of the ACE INA indentures, the ACE INA debt securities and the ACE guarantee. The ACE INA indentures are substantially identical, except for the covenants of ACE INA and ACE and provisions relating to subordination.

General

        The ACE INA indentures do not limit the aggregate principal amount of ACE INA debt securities which ACE INA may issue. ACE INA may issue ACE INA debt securities under the ACE INA indenture from time to time in one or more series. The ACE INA indentures do not limit the amount of other indebtedness or ACE INA debt securities, other than secured indebtedness which we, ACE INA or their respective subsidiaries may issue.

        Unless otherwise set forth in the applicable prospectus supplement, the ACE INA senior debt securities will be unsecured obligations of ACE INA and will rank equally with all of its other unsecured and unsubordinated indebtedness, subordinated in right of payment to the prior payment in full of all of ACE INA's senior indebtedness, which term includes ACE INA senior debt securities, as described below under "Subordination of ACE INA Subordinated Debt Securities." The ACE INA subordinated debt securities of any series issued to an ACE Trust will rank equally with each other series of ACE INA subordinated debt securities issued to other ACE Trusts.

        Because ACE INA is a holding company, its rights and the rights of its creditors, including you as a holder of ACE INA debt securities, to participate in any distribution of assets of any subsidiary upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that ACE INA is a creditor of the subsidiary. The rights of creditors of ACE INA, including you as a holder of ACE INA debt securities, to participate in the distribution of stock owned by ACE INA in its subsidiaries, including ACE INA's insurance subsidiaries, may also be subject to the approval of insurance regulatory authorities having jurisdiction over the subsidiaries.

        If ACE INA subordinated debt securities are issued to an ACE Trust in connection with the issuance of securities by that ACE Trust, those ACE INA subordinated debt securities may subsequently be distributed pro rata to the holders of the securities of the ACE Trust under the dissolution of that ACE Trust. This type of distribution would only occur upon the occurrence of specified events, which will be described in the applicable prospectus supplement. Only one series of ACE INA subordinated debt securities will be issued to an ACE Trust in connection with the issuance of securities by that ACE Trust.

        The applicable prospectus supplement will describe the following terms of the offered ACE INA debt securities:

  •
  the title the series;

  •
  any limit on the aggregate principal amount;

  •
  the principal payment dates;

  •
  the interest rates, if any, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar option. This interest rate may be zero in the case of ACE INA debt securities issued at an issue price representing a discount from the principal amount payable at maturity;

  •
  the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

  •
  the interest payment dates and regular record dates dates;

  •
  whether and under what circumstances ACE INA will pay additional amounts because of taxes or governmental charges that might be imposed on holders of the ACE INA debt securities and, if so, whether and on what terms we will have the option to redeem the ACE INA debt securities in lieu of paying these additional amounts;

  •
  the place or places where the principal of, any premium or interest on or any additional amounts with respect to the ACE INA debt securities will be payable, where any of the ACE INA debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any of the ACE INA debt securities may be surrendered for conversion or exchange;

  •
  whether any of the ACE INA debt securities are to be redeemable at the option of ACE INA and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part, at the option of ACE INA;

  •
  whether ACE INA will be obligated to redeem or purchase any of the ACE INA debt securities pursuant to any sinking fund or analogous provision or at your option and, if so, the date or dates and other terms and conditions on which the ACE INA debt securities will be redeemed or purchased pursuant to this obligation, and any provisions for the remarketing of the ACE INA debt securities redeemed or purchased;

  •
  if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any ACE INA debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any ACE INA debt securities to be issued in bearer form will be issuable;

  •
  whether the ACE INA debt securities will be convertible into other securities of ACE INA and/or exchangeable for securities of ACE or other issuers and, if so, the terms and conditions upon which the ACE INA debt securities will be convertible or exchangeable;

  •
  if other than the principal amount, the portion of the principal amount, or the method by which this portion will be determined, of the ACE INA debt securities that will be payable upon declaration of acceleration of the maturity of the ACE INA debt securities;

  •
  if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on the ACE INA debt securities will be payable;

  •
  whether the principal of, any premium or interest on or any additional amounts on the ACE INA debt securities will be payable, at the election of ACE INA or you, in a currency other than that in which the ACE INA debt securities are stated to be payable and the dates and other terms upon which this election may be made;

  •
  any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts on the ACE INA debt securities;

  •
  whether the ACE INA debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

  •
  whether the ACE INA debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

  •
  in the case of ACE INA subordinated debt securities issued to an ACE Trust, the terms and conditions of any obligation or right of ACE INA or you to convert or exchange the ACE INA subordinated debt securities into preferred securities of that ACE Trust;

  •
  in the case of ACE INA subordinated debt securities issued to an ACE Trust, the specifics of the restated trust agreement and, if applicable, the agreement relating to ACE's guarantee of the preferred securities of that ACE Trust;

  •
  in the case of ACE INA subordinated debt securities, the relative degree, if any, to which the ACE INA subordinated debt securities of the series and the related ACE guarantee will be senior to or be subordinated to other series of ACE INA subordinated debt securities and the related ACE guarantee(s) or other indebtedness of ACE INA or ACE, as the case may be, in right of payment, whether the other series of ACE INA subordinated debt securities or other indebtedness is outstanding or not;

  •
  any deletions from, modifications of or additions to the events of default or covenants of ACE INA or ACE with respect to the ACE INA debt securities;

  •
  whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to the ACE INA debt securities;

  •
  whether any of the ACE INA debt securities are to be issued upon the exercise of warrants, and the time, manner and place for the ACE INA debt securities to be authenticated and delivered; and

  •
  any other terms of the ACE INA debt securities and any other deletions from or modifications or additions to the applicable ACE INA indenture in respect of the ACE INA debt securities. (Section 3.1)

        ACE INA will have the ability under the ACE INA indentures to reopen a previously issued series of ACE INA debt securities and issue additional ACE INA debt securities of that series or establish additional terms of that series. ACE INA is also permitted to issue ACE INA debt securities with the same terms as previously issued ACE INA debt securities. (Section 3.1)

        Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on and additional amounts, if any, on the ACE INA debt securities will initially be payable at the corporate trust office of the trustee, or any other office or agency designated by ACE INA for this purpose. Interest on ACE INA debt securities issued in registered form:

  •
  may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and

  •
  will be payable on any interest payment date to the persons in whose names the ACE INA debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

        ACE INA will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, ACE INA is required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the ACE INA debt securities are payable.

        Unless otherwise set forth in the applicable prospectus supplement, you may present the ACE INA debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by ACE INA or the security registrar, or exchange for other ACE INA debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by ACE INA for these purposes. This office will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although ACE INA may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. ACE INA is not required to:

  •
  issue, register the transfer of, or exchange, ACE INA debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any ACE INA debt securities and ending at the close of business on the day of mailing; or

  •
  register the transfer of or exchange any ACE INA debt security selected for redemption, in whole or in part, except the unredeemed portion of any ACE INA debt security being redeemed in part. (Section 3.5)

        ACE INA has appointed the trustee as security registrar. The security registrar and any transfer agent initially designated by ACE INA will be named in the applicable prospectus supplement. At any time, ACE INA may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, ACE INA is required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the ACE INA debt securities are payable. (Section 10.2)

        Unless otherwise set forth in the applicable prospectus supplement, we will only issue the ACE INA debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. (Section 3.2) If the ACE INA debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. Federal income tax considerations applicable to, and to payment on and transfer and exchange of, these securities, will be described in the applicable prospectus supplement.

        The ACE INA debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. ACE INA debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. Federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        If the purchase price, or the principal of, any premium or interest on or any additional amounts with respect to, any ACE INA debt securities is payable, or if any ACE INA debt securities are denominated, in one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

        Unless otherwise set forth in the applicable prospectus supplement, other than as described below under "—Covenants Applicable to ACE INA Senior Debt Securities—Limitation on Liens on Stock of Designated Subsidiaries," the ACE INA indentures do not contain any provisions that would limit the ability of ACE INA to incur indebtedness or that would afford holders of ACE INA debt securities protection in the event of a sudden and significant decline in the credit quality of ACE INA or ACE or a takeover, recapitalization or highly leveraged or similar transaction involving ACE INA or ACE. Accordingly, ACE INA or ACE could in the future enter into transactions that could increase the amount of its outstanding indebtedness that could affect its respective capital structure or credit rating.

ACE Guarantee

        We will fully and unconditionally guarantee all payments on the ACE INA debt securities. Unless otherwise set forth in the applicable prospectus supplement, our guarantee of the ACE INA senior debt securities will be an unsecured obligation of ACE and will rank equally with all of its other unsecured and unsubordinated indebtedness. Our guarantee of the ACE INA subordinated debt securities will be an unsecured obligation of ACE, subordinated in right of payment to the prior payment in full of all ACE senior indebtedness. Our guarantee of the ACE INA subordinated debt securities issued to an ACE Trust will rank equally with our guarantee of each other series of ACE subordinated debt securities issued to other ACE Trusts.

        Since we are a holding company, our rights and the rights of our creditors, including you as a holder of the ACE INA debt securities who would be a creditor of ours by virtue of our guarantee, and shareholders to participate in any distribution of the assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise would be subject to prior claims of the subsidiary's creditors, except to the extent that we may be a creditor of the subsidiary. The right of our creditors, including you, to participate in the distribution of the stock owned by us in some of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries.

Conversion and Exchange

        The terms, if any, on which ACE INA debt securities are convertible into or exchangeable for, either mandatorily, at your option or at ACE INA's option, for ordinary shares of ACE, preferred shares of ACE or other securities, whether or not issued by ACE, property or cash, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Payments of Additional Amounts

        We will make all payments on ACE INA debt securities without withholding of any present or future taxes or governmental charges of the Cayman Islands or Bermuda, each referred to in this prospectus as a taxing jurisdiction, unless we are required to do so by applicable law or regulation.

        If we are required to withhold amounts, we will, subject to the limitations described below, pay to you additional amounts so that every net payment made to you, after the withholding will not be the same amount provided for in the ACE INA debt security and the applicable ACE INA indenture.

        We will not be required to pay any additional amounts for

  •
  any tax or governmental charge which would not have been imposed but for the fact that you:

  •
  were a resident of, or engaged in business or maintained a permanent establishment or were physically present in, the relevant taxing jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than the mere ownership of, or receipt of payment on, the ACE INA debt security,

  •
  presented the ACE INA debt security for payment in the relevant taxing jurisdiction, unless the ACE debt security could not have been presented for payment elsewhere, or

  •
  presented the ACE INA debt security for payment more than 30 days after the date on which the payment became due unless you would have been entitled to these additional amounts if you had presented the ACE debt security for payment within the 30-day period;

  •
  any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;

  •
  any tax or other governmental charge that is imposed or withheld because of your failure to comply with any reasonable request by us:

  •
  to provide information concerning your nationality, residence or identity or that of the beneficial owner; or

  •
  to make any claim or satisfy any information or reporting requirement, which in either case is required by the relevant taxing jurisdiction as a precondition to exemption from all or part of the tax or other governmental charge; or

  •
  any combination of the above items.

        In addition, we will not pay additional amounts if you are a fiduciary or partnership or other than the sole beneficial owner of the ACE debt security if the beneficiary or partner or settlor would not have been entitled to the additional amounts had it been the holder of the ACE debt security. (Section 10.4)

Global Securities

        The ACE INA debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global ACE INA debt security will be shown on, and transfers of the ACE INA debt securities will be effected only through, records maintained by the depositary and its participants as described below.

        The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Option to Extend Interest Payment Date

        If and as set forth in the applicable prospectus supplement, ACE INA will have the right, at any time and from time to time during the term of any series of ACE INA subordinated debt securities issued to an ACE Trust, to defer payment of interest for a number of consecutive interest payment periods, which we refer to in this prospectus supplement as an extension period. However, no extension period may extend beyond the stated maturity of the ACE INA subordinated debt securities. U.S. Federal income tax consequences and other considerations applicable to the ACE INA subordinated debt securities will be described in the applicable prospectus supplement. (Section 3.11 of the ACE INA subordinated indenture)

Covenants Applicable to ACE INA Senior Debt Securities

Limitation on Liens on Stock of Designated Subsidiaries

        Under the ACE INA senior indenture, each of ACE INA and ACE will covenant that, so long as any ACE INA senior debt securities are outstanding, it will not, nor will it permit any subsidiary to create, incur, assume, guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary, unless ACE INA and ACE concurrently provide that the ACE INA senior debt securities and, if ACE INA and ACE elect, any other indebtedness of ACE INA that is not subordinate to the ACE INA senior debt securities and with respect to which the governing instruments require, or pursuant to which the ACE INA is otherwise obligated, to provide such security, will be secured equally with the indebtedness for at least the time period the other indebtedness is so secured. (Section 10.5 of the ACE INA senior indenture)

        The term "designated subsidiary" means any present or future consolidated subsidiary of ACE, the consolidated net worth of which constitutes at least 5% of ACE's consolidated net worth. (Section 1.1 of the ACE INA senior indenture).

        For purposes of the ACE INA indentures, the term "indebtedness" means, with respect to any person:

  •
  the principal of and any premium and interest on:

  •
  indebtedness for money borrowed and

  •
  indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;

  •
  all capitalized lease obligations;

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  all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

  •
  all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations, other than obligations of the type referred to above, entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit;

  •
  all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;

  •
  all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and

  •
  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above. (Section 1.1)

Limitations on Disposition of Stock of Designated Subsidiaries

        The ACE INA senior indenture also provides that, so long as any ACE INA senior debt securities are outstanding and except in a transaction otherwise governed by the ACE INA indentures, neither ACE INA nor ACE will issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights, of any designated subsidiary. Similarly, ACE INA will not permit any designated subsidiary to issue, other than to ACE INA or ACE, these types of securities, warrants, rights or options, other than director's qualifying shares and preferred stock having no voting rights, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, ACE would own, directly or indirectly, less than 80% of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.

        However, ACE INA may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by ACE INA's board or if required by law or regulation. ACE INA or ACE, as the case may be, may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary of ACE, the shares of capital stock of which ACE owns at least 80% or, subject to the provisions described under "—Consolidation, Amalgamation, Merger and Sale of Assets" below, sell, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by ACE INA's or ACE's board. (Section 10.6 of the ACE INA senior indenture)

Covenants Applicable to ACE INA Subordinated Debt Securities Issued to an ACE Trust

        Each of ACE INA and ACE will also covenant, as to each series of ACE INA subordinated debt securities issued to an ACE Trust in connection with the issuance of preferred securities and common securities by that ACE Trust, that it will not, and will not permit any of its subsidiaries to:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the outstanding capital stock of ACE INA or ACE, as the case may be, or

  •
  make any payment on or repay, repurchase or redeem any debt security of ACE INA or ACE that ranks junior in interest to the ACE INA subordinated debt securities or the related ACE guarantee, as the case may be, or make any payments with respect to any guarantee by ACE INA or ACE, as the case may be, of the debt securities of any subsidiary of ACE INA or ACE, as the case may be, if the guarantee ranks junior in interest to the ACE INA subordinated debt securities or the related ACE guarantee, as the case may be, other than:

  •
  dividends or distributions on the capital stock of ACE INA paid or made to ACE and dividends or distributions in common stock of ACE INA or ordinary shares of ACE, as the case may be;

  •
  redemptions or purchases of any rights outstanding under a shareholder rights plan of ACE INA or ACE, as the case may be, or the declaration of a dividend of these rights or the issuance of stock under the plans in the future;

  •
  payments under any preferred securities guarantee; and

  •
  purchases of common stock or ordinary shares related to the issuance of common stock or ordinary shares under any of ACE INA's or ACE's benefit plans for its directors, officers or employees if at that time:

  •
  any event of which ACE INA or ACE has actual knowledge that, with the giving of notice or lapse of time or both, would constitute an event of default and in respect of which ACE INA or ACE, as the case may be, shall not have taken reasonable steps to cure shall have occurred,

  •
  ACE shall be in default with respect to its payment of any obligations under the preferred securities guarantee relating to the related preferred securities or

  •
  ACE INA shall have given notice of its election to begin an extension period and shall not have rescinded the notice, or the extension period, or any extension of the extension period, shall be continuing. (Section 10.9 of the ACE INA subordinated indenture)

        If ACE INA subordinated debt securities are issued to an ACE Trust in connection with the issuance of preferred securities and common securities of the ACE Trust, for so long as the ACE INA subordinated debt securities remain outstanding, ACE INA will also covenant:

  •
  to maintain, directly or indirectly, 100% ownership of the common securities of the ACE Trust;

  •
  not to voluntarily dissolve, wind-up or liquidate the ACE Trust, except in connection with the distribution of ACE INA subordinated debt securities to the holders of preferred securities and common securities in liquidation of the ACE Trust, the redemption of all of the preferred securities and common securities of the ACE Trust or specified mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the ACE Trust, and

  •
  to use its reasonable efforts, to cause the ACE Trust to remain classified as a grantor trust for U.S. Federal income tax purposes. (Section 10.9 of the ACE INA subordinated indenture)

Consolidation, Amalgamation, Merger and Sale of Assets

        Each ACE INA indenture provides that ACE INA and ACE may not:

  •
  consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, or

  •
  permit any person to consolidate or amalgamate with or merge into ACE INA or ACE, respectively, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to ACE INA or ACE, respectively, unless:

  •
  in the case of ACE INA, the person is a corporation organized and existing under the laws of the United States of America, any state of the United States or the District of Columbia;

  •
  in the case of ACE, the person is a corporation organized and existing under the laws of the United States of America, any state of the U.S., the District of Columbia, Bermuda, the Cayman Islands or any other country that, on August 1, 1999, was a member of the Organization for Economic Cooperation and Development;

  •
  the surviving entity expressly assumes, the payment of all amounts on all of the ACE INA or ACE debt securities and the performance of ACE INA's or ACE's obligations under the ACE INA indenture and the ACE INA debt securities or ACE indenture and ACE debt securities; and

  •
  the surviving entity provides for conversion or exchange rights in accordance with the provisions of the ACE debt securities of any series that are convertible or exchangeable into ordinary shares or other securities; and

  •
  immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of ACE INA or ACE or a subsidiary as a result of the transaction as having been incurred by ACE INA or ACE or the subsidiary at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing. (Sections 8.1 and 8.3)

Events of Default

        Each of the following events will constitute an event of default under each ACE INA indenture, whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

  •
  default in the payment of any interest on, or any additional amounts payable with respect to, any ACE INA debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;

  •
  default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any ACE INA debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

  •
  default in the deposit of any sinking fund payment, when due;

  •
  default in the performance, or breach, of any covenant or warranty of ACE INA or ACE for the benefit of the holders of the ACE INA debt securities, and the continuance of this default or breach for a period of 60 days after ACE INA has received written notice from the holders;

  •
  if any event of default under a mortgage, indenture or instrument under which ACE or ACE INA may issue, or by which ACE or ACE INA may secure or evidence, any indebtedness, including an event of default under any other series of ACE INA debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after ACE INA has received written notice;

  •
  ACE INA or ACE shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

  •
  events in bankruptcy, insolvency or reorganization of ACE INA or ACE; and

  •
  any other event of default, which will be described in the applicable prospectus supplement. (Section 5.1)

        If an event of default with respect to the ACE INA debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding ACE INA debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in the ACE INA debt securities, of all outstanding ACE INA debt securities of the series to be immediately due and payable by written notice. In the case of an event of default with respect to a series of ACE INA subordinated debt securities issued to an ACE Trust, if the trustee or the holders fail to declare the principal amount, or lesser amount, to be due and payable immediately, the holders of at least 25% in liquidation amount of the outstanding preferred securities of the ACE Trust may do so by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the ACE INA debt securities of the series may rescind and annul the declaration of acceleration. In the case of a series of ACE INA subordinated debt securities issued to an ACE Trust, if the holders fail to rescind and annul the declaration, the holders of a majority in liquidation amount of the outstanding preferred securities of the ACE Trust may, subject to satisfaction of specified conditions, rescind and annul the declaration by written notice. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in the ACE INA debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.2)

        Each ACE INA indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee must transmit, notice of the default to each holder of the ACE INA debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any ACE INA debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determine in good faith that the withholding of the notice is in the best interest of the holders. (Section 6.2)

        If an event of default occurs and is continuing with respect to the ACE INA debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of ACE INA debt securities by all appropriate judicial proceedings. (Section 5.3) Each ACE INA indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the ACE INA indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. (Section 6.1) Subject to these indemnification provisions, the holders of a majority in principal amount of the outstanding ACE INA debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the ACE INA debt securities of the series. (Section 5.12)

        If an event of default with respect to a series of ACE INA subordinated debt securities issued to an ACE Trust has occurred and is continuing and this event is attributable to a default in the payment of principal of, any premium or interest on or additional amounts with respect to the related ACE INA subordinated debt securities on the date the principal, premium, interest or additional amounts are otherwise payable, a holder of preferred securities of the ACE Trust may institute directly a legal proceeding against ACE INA or ACE, pursuant to the ACE guarantee, for enforcement of payment to the holder of the principal of, any premium and interest on and additional amounts with respect to the related ACE INA subordinated debt securities having a principal amount equal to the liquidation amount of the holder's related preferred securities, referred to in this prospectus as a direct action. (Section 5.8 of the ACE INA subordinated indenture) ACE INA and ACE may not amend the ACE INA subordinated indenture to remove this right to bring a direct action without the prior consent of the holders of all of the outstanding preferred securities of the ACE Trust. (Section 9.2 of the ACE INA subordinated indenture) If the right to bring a direct action is removed, the applicable ACE Trust may become subject to the reporting obligations under the Exchange Act. Each of ACE INA and ACE will have the right under the ACE INA subordinated indenture to set-off any payment made to a holder of preferred securities by ACE INA or ACE, as the case may be, in connection with a direct action. (Section 3.12 of the ACE INA subordinated indenture)

        The holders of the preferred securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the related ACE INA subordinated debt securities.

Modification and Waiver

        ACE INA, ACE and the trustee may modify or amend either ACE INA indenture with the consent of the holders of not less than a majority in principal amount of the outstanding ACE INA debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:

  •
  change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to any ACE INA debt security;

  •
  reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any ACE INA debt security;

  •
  change the obligation of ACE INA or ACE to pay additional amounts with respect to any ACE INA debt security;

  •
  reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;

  •
  change the redemption provisions of any ACE INA debt security or adversely affect the right of repayment at the option of any holder of any ACE INA debt security;

  •
  change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any ACE INA debt security is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any ACE INA debt security, or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

  •
  reduce the percentage in principal amount of the outstanding ACE INA debt securities, the consent of whose holders is required in order to take specific actions;

  •
  reduce the requirements for quorum or voting by holders of ACE INA debt securities;

  •
  modify any of the provisions relating to the subordination of the ACE INA debt securities or the ACE guarantee in a manner adverse to the holders of ACE INA subordinated debt securities;

  •
  modify or effect in any manner adverse to the holders of ACE INA debt securities the terms and conditions of the obligations of ACE in respect of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund requirements or additional amounts with respect to, the ACE INA debt securities;

  •
  modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of ACE INA debt securities, except to increase any percentage vote required or to provide that other provisions of the ACE INA indenture cannot be modified or waived without the consent of the holder of each ACE INA debt security affected by the modification or waiver;

  •
  make any change that adversely affects the right to convert or exchange any ACE INA debt security into or for other securities of ACE INA, ACE or other securities, cash or property in accordance with its terms; or

  •
  modify any of the above provisions. (Section 9.2)

        In addition, no supplemental indenture may, directly or indirectly, modify or eliminate the subordination provisions of the ACE INA subordinated indenture in any manner which might terminate or impair the subordination of the ACE INA subordinated debt securities to senior indebtedness or the subordination of the related ACE guarantee to ACE senior indebtedness, without the prior written consent of the holders of the senior indebtedness or the ACE senior indebtedness, respectively. (Section 9.7 of the ACE INA subordinated indenture)

        ACE INA, ACE and the trustee may modify or amend either ACE INA indenture and the ACE INA debt securities of any series without the consent of any holder in order to, among other things:

  •
  provide for a successor to ACE INA or ACE pursuant to a consolidation, amalgamation, merger or sale of assets;

  •
  add to the covenants of ACE INA or ACE for the benefit of the holders of all or any series of ACE INA debt securities or to surrender any right or power conferred upon ACE INA or ACE by the applicable ACE INA indenture;

  •
  provide for a successor trustee with respect to the ACE INA debt securities of all or any series;

  •
  cure any ambiguity or correct or supplement any provision in either ACE INA indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either ACE INA indenture which will not adversely affect the interests of the holders of ACE INA debt securities of any series;

  •
  change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of ACE INA debt securities under either ACE INA indenture;

  •
  add any additional events of default with respect to all or any series of ACE INA debt securities;

  •
  secure the ACE INA debt securities;

  •
  provide for conversion or exchange rights of the holders of any series of ACE INA debt securities; or

  •
  make any other change that does not materially adversely affect the interests of the holders of any ACE INA debt securities then outstanding under the applicable ACE INA indenture. (Section 9.1)

        The holders of at least a majority in principal amount of the outstanding ACE INA debt securities of any series may, on behalf of the holders of all ACE INA debt securities of that series, waive compliance by ACE INA and ACE with specified covenants of the applicable ACE INA indenture. (Section 10.8 of the ACE INA senior indenture; Section 10.6 of the ACE INA subordinated indenture) The holders of not less than a majority in principal amount of the outstanding ACE INA debt securities on behalf of the holders of all ACE INA debt securities of that series and, in the case of any ACE INA subordinated debt securities issued to an ACE Trust, the holders of not less than a majority in liquidation amount of the outstanding preferred securities of the ACE Trust, may waive any past default and its consequences with respect to the ACE INA debt securities of that series, except a default:

  •
  in the payment of principal, any premium or interest on or any additional amounts with respect to ACE INA debt securities of the series; or

  •
  in respect of a covenant or provision of the applicable ACE INA indenture that cannot be modified or amended without the consent of the holder of each outstanding ACE INA debt security of any series affected. (Section 5.13)

        Under each ACE INA indenture, each of ACE INA and ACE must annually furnish the trustee a statement regarding its performance of specified obligations and any default in its performance under the applicable ACE INA indenture. Each of ACE INA and ACE is also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform or breach of any covenant or warranty contained in the applicable ACE INA indenture or the ACE INA debt securities of any series. (Sections 10.9 and 10.10 of the ACE INA senior indenture; Sections 10.7 and 10.8 of the ACE INA subordinated indenture)

Discharge, Defeasance and Covenant Defeasance

        ACE INA or ACE may discharge their payment obligations on the ACE INA debt securities, which we refer to as defeasance, or elect to be discharged from complying with the covenants in the ACE NA indentures, except for certain ministerial obligations, like registering transfers or exchanges of the ACE INA debt securities, which we refer to as covenant defeasance.

        ACE INA or ACE may only do this if, among other things,

  •
  the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable ACE INA indenture or any other material agreement or instrument to which ACE INA or ACE is a party or by which either or them is bound,

  •
  no event of default or event which with notice or lapse of time or both would become an event of default with respect to the ACE INA debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date and

  •
  ACE INA or ACE has delivered to the trustee an opinion of counsel to the effect that the you will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the I.R.S. received by ACE, a Revenue Ruling published by the I.R.S. or a change in applicable U.S. Federal income tax law occurring after the date of the applicable ACE indenture. (Section 4.2)

Subordination of ACE INA Subordinated Debt Securities

        The ACE INA subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness. (Section 16.1 of the ACE INA subordinated indenture) Upon any payment or distribution of assets of ACE INA of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of ACE INA, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of ACE INA subordinated debt securities of that series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the ACE INA subordinated debt securities. This means that the holders of the senior indebtedness will be entitled to receive any payment or distribution, which may be payable or deliverable by reason of the payment of any other indebtedness of ACE INA being subordinated to the payment of ACE INA subordinated debt securities, which may be payable or deliverable in respect of the ACE INA subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding. (Section 16.3 of the ACE INA subordinated indenture)

        By reason of this subordination, in the event of liquidation or insolvency of ACE INA, holders of senior indebtedness and holders of other obligations of ACE INA that are not subordinated to the senior indebtedness may recover more, ratably, than the holders of the ACE INA subordinated debt securities.

        Subject to the payment in full of all senior indebtedness, the rights of the holders of the ACE INA subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to receive payments or distributions of cash, property or securities of ACE INA applicable to the senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the ACE INA subordinated debt securities have been paid in full. (Section 16.4 of the ACE INA subordinated indenture)

        No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the ACE INA subordinated debt securities may be made by ACE INA if:

  •
  any senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or

  •
  the maturity of any senior indebtedness has been accelerated because of a default. (Section 16.2 of the ACE INA subordinated indenture)

        The ACE INA subordinated indenture does not limit or prohibit ACE INA from incurring additional senior indebtedness, which may include indebtedness that is senior to the ACE INA subordinated debt securities, but subordinate to other obligations of ACE INA. The ACE INA senior debt securities will constitute senior indebtedness with respect to the ACE INA subordinated debt securities.

        The term "senior indebtedness" means, with respect to the ACE INA subordinated debt securities of any particular series, all indebtedness of ACE INA outstanding at any time, except:

  •
  the ACE INA subordinated debt securities of that series;

  •
  indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the ACE INA subordinated debt securities;

  •
  indebtedness of ACE INA to an affiliate of ACE INA;

  •
  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against ACE INA in a proceeding under federal or state bankruptcy laws;

  •
  trade accounts payable; and

  •
  any indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to:

  •
  any ACE Trust or

  •
  any trust, partnership or other entity affiliated with ACE which is a financing vehicle of ACE or any affiliate of ACE in connection with an issuance by the entity of preferred securities or other securities which are similar to the preferred securities described under "Description of Preferred Securities" below that are guaranteed by ACE pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantees described under "Description of the Preferred Securities Guarantees" below.

        Senior indebtedness with respect to the ACE INA subordinated debt securities shall continue to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness. (Sections 1.1 and 16.8 of the ACE INA subordinated indenture)

        The ACE INA subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of ACE INA subordinated debt securities, may be changed prior to issuance of the applicable ACE INA subordinated debt securities, which change would be described in the applicable prospectus supplement.

Subordination of ACE Guarantee of ACE INA Subordinated Debt Securities

        The ACE guarantee of ACE INA subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all ACE senior indebtedness. (Section 18.1 of the ACE INA subordinated indenture) Upon any payment or distribution of assets of ACE of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of ACE, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all ACE senior indebtedness will first be paid in full, or payment of the ACE senior indebtedness provided for in money in accordance with its terms, before the holders of ACE INA subordinated debt securities are entitled to receive or retain any payment from ACE on account of principal of, or any premium or interest on, or any additional amounts with respect to, the ACE INA subordinated debt securities. This means that the holders of ACE senior indebtedness shall be entitled to receive any payment or distribution by ACE of any kind or character, including any payment or distribution which may be payable or deliverable by ACE by reason of the payment of any other indebtedness of ACE being subordinated to the payment of ACE INA subordinated debt securities, which may be payable or deliverable by ACE in respect of the ACE INA subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding. (Section 18.3 of the ACE INA subordinated indenture)

        By reason of this subordination, in the event of liquidation or insolvency of ACE, holders of ACE senior indebtedness and holders of other obligations of ACE that are not subordinated to the ACE senior indebtedness may recover more, ratably, than the holders of the ACE INA subordinated debt securities.

        Subject to the payment in full of all ACE senior indebtedness, the rights of the holders of the ACE INA subordinated debt securities under the ACE guarantee will be subrogated to the rights of the holders of the ACE senior indebtedness to receive payments or distributions of cash, property or securities of ACE applicable to the ACE senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the ACE INA senior debt securities have been paid in full. (Section 18.4 of the ACE INA subordinated indenture)

        No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the ACE INA subordinated debt securities of any series may be made by ACE if:

  •
  any ACE senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or

  •
  the maturity of any ACE senior indebtedness has been accelerated because of a default. (Section 18.2 of the ACE INA subordinated indenture)

        The ACE INA subordinated indenture does not limit or prohibit ACE from incurring additional ACE senior indebtedness, which may include indebtedness that is senior to the ACE guarantee of the ACE INA subordinated debt securities, but subordinate to other obligations of ACE. The ACE senior debt securities will constitute ACE senior indebtedness with respect to the ACE INA subordinated debt securities.

        The term "ACE senior indebtedness" means, with respect to the ACE INA subordinated debt securities of any particular series, all indebtedness of ACE outstanding at any time, except:

  •
  ACE's obligations under the ACE guarantee in respect of the ACE INA subordinated debt securities of that series;

  •
  indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with ACE's obligations under the ACE guarantee in respect of the ACE subordinated debt securities;

  •
  indebtedness of ACE to an affiliate of ACE;

  •
  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against ACE in a proceeding under federal or state bankruptcy laws;

  •
  trade accounts payable;

  •
  ACE's obligations under the ACE guarantee in respect of the ACE INA subordinated debt securities initially issued to:

  •
  any ACE Trust or

  •
  any trust, partnership or other entity affiliated with ACE which is a financing vehicle of ACE or any affiliate of ACE in connection with an issuance by the entity of preferred securities or other securities which are similar to the preferred securities described under "Description of Preferred Securities" below that are guaranteed by ACE pursuant to an instrument that ranks equally with a junior in right of payment to the preferred securities guarantees described under "Description of Preferred Securities Guarantees" below; and

  •
  all preferred securities guarantees and all similar guarantees issued by ACE on behalf of holders of preferred securities of an ACE Trust or other similar preferred securities issued by any trust, partnership or other entity affiliated with ACE which is a financing vehicle for ACE or any affiliate of ACE.

        The ACE INA subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of ACE INA subordinated debt securities, may be changed prior to the issuance of that series of ACE INA subordinated debt securities, which change would be described in the applicable prospectus supplement.

New York Law to Govern

        The ACE INA indentures, the ACE INA debt securities and the ACE guarantee will be governed by, and construed in accordance with, the laws of the state of New York. (Section 1.13)

DESCRIPTION OF THE WARRANTS TO PURCHASE
ORDINARY SHARES OR PREFERRED SHARES

        The following summary sets forth the material terms and provisions of the ordinary share warrants and preferred share warrants, which would be issued pursuant to a stock warrant agreement between ACE and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard stock warrant provisions, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

        The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

  •
  the offering price, if any;

  •
  the designation and terms of the ordinary shares or preferred shares purchasable upon exercise of the stock warrants;

  •
  if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

  •
  the number of ordinary shares or preferred shares purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;

  •
  the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;

  •
  a discussion of the material U.S. Federal income tax considerations;

  •
  any call provisions;

  •
  the currency in which the offering price, if any, and exercise price are payable;

  •
  the antidilution provisions of the stock warrants; and

  •
  any other terms of the stock warrants.

        The ordinary shares or preferred shares issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Stock Warrants

        You may exercise your stock warrants by surrendering to the stock warrant agent your stock warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc., which we refer to in this prospectus as the NASD, or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the stock warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the stock warrants to be exercised in lawful money of the United States along with your stock warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the stock warrant certificate, form of election and aggregate payment, if applicable, by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the ordinary shares or the preferred shares, as the case may be, a certificate representing the number of ordinary shares or preferred shares purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the stock warrants evidenced by any stock warrant certificate, the stock warrant agent shall deliver to you a new stock warrant certificate representing your unexercised stock warrants.

Antidilution and Other Provisions

        The exercise price payable, the number of ordinary shares or preferred shares purchasable upon the exercise of each stock warrant, and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:

  •
  the issuance of a stock dividend to holders of ordinary shares or preferred shares; and

  •
  a combination, subdivision or reclassification of ordinary shares or preferred shares.

        In lieu of adjusting the number of ordinary shares or preferred shares purchasable upon exercise of each stock warrant, ACE may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. We may also, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of our property we as an entirety or substantially as an entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of ordinary shares or preferred shares into which your stock warrants were exercisable immediately prior to this event.

No Rights as Shareholders

        You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of our's.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

        The following summary sets forth the material terms and provisions of the debt warrants, which would be issued pursuant to a debt warrant agreement between ACE and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard debt warrant provisions, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

        The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:

  •
  the offering price, if any;

  •
  the designation, aggregate principal amount and terms of the ACE debt securities purchasable upon exercise of the debt warrants;

  •
  if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

  •
  the principal amount of ACE debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of ACE debt securities may be purchased upon exercise of the debt warrant;

  •
  the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;

  •
  a discussion of the material U.S. Federal income tax considerations;

  •
  whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

  •
  the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

  •
  the antidilution provisions of the debt warrants; and

  •
  any other terms of the debt warrants.

        You, as a debt warrant holder, will generally not have any of the rights of holders of ACE debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the ACE debt securities or to enforce any of the covenants of the ACE debt securities or the applicable ACE indenture.

Exercise of Debt Warrants

        You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the NASD or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, ACE will issue the ACE debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF PREFERRED SECURITIES

        Each ACE Trust will be governed by an amended and restated trust agreement, which refer to in this prospectus as a trust agreement, a form of which is an exhibit to the registration statement of which this prospectus forms a part. Under each trust agreement, the ACE Trust may issue, from time to time, only one series of preferred securities with the terms set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act, which terms we will set forth in the applicable prospectus supplement. The terms of the ACE Trust preferred securities will generally mirror the terms of the ACE INA subordinated debt securities, which the ACE Trust will purchase with the proceeds from the sale of its preferred securities and its common securities. The ACE INA subordinated debt securities issued to an ACE Trust will be guaranteed by ACE on a subordinated basis and are referred to in this prospectus as the corresponding ACE INA subordinated debt securities relating to that ACE Trust.

        The following is a summary of the material terms and provisions of each trust agreement and the preferred securities. You should refer to the form of amended and restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of the trust agreement and of the preferred securities.

Issuance, Status and Guarantee of Preferred Securities

        The preferred securities will represent preferred beneficial interests in an ACE Trust and you, as holders of the preferred securities, will be entitled to a preference in specified circumstances, including as regards distributions and amounts payable on redemption or liquidation over the common securities of the applicable ACE Trust. The preferred securities of each ACE Trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of that ACE Trust, except as described under "—Subordination of Common Securities" below. The property trustee will hold legal title to the corresponding ACE INA subordinated debt securities in trust for your benefit and for the benefit of the holder of the ACE Trust's common securities. In this prospectus, we refer to the common securities and the preferred securities of an ACE Trust collectively as the "trust securities" of that ACE Trust.

        ACE will guarantee, which we refer to in this prospectus as the preferred securities guarantee, the preferred securities. Under each preferred securities guarantee, ACE will guarantee, on a subordinated basis, payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of the related preferred securities, but only to the extent that the related ACE Trust has funds to make these payments. See "Description of Preferred Securities Guarantees."

Distributions

        Distributions on the preferred securities will accumulate from the original issue date and will be payable on the dates specified in the applicable prospectus supplement. If any date on which these distributions are payable is not a business day, payment of the distribution payable on that date will be made on the next succeeding business day without any additional distributions or other payment in respect of the delay. However, if the next succeeding business day is in the next succeeding calendar year, payment of the distribution will be made on the immediately preceding business day, in each case as if made on the date the payment was originally payable. We refer to each date on which distributions are payable in this prospectus as a distribution date. (Section 4.1) A "business day" is any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the trustee for the corresponding ACE INA subordinated debt securities is closed for business. (Section 1.1)

        Distributions on each preferred security will be payable at the rate specified in the applicable prospectus supplement and the amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which you are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. References to "distributions" include any accumulated or additional distributions unless otherwise stated. (Section 4.1)

        If set forth in the applicable prospectus supplement, ACE INA will have the right under the ACE INA subordinated indenture to defer the payment of interest on any series of corresponding ACE INA subordinated debt securities for the period specified in the applicable prospectus supplement. However, no extension period may extend beyond the stated maturity of the corresponding ACE INA subordinated debt securities. See "Description of ACE INA Debt Securities and ACE Guarantee—Option to Extend Interest Payment Date." As a consequence of any extension, distributions on the corresponding preferred securities would be deferred but would continue to accumulate additional distributions at the rate set forth in the applicable prospectus supplement, which rate will match the interest rate payable on the corresponding ACE INA subordinated debt securities during the extension period, by the ACE Trust which issued the preferred securities during any extension period. (Section 4.1)

        The funds of each ACE Trust available for distribution to you will be limited to payments under the corresponding ACE INA subordinated debt securities in which the ACE Trust will invest the proceeds from the issuance and sale of its trust securities. If ACE INA or ACE, as the case may be, does not make interest payments on those corresponding ACE INA subordinated debt securities, the property trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions, if and to the extent the ACE Trust has funds legally available for the payment of the distributions and cash sufficient to make the payments, is guaranteed by ACE as set forth under "Description of Preferred Securities Guarantees."

        Distributions on the preferred securities will be payable to the holders of the preferred securities as they appear on the register of the applicable ACE Trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record dates will be one business day prior to the relevant distribution dates. Generally, each distribution payment will be made as described under "Global Preferred Securities." If any preferred securities are not in book-entry form, the relevant record date will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement. (Section 4.1)

Redemption or Exchange

        Mandatory Redemption.    Upon any repayment or redemption, in whole or in part, of any corresponding ACE INA subordinated debt securities held by an ACE Trust, the property trustee will simultaneously apply the proceeds from the repayment or redemption, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, trust securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding ACE INA subordinated debt securities repaid or redeemed. The redemption price per trust security will be equal to its stated liquidation amount, plus any accumulated and unpaid distributions on the trust security to the redemption date, plus the related amount of premium, if any, and any additional amounts paid by ACE INA or ACE upon the concurrent repayment or redemption of the corresponding ACE INA subordinated debt securities. The amount described in the preceding sentence is referred to in this prospectus as the redemption price. (Section 4.2) If less than all of the corresponding ACE INA subordinated debt securities are to be repaid or redeemed on a redemption date, then the property trustee shall allocate the proceeds from the repayment or redemption to the redemption pro rata of the related trust securities. (Section 4.2)

        Generally, ACE INA will have the right to redeem any series of corresponding ACE INA subordinated debt securities at any time, in whole but not in part, upon the occurrence of a special event and subject to the conditions described under "Description of ACE INA Debt Securities and ACE Guarantee—Redemption."

        Special Event Redemption or Distribution of Corresponding ACE INA Subordinated Debt Securities.    If a special event relating to the trust securities of an ACE Trust occurs and is continuing, within 90 days following the occurrence of the special event, ACE INA has the right to redeem the corresponding ACE INA subordinated debt securities, in whole but not in part, and, in doing so, cause a mandatory redemption of the related trust securities, in whole but not in part, at the redemption price. At any time, ACE INA has the right to dissolve the ACE Trust and, after satisfaction of the liabilities of creditors of the ACE Trust, cause the corresponding ACE INA subordinated debt securities to be distributed to the holders of the trust securities in liquidation of the ACE Trust. If ACE INA does not elect to redeem the corresponding ACE INA subordinated debt securities upon the occurrence of a special event, the applicable trust securities will remain outstanding. If a tax event has occurred and is continuing, additional sums may be payable on the corresponding ACE INA subordinated debt securities. For purposes of this section, "additional sums" means the additional amounts as may be necessary in order that the amount of distributions then due and payable by an ACE Trust on its outstanding trust securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which it has become subject as a result of a tax event. (Section 1.1)

        On and from the date fixed for any distribution of corresponding ACE INA subordinated debt securities upon dissolution of an ACE Trust:

  •
  the trust securities will no longer be deemed to be outstanding;

  •
  the depositary or its nominee, as the record holder of the related preferred securities, will receive a registered global certificate or certificates representing the corresponding ACE INA subordinated debt securities to be delivered upon the distribution, upon surrender of the related preferred securities certificates for exchange; and

  •
  any certificates representing the preferred securities, which is not surrendered for exchange will be deemed to represent beneficial interests in the corresponding ACE INA subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the preferred securities and accruing interest at the rate provided for in the debt securities, which rate will equal the distribution rate on the preferred securities, until the certificates are presented to the administrative trustees or their agent for exchange. (Section 9.4)

        There can be no assurance as to the market prices for the preferred securities or the corresponding ACE INA subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of an ACE Trust were to occur. Accordingly, the preferred securities that you may purchase, and the corresponding ACE INA subordinated debt securities that you may receive on dissolution and liquidation of an ACE Trust, may trade at a discount to the price that you paid to purchase the preferred securities.

Redemption Procedures

        The property trustee shall redeem the preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding ACE INA subordinated debt securities. The property trustee will redeem the preferred securities, and shall pay the redemption price, on each redemption date only to the extent that the applicable ACE Trust has funds on hand available for the payment of the redemption price. See also "—Subordination of Common Securities."

        If an ACE Trust gives a notice of redemption, which notice will be irrevocable, in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with the depositary for the preferred securities funds sufficient to pay the applicable redemption price. The property trustee will also give the depositary irrevocable instructions and authority to pay the redemption price to you, as a holder of the preferred securities. If the preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates evidencing the preferred securities. Notwithstanding the preceding sentences, distributions payable on or prior to the redemption date for any preferred securities called for redemption shall be payable to you on the relevant record date for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, all of your rights, as a holder of preferred securities so called for redemption, will cease, except your right to receive the redemption price, but without interest, and your preferred securities will cease to be outstanding. If any date on which any redemption price is payable is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding business day without any interest or other payment in respect of the delay. However, if the next succeeding business day falls in the next calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the proper payment date. If that payment of the redemption price is improperly withheld or refused and not paid either by the ACE Trust or by ACE pursuant to the preferred securities guarantee as described under "Description of Preferred Securities Guarantees," distributions on the preferred securities will continue to accumulate interest at the then applicable rate, from the redemption date originally established by the ACE Trust for the preferred securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

        Generally, ACE or its subsidiaries, including ACE INA, may purchase outstanding preferred securities.

        Payment of the redemption price on the preferred securities will be made to the record holders as they appear on the register for the preferred securities on the relevant record date, which will be one business day prior to the relevant redemption date. If any preferred securities are not in book-entry form, the relevant record date for the preferred securities will be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

        The property trustee will allocate the aggregate liquidation amount pro rata to the trust securities based upon the relative liquidation amounts of the classes if less than all of the trust securities issued by an ACE Trust are to be redeemed on a redemption date. The property trustee will select on a pro rata basis not more than 60 days prior to the redemption date from the outstanding preferred securities not previously called for redemption the particular preferred securities to be redeemed by any method, including without limitation by lot, as it shall deem fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount of the preferred securities to be redeemed. Generally, for purposes of each trust agreement, all provisions relating to the redemption of preferred securities will relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of preferred securities which has been or is to be redeemed.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless each of ACE INA and ACE defaults in payment of the redemption price on the corresponding ACE INA subordinated debt securities, on and after the redemption date interest will cease to accrue on the ACE INA subordinated debt securities or portions of the ACE INA subordinated debt securities, and distributions will cease to accrue on the related preferred securities or portions of the related preferred securities, called for redemption. (Section 4.2)

Subordination of Common Securities

        Payment on each ACE Trust's trust securities will be made pro rata based on the liquidation amount of the trust securities. However, if an event of default under the corresponding ACE INA subordinated debt securities occurs and is continuing on any distribution date or redemption date, no payment of any distribution on, or redemption price of, any of the ACE Trust's common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the ACE Trust's outstanding preferred securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the ACE Trust's outstanding preferred securities then called for redemption, have been made or provided for, and all funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, the ACE Trust's preferred securities then due and payable.

        If any event of default under the trust agreement resulting from a event of default under the corresponding ACE INA subordinated debt securities occurs, the holder of the ACE Trust's common securities will be deemed to have waived any right to act with respect to that event of default until the effect of all of the events of default with respect to the preferred securities have been cured, waived or otherwise eliminated. Until these events of default have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the preferred securities and not on behalf of the holder of the ACE Trust's common securities, and only the holders of the preferred securities will have the right to direct the property trustee to act on their behalf. (Section 4.3)

Liquidation Distribution Upon Dissolution of ACE Trust

        Pursuant to each trust agreement, each ACE Trust will automatically dissolve upon expiration of its term and will dissolve on the first to occur of:

  •
  bankruptcy, dissolution or liquidation of ACE INA or ACE;

  •
  the written direction to the property trustee from ACE INA, as depositor, at any time, which direction is optional and wholly within the discretion of ACE INA, to dissolve the ACE Trust and distribute corresponding ACE INA subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities to the holders of the trust securities in exchange for the trust securities;

  •
  the redemption of all of the ACE Trust's trust securities following a special event;

  •
  the redemption of all of the ACE Trust's preferred securities as described under "Description of Preferred Securities—Redemption or Exchange—Mandatory Redemption"; and

  •
  the entry of an order for the dissolution of the ACE Trust by a court of competent jurisdiction. (Section 9.2)

        If an early dissolution occurs as described in the first, second and fifth bullets above or upon the date designated for automatic dissolution of the ACE Trust, the ACE Trust will be liquidated by the ACE trustees as expeditiously as the ACE trustees determine to be possible by distributing to the holders of the trust securities, after satisfaction of liabilities to the ACE Trust's creditors, corresponding ACE INA subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if the property trustee determines that this distribution is not practical, the holders will be entitled to receive out of the ACE Trust's assets available for distribution, after satisfaction of liabilities to the ACE Trust's creditors, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions on the trust securities to the date of payment, this amount being referred to in this prospectus as the liquidation distribution. If the liquidation distribution can be paid only in part because the ACE Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the ACE Trust on its preferred securities will be paid on a pro rata basis. The holder of the ACE Trust's common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its preferred securities, except that if an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities. (Section 9.4)

Events of Default; Notice

        The following constitute an event of default under each trust agreement with respect to the applicable preferred securities:

  •
  the occurrence of an event of default on the corresponding ACE INA subordinated debt securities (see "Description of ACE INA Debt Securities and ACE Guarantee—Events of Default");

  •
  default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of this default for a period of 30 days;

  •
  default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable;

  •
  default in the performance, or breach, in any material respect, of any covenant or warranty of the ACE trustees in the trust agreement, other than a covenant or warranty a default in the performance or breach those covenants in the preceding two bullets, and continuation of the default or breach for a period of 60 days after the holders of at least 25% in aggregate liquidation preference of the outstanding preferred securities of the applicable ACE Trust have given written notice specifying the default or breach, requiring it to be remedied and stating that the notice is a "Notice of Default" under the trust agreement, by registered or certified mail to the defaulting ACE trustee(s); and

  •
  the occurrence of specified events of bankruptcy or insolvency with respect to the property trustee and the failure by ACE INA, as depositor, to appoint a successor property trustee within 60 days of the occurrence. (Section 1.1)

        Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the applicable preferred securities, the administrative trustees and ACE INA, as depositor, unless the event of default has been cured or waived. (Section 8.2) ACE INA, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement. (Sections 8.15 and 8.16)

        If an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of each ACE Trust as described above. See "—Liquidation Distribution Upon Dissolution of ACE Trust." The existence of an event of default under the trust agreement does not entitle the holders of preferred securities to accelerate the maturity of the preferred securities.

Removal of ACE Trustees

        Unless an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, any ACE trustee may be removed at any time by the holder of the ACE Trust's common securities. If an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the ACE Trust's common securities. No resignation or removal of an ACE trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement. (Section 8.10)

Co-Trustees and Separate Property Trustee

        Unless an event of default shall have occurred and be continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of any ACE Trust may at the time be located, ACE INA, as depositor, and the administrative trustees shall have power, at any time or times, to appoint one or more persons either to act as a co-trustee jointly with the property trustee of all or any part of the property of the ACE Trust or to act as separate trustee of any property, in either case with the powers as may be provided in the instrument of appointment. ACE INA, as depositor, and the administrative trustees shall generally also have the power to vest in that person or persons in that capacity any property, title, right or power deemed necessary or desirable. If an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, the property trustee alone shall have power to make this appointment. (Section 8.9)

Merger or Consolidation of ACE Trustees

        Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the ACE trustee shall be a party, shall be the successor of the ACE trustee under each trust agreement, so long as the corporation is otherwise qualified and eligible. (Section 8.12)

Mergers, Consolidations, Amalgamations or Replacements of the ACE Trusts

        An ACE Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in "Liquidation Distribution Upon Dissolution of ACE Trust." An ACE Trust may, at the request of ACE INA, with the consent of only the administrative trustees and without the consent of the holders of the preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state so long as the following conditions are met:

  •
  The successor entity either:

  •
  expressly assumes all of the obligations of the ACE Trust with respect to the preferred securities or

  •
  substitutes for the preferred securities other securities having substantially the same terms as the preferred securities, referred to in this prospectus as the successor securities, so long as the successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

  •
  ACE expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding ACE INA subordinated debt securities;

  •
  The successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

  •
  The merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

  •
  The merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect;

  •
  The successor entity has a purpose substantially identical to that of the ACE Trust;

  •
  Prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, ACE INA has received an opinion from independent counsel to the ACE Trust to the effect that:

  •
  the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect, and

  •
  following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the ACE Trust nor any successor entity will be required to register as an "investment company" under the Investment Company Act; and

  •
  ACE INA or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

        Notwithstanding the preceding description, an ACE Trust shall not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the ACE Trust or the successor entity to be classified as other than a grantor trust for U.S. Federal income tax purposes. (Section 9.5)

Voting and Preemptive Rights

        Except as provided below and under "—Removal of ACE Trustees," "Description of ACE INA Debt Securities and ACE Guarantee—Events of Default," "Description of Preferred Securities Guarantees—Amendments and Assignment", the holders of the preferred securities will generally not have any voting rights. Holders of the preferred securities have no preemptive or similar rights. (Sections 5.14 and 6.1)

Amendment of Restated Trust Agreements

        Each trust agreement may be amended by ACE INA and the ACE trustees, without the consent of the holders of the trust securities:

  •
  to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement, or

  •
  to modify, eliminate or add to any provisions of the trust agreement to the extent as shall be necessary to ensure that the ACE Trust will be classified for U.S. Federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the ACE Trust will not be required to register as an "investment company" under the Investment Company Act;

        However, in the case of the first bullet above, that action will not adversely affect in any material respect the interests of any holder of trust securities. Any amendments of a trust agreement adopted in accordance with the two bullet points above will become effective when notice of the amendment is given to the holders of trust securities of the applicable ACE Trust.

        Each trust agreement may be amended by the ACE Trustees and ACE INA with the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust securities and receipt by the ACE trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the ACE trustees in accordance with the amendment will not affect the ACE Trust's status as a grantor trust for U.S. Federal income tax purposes or the ACE Trust's exemption from status as an "investment company" under the Investment Company Act. However, without the consent of each holder of trust securities, the trust agreement may not be amended to:

  •
  change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

  •
  restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after the date. (Section 10.2)

        So long as any corresponding ACE INA subordinated debt securities are held by the property trustee, the ACE trustees shall not:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the ACE INA subordinated indenture, or executing any trust or power conferred on that trustee with respect to the corresponding ACE INA subordinated debt securities;

  •
  waive any past default that is waivable under the ACE INA subordinated indenture, as described in "Description of the ACE INA Debt Securities and ACE Guarantee—Modification and Waiver";

  •
  exercise any right to rescind or annul a declaration that the principal of all the ACE INA subordinated debt securities shall be due and payable; or

  •
  consent to any amendment, modification or termination of the ACE INA subordinated indenture or the corresponding ACE INA subordinated debt securities, where the consent shall be required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.

        However, where a consent under the ACE INA subordinated indenture would require the consent of each holder of the affected corresponding ACE INA subordinated debt securities, no consent shall be given by the property trustee without the prior consent of each holder of the corresponding preferred securities. The ACE trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee shall notify each holder of preferred securities of any notice of default with respect to the corresponding ACE INA subordinated debt securities. In addition to obtaining these approvals of the holders of the preferred securities, prior to taking any of these actions, the ACE trustees shall obtain an opinion of counsel to the effect that the ACE Trust will not be classified as an association taxable as a corporation for U.S. Federal income tax purposes on account of that action. (Section 6.1)

        Any required approval or action of holders of preferred securities may be given or taken at a meeting of holders of preferred securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote to be given to each holder of record of preferred securities. (Sections 6.2, 6.3 and 6.6)

        No vote or consent of the holders of preferred securities will be required for an ACE Trust to redeem and cancel its preferred securities in accordance with the applicable trust agreement.

        Even though the holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by ACE INA, the ACE trustees or any affiliate of ACE INA or any ACE trustees shall, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Preferred Securities

        The preferred securities of an ACE Trust may be issued, in whole or in part, in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary. The depositary and the specific terms of the depositary arrangement with respect to the preferred securities of an ACE Trust will be described in the applicable prospectus supplement.

Payment and Paying Agency

        Payments of distributions in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates, However, if any ACE Trust's preferred securities are not held by the depositary, these payments shall be made by check mailed to the address of the holder entitled to the payments as it shall appear on the register of the ACE Trust. (Section 4.4)

        Unless otherwise set forth in the applicable prospectus supplement, the paying agent shall initially be J.P. Morgan Trust Company, National Association and any co-paying agent chosen by J.P. Morgan Trust Company, National Association and acceptable to the administrative trustees and ACE. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to the administrative trustees, the property trustee and ACE INA. If J.P. Morgan Trust Company, National Association shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and ACE INA, to act as paying agent. (Section 5.9)

Registrar and Transfer Agent

        Unless otherwise set forth in the applicable prospectus supplement, J.P. Morgan Trust Company, National Association will act as registrar and transfer agent for the preferred securities.

        Registration of transfers and exchanges of preferred securities will be effected without charge by or on behalf of each ACE Trust. However, the holders must pay any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The ACE Trusts will not be required to register or cause to be registered the transfer of their preferred securities after the preferred securities have been called for redemption. (Section 5.4)

Information Concerning the Property Trustee

        The property trustee undertakes to perform only those duties specifically set forth in each trust agreement. However, the property trustee must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to the preceding sentence, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If, in performing its duties under the trust agreement, the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of preferred securities are entitled under the trust agreement to vote, then the property trustee shall take the action as is directed by ACE INA. Otherwise, the property trustee shall take the action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct. (Sections 8.1 and 8.3)

Administrative Trustees

        The administrative trustees are authorized and directed to conduct the affairs of and to operate the ACE Trusts in such a way that:

  •
  no ACE Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for U.S. Federal income tax purposes; and

  •
  the corresponding ACE INA subordinated debt securities will be treated as indebtedness of ACE INA for U.S. Federal income tax purposes.

        In this regard, ACE INA and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of each ACE Trust or each trust agreement, that ACE INA and the administrative trustees determine, in their discretion, to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the related preferred securities.

DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

        Concurrently with the issuance by each ACE Trust of its preferred securities, we will execute and deliver a preferred securities guarantee for the benefit of the holders of the preferred securities. J.P. Morgan Trust Company, National Association will act as the guarantee trustee under each preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act.

        The following is a summary of the material provisions of the preferred securities guarantees. You should refer to the form of preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of each preferred securities guarantee. The form of the preferred securities guarantee has been filed as an exhibit to the registration statement of which this prospectus is a part. Reference in this summary to preferred securities means the ACE Trust's preferred securities to which the preferred securities guarantee relates. The guarantee trustee will hold each preferred securities guarantee for the benefit of the holders of the related ACE Trust's preferred securities.

General

        We will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, without duplication of amounts previously paid by or on behalf of the ACE Trust, to the holders of the preferred securities as and when due, regardless of any defense, right of setoff or counterclaim that the ACE Trust may have or assert other than the defense of payment. The following payments with respect to the preferred securities, to the extent not paid by or on behalf of the related ACE Trust, are referred to in this prospectus as the guarantee payments:

  •
  any accrued and unpaid distributions required to be paid on the preferred securities, to the extent that the ACE Trust has funds available for payment at that time;

  •
  the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that the ACE Trust has funds available for payment at that time; and

  •
  upon a voluntary or involuntary dissolution, winding up or liquidation of the ACE Trust, unless the corresponding ACE INA subordinated debt securities are distributed to holders of the preferred securities, the lesser of:

  •
  the liquidation distribution, to the extent the ACE Trust has funds available for payment at that time; and

  •
  the amount of assets of the ACE Trust remaining available for distribution to holders of preferred securities.

        Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the preferred securities or by causing the ACE Trust to pay these amounts to the holders. (Section 5.1)

        Each preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the related ACE Trust's payment obligations under the preferred securities, but will apply only to the extent that the applicable ACE Trust has funds sufficient to make the payments. Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. See "—Status of the Preferred Securities Guarantees."

        If ACE INA or we does not make interest payments on the corresponding ACE INA subordinated debt securities held by an ACE Trust, the ACE Trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate and junior in right of payment to our senior indebtedness, including all

ACE debt securities and ACE's obligations as guarantor under the ACE INA subordinated indenture, as described below under "—Status of the Preferred Securities Guarantees."

        Because we are a holding company, our rights and the rights of our creditors, including the holders of preferred securities who are our creditors by virtue of a preferred securities guarantee, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation, reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that ACE may itself be a creditor with recognized claims against the subsidiary. The right of our creditors, including the holders of preferred securities who are our creditors by virtue of a preferred securities guarantee, to participate in the distribution of stock owned by us in our subsidiaries, including our insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries. Generally, the preferred securities guarantees do not limit our ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

        Our obligations under preferred securities guarantee, the ACE INA subordinated indenture, including our guarantee of the ACE INA subordinated debt securities, and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitute this guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the ACE Trust's obligations under the preferred securities. See "The ACE Trusts," "Description of Preferred Securities," and "Description of ACE INA Debt Securities and ACE Guarantee."

        We will also agree to guarantee the obligations of each ACE Trust with respect to the common securities issued by the ACE Trust to the same extent as under the preferred securities guarantee. However, if an event of default under the ACE INA subordinated indenture has occurred and is continuing, the holders of preferred securities under the preferred securities guarantee will have priority over the holders of the common securities under the common securities guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Preferred Securities Guarantees

        Each preferred securities guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to our senior indebtedness, including our debt securities and obligations as guarantor under the ACE INA subordinate indenture. (Section 6.2) For purposes of any preferred securities guarantee, "senior indebtedness" means our indebtedness, including our obligations as guarantor under the ACE INA subordinated indenture, outstanding at any time, except:

  •
  the indebtedness under the preferred securities guarantee;

  •
  indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the preferred securities guarantee or to other indebtedness which is subordinated to or ranks equally with the preferred securities guarantee;

  •
  indebtedness to an affiliate;

  •
  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

  •
  trade accounts payable; and

  •
  similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any other ACE Trust or any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any of our affiliates in connection with the issuance by the entity of preferred securities or other similar securities that are guaranteed by us pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantee. "Indebtedness" has the same meaning given to that term under the ACE indentures. (Section 1.1)

        Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any other ACE Trust or any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any affiliate of ours in connection with the issuance by the entity of preferred securities or other similar securities that are guaranteed by us pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantee. (Section 6.3). Each preferred securities guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may generally institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity, including the applicable ACE Trust. (Section 5.4)

        No preferred securities guarantee will be discharged except by payment of the guarantee payments in full to the extent not paid by the ACE Trust or upon distribution to the holders of the preferred securities of the corresponding ACE INA subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional indebtedness that may be incurred by us. We expect from time to time to incur additional indebtedness that will rank senior to the preferred securities guarantees.

Payment of Additional Amounts

        ACE will make all guarantee payments without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands or Bermuda, each, referred to in this prospectus as a taxing jurisdiction, or any political subdivision or taxing authority of the taxing jurisdiction, unless the taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by:

  •
  the laws or any regulations or rulings promulgated under the laws of a taxing jurisdiction or any political subdivision or taxing authority of the taxing jurisdiction; or

  •
  an official position regarding the application, administration, interpretation or enforcement of any laws, regulations or rulings, including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision of the taxing jurisdiction.

        If a withholding or deduction at source is required, ACE will, subject to limitations and exceptions described below, pay to the holder of any related preferred securities the additional amounts as may be necessary so that every guarantee payment made to the holder, after this withholding or deduction, will not be less than the amount provided for in the preferred securities guarantee to be then due and payable.

        ACE will not be required to pay any additional amounts for or on account of:

  •
  any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that you:

  •
  were a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or were physically present in, the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of preferred securities, or receipt of payment under the preferred securities;

  •
  presented the preferred security for payment in the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction, unless the preferred security could not have been presented for payment elsewhere; or

  •
  presented the preferred security for payment more than 30 days after the date on which the payment in respect of the preferred security first became due and payable or provided for, whichever is later, except to the extent that you would have been entitled to the additional amounts if you had presented the preferred security for payment on any day within that 30-day period;

  •
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

  •
  any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by you or the beneficial owner of the preferred security to comply with any reasonable request by ACE or the applicable ACE Trust addressed to you within 90 days of the request to:

  •
  provide information concerning your nationality, residence or identity or of the beneficial owner; or

  •
  make any declaration or other similar claim or satisfy any information or reporting requirement, which in either case is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge; or

  •
  any combination of the above items.

        In addition, ACE will not pay you any additional amounts with respect to any guarantee payment if you are a fiduciary or partnership or other than the sole beneficial owner of the related preferred security, to the extent the payment would be required by the laws of the relevant taxing jurisdiction, or any political subdivision or relevant taxing authority of or in the taxing jurisdiction, to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the additional amounts had it been the holder of the preferred security. (Section 5.8)

Amendments and Assignment

        No preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding preferred securities, except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities, in which case no consent will be required. (Section 8.2) All guarantees and agreements contained in each preferred securities guarantee will bind our successors and assigns and will inure to the benefit of the holders of the related preferred securities. (Section 8.1) We may not assign our obligations under the preferred securities guarantee except in connection with a consolidation, amalgamation or merger or conveyance, transfer or lease that is permitted under the ACE INA subordinated indenture and under which the person formed by the consolidation or amalgamation or into which we are merged or which acquires or leases our properties and assets agrees in writing to perform our obligations under the preferred securities guarantee.

Events of Default

        An event of default under each preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the preferred securities guarantee. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power conferred upon the guarantee trustee. (Section 5.4)

        Any holder of the preferred securities may institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against the ACE Trust, the guarantee trustee or any other person or entity. (Section 5.4)

        We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not ACE is in compliance with all the conditions and covenants applicable to it under the preferred securities guarantee. (Section 2.4)

Information Concerning the Guarantee Trustee

        The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any preferred securities guarantee, undertakes to perform only the duties specifically set forth in each preferred securities guarantee. After default with respect to any preferred securities guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. (Section 3.1) Subject to the preceding sentence, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any preferred securities guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that it might incur. (Section 3.2)

Termination of the Preferred Securities Guarantees

        Each preferred securities guarantee will terminate upon:

  •
  full payment of the redemption price of the related preferred securities;

  •
  the distribution of the corresponding ACE INA subordinated debt securities to the holders of the related preferred securities; or

  •
  upon full payment of the amounts payable upon liquidation of the related ACE Trust.

        Each preferred securities guarantee will continue to be effective or will be reinstated if, at any time, any holder of the related preferred securities must restore payment of any sums paid with respect to the preferred securities or the preferred securities guarantee. (Section 7.1)

New York Law to Govern

        Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York. (Section 8.5)

The Expense Agreement

        Pursuant to the expense agreement entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom an ACE Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the ACE Trust, other than obligations of the ACE Trust to pay to the holders of the preferred securities or other similar interests in the ACE Trust of the amounts due them pursuant to the terms of the preferred securities or other similar interests, as the case may be.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, representing contracts obligating you to purchase from us, and obligating us to sell to you, a specified number of ordinary shares at a future date or dates. The price per ordinary share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

        The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase the ordinary shares under the stock purchase contracts, either:

  •
  senior debt securities or subordinated debt securities of ACE INA, fully and unconditionally guaranteed by ACE;

  •
  debt obligations of third parties, including U.S. Treasury securities; or

  •
  preferred securities of an ACE Trust.

        The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner, and, in some circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.

        The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. However, that description will not purport to be complete and will be qualified in its entirety by reference to:

  •
  the stock purchase contracts;

  •
  the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts or stock purchase units; and

  •
  if applicable, the prepaid stock purchase contracts and the document pursuant to which the prepaid stock purchase contracts will be issued.

PLAN OF DISTRIBUTION

        ACE, ACE INA and/or any ACE Trust may sell offered securities in any one or more of the following ways from time to time:

  •
  through agents;

  •
  to or through underwriters;

  •
  through dealers; or

  •
  directly to purchasers.

        The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the offered securities and the proceeds to ACE, ACE INA and/or an ACE Trust from the sale;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

  •
  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        The distribution of the offered securities may be effected from time to time:

        in one or more transactions at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

        Offers to purchase offered securities may be solicited by agents designated by ACE from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by ACE, ACE INA and/or the applicable ACE Trust to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

        If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters ACE, ACE INA and/or the applicable ACE Trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, which will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

  •
  negotiated transactions;

  •
  at fixed public offering prices; or

  •
  at varying prices determined by the underwriters at the time of sale.

        In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.

        ACE, ACE INA and/or the applicable ACE Trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If ACE, ACE INA and/or the applicable ACE Trust grants any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

        If a dealer is utilized in the sales of offered securities, ACE, ACE INA and/or the applicable ACE Trust will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

        Offers to purchase offered securities may be solicited directly by ACE, ACE INA and/or the applicable ACE Trust and the sale of the offered securities may be made by ACE, ACE INA and/or the applicable ACE Trust directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

        Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for ACE, ACE INA and/or the applicable ACE Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with ACE, ACE INA and/or an ACE Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

        Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with ACE, ACE INA and/or the applicable ACE Trust, to indemnification by ACE, ACE INA and/or the applicable ACE Trust against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

        ACE, ACE INA and/or the applicable ACE Trust may authorize underwriters or other persons acting as ACE's, ACE INA's and/or the applicable ACE Trust's agents to solicit offers by specified institutions to purchase offered securities from ACE, ACE INA and/or the applicable ACE Trust, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by ACE, ACE INA and/or the applicable ACE Trust. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        Each series of offered securities will be a new issue and, other than the ordinary shares, which are listed on the NYSE, will have no established trading market. ACE, ACE INA and/or the applicable ACE Trust may elect to list any series of offered securities on an exchange and, in the case of the ordinary shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, none of ACE, ACE INA or any ACE Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

        Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, ACE and its subsidiaries in the ordinary course of business.

LEGAL OPINIONS

        Legal matters with respect to United States and New York law will be passed upon for ACE, ACE INA and the ACE Trusts by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois. The validity of the preferred securities under Delaware law will be passed upon on behalf of ACE, ACE INA and the ACE Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware. Legal matters with respect to Cayman Islands law will be passed upon for ACE by Maples and Calder, George Town, Grand Cayman, Cayman Islands, British West Indies. Legal matters with respect to Bermuda law will be passed upon for ACE by Conyers Dill & Pearman, Hamilton, Bermuda. Mayer, Brown, Rowe & Maw LLP will rely on the opinion of Maples and Calder with respect to Cayman Islands law and the opinion of Conyers Dill & Pearman with respect to Bermuda law.

EXPERTS

        The consolidated financial statements and financial statement schedules incorporated in this prospectus by reference to ACE's Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. Any audited financial statements and schedules that are incorporated or that are deemed to be incorporated by reference into this prospectus that are the subject of a report by independent registered public accountants will be so incorporated by reference in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing to the extent covered by consents of these accountants filed with the SEC.

ENFORCEMENT OF CIVIL LIABILITIES UNDER
UNITED STATES FEDERAL SECURITIES LAWS

        ACE is a Cayman Islands company. In addition, some of its officers and directors, as well as some of the experts named in this prospectus, reside outside the United States, and all or much of ACE's assets and some of the officers' and directors' assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against ACE or them on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. Federal securities laws. However, investors may serve ACE with process in the United States with respect to actions against it arising out of or in connection with violations of U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus by serving ACE INA Holdings, its United States agent irrevocably appointed for that purpose.

        ACE has been advised by Maples and Calder, its Cayman Islands counsel, that there is doubt as to whether the courts of the Cayman Islands would enforce:

  •
  judgments of U.S. courts based upon the civil liability provisions of the U.S. Federal securities laws obtained in actions against it or its directors and officers, as well as experts named in this prospectus, who reside outside the United States; or

  •
  original actions brought in the Cayman Islands against these persons or ACE predicated solely upon U.S. Federal securities laws.

        ACE has also been advised by Maples and Calder that there is no treaty in effect between the United States and the Cayman Islands providing for this enforcement, and there are grounds upon which Cayman Islands courts may not enforce judgments of United States courts. Some remedies available under the laws of United States jurisdictions, including some remedies available under the U.S. Federal securities laws, would not be allowed in Cayman Islands courts as contrary to that nation's public policy.

WHERE YOU CAN FIND MORE INFORMATION

ACE

        ACE files annual, quarterly and special reports, proxy statements and other information with the SEC. ACE's SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may read and copy any document ACE files in the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. ACE's SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of ACE's public filings at the NYSE, you should call (212) 656-5060.

        The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like ACE, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by ACE Limited under the Exchange Act is 1-11778.

Incorporation by Reference

        ACE is allowed to "incorporate by reference" the information it files with the SEC, which means that ACE can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that ACE files subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. ACE incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement that contains this prospectus and prior to the time that ACE, ACE INA and the ACE Trusts sell all of the securities offered by this prospectus:

  •
  ACE's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (as amended by Form 10-K/A filed on April 5, 2004) (File No. 1-11778);

  •
  ACE's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 (File No. 1-11788); and

  •
  ACE's Current Reports on Form 8-K filed June 2, 2004, June 10, 2004 (as amended by Form 8-K/A filed on June 22, 2004), August 23, 2004, September 13, 2004, September 28, 2004, November 29, 2004, January 6, 2005 and January 11, 2005 (File No. 1-11778).

        You may request a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or telephoning ACE at the following address:

    Investor Relations
    ACE Limited
    ACE Global Headquarters
    17 Woodbourne Avenue
    Hamilton, HM 08, Bermuda
    Telephone: (441) 299-9283

ACE INA

        ACE INA has no direct operations. ACE INA is directly and wholly owned by ACE. The obligations of ACE INA under its debt securities will be fully and unconditionally guaranteed by ACE. See "Description of ACE INA Debt Securities and ACE Guarantee." ACE INA is not currently subject to the information reporting requirements under the Exchange Act. ACE INA will become subject to the reporting requirements upon the effectiveness of the registration statement that contains this prospectus, although ACE INA intends to seek and expects to receive an exemption from those requirements. So long as any guaranteed debt securities of ACE INA are outstanding, ACE will include in the footnotes to its audited consolidated financial statements summarized consolidated financial information concerning ACE INA.

The ACE Trusts

        There are no separate financial statements of the ACE Trusts in this prospectus. ACE does not believe the financial statements would be helpful to the holders of the preferred securities of the ACE Trusts because:

  •
  ACE, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of each ACE Trust;

  •
  neither of the ACE Trusts has any independent operations or proposes to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of the ACE Trust and investing the proceeds in subordinated debt securities issued by ACE INA and fully and unconditionally guaranteed by ACE; and

  •
  the obligations of each ACE Trust under the preferred securities will be fully and unconditionally guaranteed by ACE. See "Description of ACE INA Debt Securities and ACE Guarantee" and "Description of Preferred Securities Guarantees."

        Neither of the ACE Trusts is currently subject to the information reporting requirements of the Exchange Act. Each ACE Trust will be exempt from these requirements following the effectiveness of the registration statement that contains this prospectus.

28,616,670 Shares

ACE Limited

Ordinary Shares

P R O S P E C T U S     S U P P L E M E N T

October 3, 2005

Citigroup

Goldman, Sachs & Co.

Banc of America Securities LLC

Deutsche Bank Securities

JPMorgan

Wachovia Securities

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FORWARD-LOOKING STATEMENTS
PROSPECTUS SUPPLEMENT SUMMARY
ACE Limited
The Offering
RISK FACTORS
Risks Related to Hurricanes Katrina and Rita and the New Orleans Flood
Risks Related to the Company
Risks Related to Our Industry
Risks Related to Our Ordinary Shares
Risks Related to Taxation
USE OF PROCEEDS
CAPITALIZATION
PRICE RANGE OF OUR ORDINARY SHARES AND DIVIDENDS
CERTAIN TAX CONSEQUENCES
UNDERWRITING
LEGAL MATTERS

ABOUT THIS PROSPECTUS
ACE LIMITED
ACE INA
THE ACE TRUSTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS OF ACE
GENERAL DESCRIPTION OF THE OFFERED SECURITIES
DESCRIPTION OF ACE CAPITAL STOCK
DESCRIPTION OF THE DEPOSITARY SHARES
DESCRIPTION OF ACE DEBT SECURITIES
DESCRIPTION OF ACE INA DEBT SECURITIES AND ACE GUARANTEE
DESCRIPTION OF THE WARRANTS TO PURCHASE ORDINARY SHARES OR PREFERRED SHARES
DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES
DESCRIPTION OF PREFERRED SECURITIES
DESCRIPTION OF PREFERRED SECURITIES GUARANTEES
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS
ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS
WHERE YOU CAN FIND MORE INFORMATION